Exhibit 10.1

BEYOND MEAT, INC.,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent

INDENTURE

Dated as of October 15, 2025

Convertible Senior Secured Second Lien PIK Toggle Notes due 2030

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EXHIBIT

Schedule 13.08	Post-Closing	S-1
Exhibit A	Form of Note	A-1
Exhibit B	Form of Supplemental Indenture	B-1

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INDENTURE, dated as of October 15, 2025 (the “Issue Date”), among BEYOND MEAT, INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), the subsidiary guarantors from time to time party hereto (collectively, the “Guarantors”), as more fully set forth in Section 1.01), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee,” as more fully set forth in Section 1.01) and as collateral agent (in such capacity, the “Collateral Agent,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 (the “Notes”), initially in an aggregate principal amount up to $208,717,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1.

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms contained in this Indenture, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Account” means, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.03, as applicable.

“Additional Notes” shall have the meaning specified in Section 2.10.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such specified Person. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“All-In Yield” means, as to any Indebtedness, the yield thereof incurred or payable by the applicable borrower generally to all lenders or holders of such Indebtedness, whether in the form of interest rate, premiums, margin, original issue discount, up-front fees, rate floors or otherwise; provided that (a) original issue discount and upfront fees shall be equated to interest rate assuming a four (4) year life to maturity on a straight line basis (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); and (b) “All-In Yield” shall not include bona fide arrangement fees, structuring fees, commitment fees, underwriting fees and any similar fees payable to any lead arranger (not to exceed 2.00%) in connection with the commitment or syndication of such Indebtedness, reasonable consent or amendment fees paid to consenting lenders or holders, ticking fees on undrawn commitments and any other fees not paid or payable generally to all lenders or holders of such Indebtedness.

“Applicable Intercreditor Agreement” means, collectively, the Intercreditor Agreement and any Second Lien Pari Passu Intercreditor Agreement.

“As-Adjusted Coupon Make-Whole Conversion Rate” means the Conversion Rate, as potentially increased pursuant to Section 14.03.

“As-Adjusted Table Make-Whole Conversion Rate” means the Conversion Rate, as potentially increased pursuant to Section 14.04.

“Asset Disposition” means

(a) any sale, conveyance, transfer, lease, assignment or other disposition by the Company or any of its Subsidiaries to any Person other than any Note Party (including by means of a sale and leaseback transaction or a merger or consolidation), in one transaction or a series of related transactions, of any property or assets of the Company or any of its Subsidiaries; or

(b) any issuance of Equity Interests of a Subsidiary (other than Preferred Stock of Subsidiaries issued in compliance with Section 4.10) to any Person other than any Note Party in one transaction or a series of related transactions (the actions described in these clauses (a) and (b), collectively, for purposes of this definition, a “Transfer”);

in each case, other than:

(i) Transfers of Inventory in the ordinary course of business;

(ii) Transfers of worn-out, surplus, destroyed or obsolete equipment or property in the ordinary course of business;

(iii) Transfers of assets by any Note Party or any Subsidiary to any other Note Party;

(iv) Transfers consisting of Permitted Liens and Permitted Investments;

(v) Transfers of Accounts (excluding sales or dispositions in a factoring arrangement) in connection with the compromise, settlement or collection thereof in the ordinary course of business and consistent with past practices;

(vi) Transfers resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Note Party, provided that such Transfer is made for fair value and provided that the net proceeds thereof are used solely for reinvestment purposes in order to replace such property or assets within a reasonable period of time;

(vii) surrender or waiver of contract rights on settlement, release, reorganization or surrender of contract, tort or other claim in the ordinary course of business;

(viii) leases, subleases, licenses, sublicenses or other occupancy arrangements of property (other than Intellectual Property rights) which, in the aggregate, do not materially detract from the value of any Collateral or materially interfere with the ordinary conduct of the business of any Note Party;

(ix) (A) the lapse, abandonment, cancellation, sale, transfer or other disposition of intellectual property that is, in the reasonable business judgment of any Note Party, no longer material to the conduct of the business of the Note Parties, taken as a whole, and (B) non-exclusive licenses or sublicenses of intellectual property rights in the ordinary course of business;

(x) Transfers consisting of any Note Party’s or its Subsidiaries’ use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Indenture;

(xi) Transfers of Permitted Licenses in the ordinary course of business;

(xii) cancellation of any intercompany Indebtedness among the Note Parties;

(xiii) cancellation of any Indebtedness in connection with an exchange of the Existing Notes for the Notes; and

(xiv) other Transfers of assets the aggregate fair market value of which, taken together with all other Transfers under this clause (xiv), does not exceed $2.0 million in any twelve (12) month period.

“Attribution Parties” means, collectively, the following Persons: (a) any investment vehicle, including any funds, feeder funds, or managed accounts, currently or from time to time after the Issue Date, directly or indirectly managed or advised by the Economic Interest Holder’s investment manager or any of its affiliates or principals, (b) any direct or indirect affiliates of the Economic Interest Holder, (c) any person acting or who could be deemed to be acting as a Section 13(d) “group” together with the Economic Interest Holder or any Attribution Parties and (d) any other persons whose beneficial ownership of the Common Stock would or could be aggregated with the Economic Interest Holder’s and/or any other Attribution Parties’ for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of this definition is to subject collectively the Economic Interest Holder of the Notes and all other Attribution Parties to the Beneficial Ownership Limitation.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code, or any other United States federal or state bankruptcy, insolvency or similar law, fraudulent transfer or conveyance statute and any related case law.

“Beneficial Ownership Limitation” shall have the meaning specified in Section 14.14.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Combination Event” shall have the meaning specified in Section 11.01.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or other day on which the commercial banks in New York City are authorized or required by law to close.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least 95.0% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Cash Interest” shall have the meaning specified in Section 2.03.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“CFC” means a Foreign Subsidiary that is a “controlled foreign corporation” as defined in Section 957 of the Internal Revenue Code, with respect to which any Note Party is a “United States shareholder” within the meaning of Section 951(b) of the Internal Revenue Code.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, to the extent that the Code is used to define any term in this Indenture and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means with respect to any Note Party, all of such Person’s right, title and interest in and to the following personal property: (A) all goods, Accounts, Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Intellectual Property, commercial tort claims, documents, real estate, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities, securities accounts, securities entitlements and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired and wherever located; (B) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records at any time evidencing or relating to any of the foregoing; and (C) to the extent not covered by immediately preceding clauses (A) and (B), all other assets, personal property, claims, interests and rights of such Person, whether tangible or intangible, all proceeds and products of each of the foregoing and all additions, attachments, accessions and improvements to, accessories, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Person from time to time with respect to any of the foregoing; provided that, notwithstanding the foregoing, the Collateral shall not include Excluded Assets.

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Indenture, and its successors and/or permitted assigns in such capacity.

“Collateral Documents” means all security agreements, pledge agreements, intercreditor agreements (including, for the avoidance of doubt, the Applicable Intercreditor Agreement), control agreements, collateral assignments, mortgages, deeds of trust or other instruments or other pledges, grants or transfers for security or agreements related thereto executed and delivered by the Company or any Guarantor creating or perfecting (or purporting to create or perfect) a lien upon Collateral (including, without limitation, financing statements under the UCC) in favor of the Collateral Agent, for the benefit of the Secured Parties, in each case, as amended, restated, amended and restated, supplemented, replaced or otherwise modified in accordance with this Indenture.

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Commercial Lending Institution” means commercial banks engaged in lending in the ordinary course of their respective businesses and includes any investment bank, insurance company, credit union, savings and loan association and any government-owned entity that from time to time extends credit on terms and conditions similar to any of the foregoing.

“Commission” means the U.S. Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Common Stock” means the Common Stock of the Company, par value $0.0001 per share, at the date of this Indenture, subject to Section 14.08.

“Common Stock Change Event” shall have the meaning specified in Section 14.08.

“Common Stock Interest” shall have the meaning specified in Section 2.03.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by one of its Officers, and delivered to the Trustee.

“Contingent Obligations” means, for any Person, any direct or indirect liability of that Person for (a) any direct or indirect guaranty by such Person of any indebtedness, lease, dividend, letter of credit, credit card or other obligation of another Person and (b) any other obligation endorsed, co-made, discounted or sold with recourse by such Person, or for which that Person is directly or indirectly liable; provided that (i) “Contingent Obligation” does not include endorsements in the ordinary course of business and (ii) the amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith, but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Consideration” shall have the meaning specified in Section 14.13(a).

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01.

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means a number of shares of Common Stock per $1,000 principal amount of Notes equal to the Initial Base Conversion Rate; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 14.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Corporate Trust Office” means the designated office of the Trustee at which at any time this Indenture shall be administered, which office at the Issue Date is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Beyond Meat Administrator or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect the Person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation.

“Custodian” means the Trustee, as custodian for DTC, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 40 consecutive VWAP Trading Days during the Observation Period, 2.5% of the product of (a) the Conversion Rate on such VWAP Trading Day and (b) the Daily VWAP for such VWAP Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive VWAP Trading Days during the relevant Observation Period, shall consist of:

(a) cash equal to the lesser of (i) the maximum cash amount (excluding cash in lieu of any fractional share) per $1,000 principal amount of Notes to be received upon conversion as specified in the notice specifying the Company’s chosen Settlement Method (or as the Company is otherwise deemed to have elected), if any, divided by 40 and (ii) the daily conversion value for such VWAP Trading Day; and

(b) if such Daily Conversion Value exceeds such Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between such Daily Conversion Value and such Daily Measurement Value, divided by (ii) the daily VWAP for such VWAP Trading Day.

“Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BYND <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts due on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“delivered” with respect to any notice to be delivered, given or mailed to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register, in each case in accordance with Section 18.03. Notice so “delivered” shall be deemed to include any notice to be “mailed” or “given,” as applicable, under this Indenture.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Discharge of First Lien Obligations” shall have the meaning specified in the Intercreditor Agreement as in effect on the Issue Date.

“Dollar Conversion Price” means the average Daily VWAPs of Common Stock for the 20 consecutive VWAP Trading Days beginning on, and including, the 21st Scheduled Trading Day immediately preceding the reference date for such calculation. Whenever this Indenture refers to the Dollar Conversion Price as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Dollar Conversion Price immediately before the close of business on such date. The Company will make any calculations with respect to the Dollar Conversion Price and the Trustee will have no duty to verify any such calculations.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary or a FSHCO.

“DTC” means The Depository Trust Company.

“Dutch Entity” means Beyond Meat EU B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, its address at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands and registered in the Dutch trade register under number 77010019.

“Economic Interest Holder” means (i) with respect to any Physical Note, the Holder thereof and (ii) with respect to any Global Note, the Person holding an interest therein through an account with a Depositary participant (or similar arrangement).

“Effective Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, including without limitation, all parts thereof, all accessions thereto and all replacements therefor.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt securities convertible into any of the foregoing.

“Equity Issuances” shall have the meaning set forth in Section 14.14(c).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Event of Default” shall have the meaning specified in Section 6.01.

“Excess Proceeds” shall have the meaning set forth in Section 4.16.

“Excess Shares” shall have the meaning set forth in Section 14.14(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer” means the Company’s offer to exchange any and all of its outstanding Existing Notes for Notes and Common Stock commenced on September 29, 2025.

“Excluded Accounts” means (a) trust accounts, (b) payroll accounts, (c) custodial accounts, (d) escrow accounts, (e) tax accounts (including payroll or sales tax) or other similar deposit or securities accounts, (f) stock plan administration accounts and other benefit accounts, (g) solely with respect to any perfection requirements, accounts held outside of the United States (other than any such account that would cause the aggregate amount held on deposit in all such accounts to exceed 30% of the aggregate unrestricted cash on hand of all of the Note Parties for a period of seven (7) consecutive Business Days), (h) collateral accounts in an aggregate amount not to exceed $13.7 million solely to the extent pledged in connection with letters of credit, and (i) other deposit and securities accounts that do not exceed a daily average amount of $ 2.5 million in the aggregate for all such accounts.

“Excluded Assets” means:

(a) at any time prior to the Discharge of First Lien Obligations:

(i) any fee-owned real property having a fair market value of $1.0 million or less in the aggregate (as determined in good faith by the Company) and any leasehold interests in real property (other than to the extent the security interest in such leasehold interests may be perfected by the filing of UCC-1 financing statements);

(ii) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(iii) assets in respect of which pledges and security interests are prohibited by applicable U.S. law, rule or regulation or agreements with any U.S. governmental authority (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the Code of any relevant jurisdiction or any other applicable law);

(iv) Equity Interests in any entity other than Wholly-Owned Subsidiaries to the extent pledges thereof are not permitted by customary terms in such entity’s organizational or joint venture documents (unless any such restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the Code of any relevant jurisdiction or any other applicable law);

(v) assets subject to certificates of title (including motor vehicles, aircraft and aircraft engines), letter of credit rights with a value of less than $ 1.0 million and commercial tort claims with a value of less than $1.0 million;

(vi) any lease, license, capital lease obligation or other agreement or any property subject to a purchase money security interest or similar agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, capital lease obligation or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Note Party or any Subsidiary) (other than (x) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Code notwithstanding such prohibition, (y) to the extent that any such term has been waived or (z) to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the Code of any relevant jurisdiction or any other applicable law);

(vii) Excluded Accounts;

(viii) Equity Interests in Planet Partnership, LLC, a Delaware limited liability company, unless it is not dissolved or liquidated on or before November 7, 2025 (or such later date as the First Lien Collateral Agent shall agree);

(ix) Equity Interests in any CFC or FSHCO (other than pledges of up to 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests in any CFC or FSHCO not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) as contemplated by this Indenture), in each case, other than Equity Interests in any Note Party;

(x) any asset if the pledge thereof or the security interest therein would result in material adverse tax consequences to any Note Party (other than pursuant to Section 956 of the Internal Revenue Code and the regulations thereunder) as reasonably determined by the Company in good faith in consultation with the Collateral Agent;

(xi) those assets as to which the First Lien Claimholders and the Company reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the First Lien Claimholders of the security to be afforded thereby; and

(xii) Equity Interests of any Immaterial Subsidiary (unless the Company elects to include such Immaterial Subsidiary as a Guarantor); and

(b) at and after the Discharge of First Lien Obligations:

(i) any fee-owned real property, any leasehold interests in real property and any fixtures affixed to any real property to the extent the security interest in such leasehold interests and fixtures may not be perfected by the filing of UCC-1 financing statements in the jurisdiction of organization of the applicable Note Party;

(ii) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(iii) any asset, lease, license, capital lease obligation, franchise, charter, authorization, contract or agreement to which a Note Party is a party, together with any rights or interest thereunder, in each case, if and to the extent pledges and security interests therein (A) are prohibited by applicable U.S. law, rule or regulation or agreements with any U.S. governmental authority (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the Code of any relevant jurisdiction or any other applicable law); (B) require any governmental consent that has not been obtained or consent of a third party (that is not a Note Party) that has not been obtained pursuant to any contract or agreement binding on such asset at the time of its acquisition and not entered into in contemplated of such acquisition, (C) in the case of any lease, license, capital lease obligation, franchise, charter, authorization, contract or agreement, are prohibited by or in violation of a term, provision or condition of any such lease, license, capital lease obligation, franchise, charter, authorization, contract or agreement to which a Note Party is a party or create a right of termination in favor of any other party (other than a Note Party), except, in the case of each of the foregoing clauses (A), (B) and (C), to the extent that such prohibition or restriction would be rendered ineffective under the Code, or (D) in the case of any property subject to a lien securing permitted purchase money Indebtedness, finance lease obligation or similar arrangement, but only to the extent that a grant of a security interest therein to secure the Notes would violate or invalidate such purchase money Indebtedness, finance lease obligation or similar arrangement (including as a result of any requirement to obtain the consent, approval, license or authorization of any third party unless such consent has been obtained (and it being understood and agreed that no Note Party shall have any obligation to procure any such consent, approval, license or authorization)) or create a right of termination in favor of any other party thereto (other than a Note Party) after giving effect to the anti-assignment provisions of the Code; provided, however, that, notwithstanding the foregoing, the Collateral includes, at such time as the contractual or legal prohibition shall no longer be applicable, and to the extent severable, any portion of such asset, lease, license, capital lease obligation, franchise, charter, authorization, contract or agreement not subject to the prohibitions specified in clauses (A), (B), (C) or (D) above (in each case, after giving effect to the applicable anti-assignment provisions of the Code or other applicable law);

(iv) Equity Interests in any entity other than Wholly-Owned Subsidiaries to the extent pledges thereof are not permitted by customary terms in such entity’s organizational or joint venture documents (unless any such restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the Code of any relevant jurisdiction or any other applicable law);

(v) (A) assets subject to certificates of title (including motor vehicles, aircraft and aircraft engines) to the extent that a security interest therein cannot be perfected by the filing of a UCC-1 financing statement in the jurisdiction of organization of the applicable Note Party, (B) letter of credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished by the filing of a UCC-1 financing statement and (C) commercial tort claims where the amount of the damages reasonably expected to be realized by the applicable Note Party (as determined by the Company in good faith) is not in excess of $10.0 million;

(vi) any after-acquired property (including property acquired through acquisition or merger or amalgamation of another Person) if at the time such acquisition is consummated the granting of a security interest therein or the pledge thereof is prohibited by any enforceable contract or other agreement (in each case, binding on the assets at the time of such consummation and not created or entered into in contemplation thereof) solely to the extent and for so long as such contract or other agreement (or a permitted refinancing or replacement thereof) prohibits such security interest or pledge;

(vii) any deposit accounts, securities accounts or commodities accounts (each as defined in the Code);

(viii) (A) margin stock and (B) minority interests or Equity Interests in joint ventures and in Subsidiaries which are not Wholly-Owned Subsidiaries (including Planet Partnership, LLC, a Delaware limited liability company) (other than Equity Interests in any Guarantor), in any such case of this clause (B), to the extent the grant of a Lien on such interest would require a consent, approval, license or authorization from any governmental authority or any other Person (other than a Note Party);

(ix) Equity Interests in any CFC or FSHCO (other than pledges of up to 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests in any CFC or FSHCO not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2))), in each case, other than Equity Interests in any Note Party;

(x) any asset if the pledge thereof or the security interest therein would result in material adverse tax consequences to any Note Party (other than pursuant to Section 956 of the Code and the regulations thereunder) as reasonably determined by the Company in good faith in consultation with the Collateral Agent;

(xi) those assets as to which the Secured Parties and the Company reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby; and

(xii) Equity Interests of any Subsidiary that is not a Guarantor.

Notwithstanding the foregoing, “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).

“Excluded Subsidiary” means any Subsidiary that is designated by the Company, at its option, as an “Excluded Subsidiary” pursuant to an Officer’s Certificate delivered to the Trustee; provided, that each such Subsidiary shall be an Excluded Subsidiary only if and only for so long as such Subsidiary is:

(a) an Immaterial Subsidiary;

(b) a joint venture which a Note Party does not Control, provided that, such joint venture shall be an Excluded Subsidiary only to the extent that the organizational documents or other agreements with other equity holders of such joint venture restrict, or do not permit, a Note Guarantee by such joint venture, and such restriction or prohibition has not been waived or the Note Guarantee otherwise consented to by such other equity holders;

(c) not a Wholly-Owned Subsidiary;

(d) a CFC or a direct or indirect Subsidiary of a CFC;

(e) an FSHCO or a direct or indirect Subsidiary of an FSHCO;

(f) any other Subsidiary with respect to which, the providing of a guarantee of the Obligations could reasonably be expected to result in material adverse tax consequences (other than pursuant to Section 956 of the Internal Revenue Code and the regulations thereunder) to the Company or any Subsidiary as determined in good faith by the Company; and

(g) a Subsidiary organized under the laws of The Netherlands that (A) has a works council installed, which has jurisdiction in respect of the transactions contemplated by this Indenture, the Notes and the Applicable Intercreditor Agreement, and (B) has not received the positive or neutral advice from such works council which contains no condition, which if not fulfilled, would result in a breach of any of the Note Documents;

provided that, in the case of each of immediately preceding clauses (d) and (e), such Subsidiary shall not be an Excluded Subsidiary if the Company determines in good faith that such Subsidiary serving as a Guarantor or providing a pledge of its assets could not reasonably be expected to cause an adverse tax cost to the Company or any other Note Party which outweighs the benefits to the holders; provided, further, that the Company may in its sole discretion elect to exclude any Subsidiary from the definition of Excluded Subsidiary.

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Existing Notes” means the 0% Convertible Senior Notes due 2027 issued pursuant to the indenture, dated as of March 5, 2021, between the Company, as issuer, and U.S. Bank National Association, as trustee, in the original principal amount of $1.15 billion.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction as such price is determined in good faith by management of the Company.

“First Lien Claimholders” means the “Lenders” (as defined in the Loan Agreement).

“First Lien Collateral” means any “collateral” or “pledged collateral” or similar term as defined in any First Lien Debt Document or any other assets of the Company or any of the Guarantors with respect to which a Lien is granted or required to be granted pursuant to a First Lien Debt Document as security for any First Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any First Lien Claimholder.

“First Lien Debt Documents” means the Loan Agreement and the other “Loan Documents” as defined in the Loan Agreement and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the First Lien Obligations.

“First Lien Obligations” means the “Obligations” (as defined in the First Lien Debt Documents).

“Floating Mechanic Premium” shall have the meaning set forth in Section 4.19.

“Floor Remedy Options” shall have the meaning set forth in Section 17.01(b).

“Foreign Subsidiary” means each Subsidiary of the Company that is (a) organized under the laws of any jurisdiction other than the United States or any state thereof or the District of Columbia or (b) organized in or under the laws of any U.S. possession or territory.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“FSHCO” means a Subsidiary that owns (directly or indirectly) no material assets other than Equity Interests (or Equity Interests and debt interests) of one or more CFCs or other FSHCOs.

A “Fundamental Change” shall be deemed to have occurred at the time after the Issue Date if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly-Owned Subsidiaries and the employee benefit plans of the Company and its Wholly-Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Stock representing more than 50% of the voting power of Common Stock;

(b) the consummation of: (A) any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any transaction (whether by means of merger, consolidation, share exchange, combination, acquisition, liquidation or otherwise) pursuant to which the Common Stock will be converted into, acquired for, or constitutes solely the right to receive, cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly-Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the direct or indirect parent thereof immediately after such transaction in the same proportions vis-à -vis each other as immediately prior to such transaction will not be a fundamental change pursuant to this clause (b);

(c) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock ceases to be listed on (i) for so long as any Existing Notes remain outstanding, any of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors) and (ii) thereafter, the exchanges in clause (i) as well as NYSE American and the Nasdaq Capital Market (or any of their respective successors).

provided, however, that a transaction or transactions described in clause (a) or clause (b) above will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by the Company’s common shareholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights, in connection with such transaction or transactions consists of shares of Common Stock that are listed or quoted (or depositary receipts representing shares of Common Stock, which depositary receipts are listed or quoted) on any of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and such transaction(s) constitutes a Common Stock Change Event whose reference property consists of such consideration.

For purposes of this definition of “Fundamental Change,” (i) if any transaction in which the Common Stock is replaced by the securities of another entity occurs, following the effective date of such transaction, references to the Company in the definition of “Fundamental Change” above will instead be references to such other entity and (ii) any transaction that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) (excluding the proviso to such clause (b)) of such definition shall be deemed to be a Fundamental Change solely under clause (b) of such definition (subject to such proviso).

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Conversion Period” means the period from, and including, the date on which the Fundamental Change occurs or becomes effective to, and including, the Fundamental Change Repurchase Date.

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the date of this Indenture with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guaranteed Obligations” shall have the meaning specified in Section 13.01.

“Guarantor” means any existing or future Subsidiary of the Company (other than any Excluded Subsidiary) from time to time that provides a Note Guarantee; provided that upon release or discharge of such Subsidiary from its Note Guarantee in accordance with this Indenture, such Subsidiary shall cease to be a Guarantor.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

“Immaterial Subsidiary” means any Subsidiary of any Note Party that, as of the date of the most recent financial statements required to be delivered for any fiscal quarter pursuant to this Indenture, does not have, either individually or when taken together with all other Immaterial Subsidiaries, (a) assets in excess of 5.0% of consolidated total assets of the Company and its Subsidiaries or (b) revenues for the period of four (4) consecutive fiscal quarters ending on such date in excess of 5.0% of the consolidated revenues of the Company and its Subsidiaries for such period; provided that at the time of the designation of any Note Party as an Immaterial Subsidiary, (i) classification pursuant to the terms of the negative covenants in this Indenture of any intercompany Indebtedness, guarantees or Liens of or in favor of such Subsidiary existing at such time shall be changed to reflect that such Immaterial Subsidiary is no longer a Note Party (it being understood that no Note Party shall be permitted to be designated as an Immaterial Subsidiary if, upon such designation, the Note Parties are not in compliance with the limitations contained in the negative covenants in this Indenture), and (ii) such designation shall constitute an Investment by the Company in such Subsidiary in an amount equal to the fair market value of such Subsidiary.

“incur” shall have the meaning specified in Section 4.10.

“Indebtedness” means, without duplication, (a) liabilities for borrowed money or the deferred price of property or services (including reimbursement and other obligations for surety bonds and letters of credit, but excluding (i) trade accounts payable in the ordinary course of business and trade accounts payable that are not overdue for more than one hundred twenty (120) days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established, (ii) earn-out obligations, (iii) expenses accrued in the ordinary course of business and (iv) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller), (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) Contingent Obligations, (e) other short- and long-term obligations under debt agreements, lines of credit and extensions of credit and (f) all Redeemable Capital Stock valued at the greater of its voluntary maximum fixed repurchase price and involuntary maximum fixed repurchase price plus accrued and unpaid dividends; provided that the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or the foreign equivalent thereof) in which such Person is a general partner or a joint venturer, (A) unless such Indebtedness is expressly made non-recourse to such Person or (B) except to the extent such Person’s liability for such Indebtedness is otherwise limited in recourse or amount, but only up to the amount of the value of the assets to which recourse is limited or the amount of such limit.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Base Conversion Rate” means the lesser of (A) 1,029.2716 (which amount is subject to adjustment as described in Section 14.05), and (B):

1,000 / (V x 1.1)

where:

V = the average of the Daily VWAPs of the Common Stock for the 20 VWAP Trading Day period beginning on the VWAP Trading Day immediately after the Issue Date.

“Initial Conversion Date” means the later of (a) the date the Initial Base Conversion Rate has been determined and (b) the earlier of (i) the date of the first special meeting at which the Company seeks the Requisite Shareholder Approval (whether or not such approvals are obtained) and (ii) the date that is sixty-one (61) calendar days following the Issue Date.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of its Copyrights, Trademarks or Patents.

“Intercompany Debt” means any Indebtedness between or among the Company, any Note Party and/or any Subsidiary of the Company or any Note Party.

“Intercreditor Agreement” shall have the meaning specified in Section 19.07.

“Interest Determination Notice” shall have the meaning specified in Section 2.03(b).

“Interest Payment Date” means each May 1 and November 1 of each year, beginning on May 1, 2026.

“Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“Inventory” means all “inventory” as defined in the Code in effect on the date of this Indenture with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of the Company’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership, membership, or other ownership interest or other equity securities), and any loan, advance or capital contribution to any Person.

“Junior Lien Debt” means any Indebtedness and guarantees thereof that is incurred, issued or guaranteed by the Company and/or any Guarantor which Indebtedness and guarantees are secured by Liens on a basis junior to the Second Lien Obligations.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) per share of the Common Stock on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price per share of the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices per share of the Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose.

“LCT Election” shall have the meaning specified in Section 1.03.

“LCT Test Date” shall have the meaning specified in Section 1.03.

“Liability Management Exercise” means any restructuring, reorganization, rescheduling, recapitalization, reduction, cancellation, termination, elimination, refinancing, retirement, exchange, repurchase or defeasance of the Notes with other indebtedness of the Company or a Subsidiary that is temporally, contractually or structurally senior (including as to right of payment, lien priority or additional collateral) to the Notes (including, for the avoidance of doubt, through any incurrence of Indebtedness by an Affiliate of the Company that is not a Guarantor) (such other indebtedness, a “Senior Financing”); unless each holder of Notes has been (or will be) offered a bona fide right to fund, provide, acquire or otherwise participate in such Senior Financing, on a pro rata basis, on not less than five (5) Business Days’ notice prior to the deadline established to elect to participate in such Senior Financing on the same economic terms received by the Holders of Notes (or their Affiliates) participating in such Senior Financing provided that such economic terms shall not include bona fide backstop and similar fees (including fees paid to Holders of Notes as compensation for backstopping any related debt or equity rights offering) incurred, and the reimbursement of counsel fees and other expenses incurred, in connection with such Senior Financing or the negotiation of the transactions in connection with which the Senior Financing is to be (or was) incurred.

“Lien” means a claim, mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Limited Condition Transaction” means (a) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of capital stock or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing and (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Liquidity” means, as of any date of determination, the sum of (a) the principal amount of advances available to be drawn under the Loan Agreement at such time plus (b) unrestricted cash and Cash Equivalents of the Company and its consolidated Subsidiaries as of such date.

“Liquidity Conditions” means, as of a given date, with respect to an issuance of Common Stock, that: (a) the Common Stock is listed or quoted on any of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange; (b) such issuance does not violate the rules of such exchange on which the Common Stock is listed or quoted; (c) no Default or Event of Default has occurred and is continuing under this Indenture; (d) a sufficient number of shares of Common Stock being authorized under the Company’s restated certificate of incorporation (less the amount of any reserves on the books and records of the Transfer Agent for such shares) to permit such issuance and (e) if such shares of Common Stock would constitute “restricted securities,” as such term is used in Rule 144, at the time of the issuance thereof, a resale registration statement will be effective providing for the resale of such common shares by such Holder on a registered basis; provided that such holder receiving the shares has, in advance of such issuance, timely provided the Company with any information and documentation it reasonably requests in connection with such registration.

“Loan Agreement” means the Loan and Security Agreement, dated as of May 7, 2025, among Unprocessed Foods, LLC, as a lender, the other lenders party thereto from time to time, the Company, as the borrower, and the guarantors party thereto from time to time, as amended, restated, amended and restated, supplemented, modified, extended, refinanced or replaced from time to time (including, without limitation, with any additional or alternate lender).

“Make-Whole Fundamental Change” means a Fundamental Change (determined after giving effect to the proviso immediately after clause (d) of the definition thereof, but without regard to the proviso to clause (b) of such definition).

“Make-Whole Fundamental Change Conversion Period” means the period from, and including, the effective date of such Make-Whole Fundamental Change to, and including, the 35th Trading Day after such Make-Whole Fundamental Change effective date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date).

“Mandatory Conversion” shall have the meaning specified in Section 16.01.

“Mandatory Conversion Date” shall have the meaning specified in Section 16.02.

“Mandatory Conversion Notice” shall have the meaning specified in Section 16.02.

“Mandatory Conversion Notice Date” means the date on which a Mandatory Conversion Notice is delivered pursuant to Section 16.02.

“Mandatory Equitization” shall have the meaning specified in Section 17.01.

“Mandatory Equitization Date” shall have the meaning specified in Section 17.02.

“Mandatory Equitization Determination Period” shall have the meaning specified in Section 17.01(b).

“Mandatory Equitization Notice” shall have the meaning specified in Section 17.02.

“Mandatory Equitization Notice Date” means the date on which a Mandatory Equitization Notice is delivered pursuant to Section 17.02.

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Material Property” means assets, including Intellectual Property, owned by the Company and its Subsidiaries that is material to the business, operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole either (a) prior to any applicable transfer or disposition or (b) pro forma for any applicable transfer or disposition, as reasonably determined by the Company in good faith.

“Maturity Date” means October 15, 2030.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Net Available Proceeds” means, with respect to any Asset Disposition, the proceeds thereof in the form of cash or Cash Equivalents received by the Company or any of its Subsidiaries from such Asset Disposition, net of:

(a) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Dispositions;

(b) provisions for taxes payable (including any withholding or other taxes paid or reasonably estimated to be payable in connection with the transfer to the Company of such proceeds from any Subsidiary that received such proceeds) as a result of such Asset Disposition (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(c) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Disposition or having a Lien thereon;

(d) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within thirty (30) days after the date of, such Asset Disposition; and

(e) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Disposition and retained by the Company or any Subsidiary, as the case may be, after such Asset Disposition; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Net Proceeds Offer” shall have the meaning specified in Section 15.04.

“Net Proceeds Offer Amount” shall have the meaning specified in Section 15.04.

“Net Proceeds Offer Period” shall have the meaning specified in Section 15.04.

“Net Proceeds Purchase Date” shall have the meaning specified in Section 15.04.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture, and shall include the Note Guarantees as the case may be.

“Note Documents” shall mean this Indenture, the Notes, the Perfection Certificate, the Intercreditor Agreement, the Collateral Documents, each document, agreement or instrument executed or issued pursuant to Section 13.07 and 19.06 and each other agreement, instrument, document, notice and certificate executed and delivered by a Note Party to, or in favor of, the Secured Parties in connection with the Obligations that is expressly designated as a Note Document, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Note Guarantee” means the guarantee by each Guarantor of all or any part of the Obligations under this Indenture and the Notes for the benefit of the Holders pursuant to Article 13.

“Note Party” means, collectively, the Company, the Guarantors and their respective successors and assigns.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Note Parties to any Secured Party, individually or collectively, existing on the effective date of this Indenture or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case of the foregoing, arising or incurred under this Indenture or in respect of any of the Notes issued or redemption or other obligations incurred thereunder.

“Observation Period” with respect to any Note delivered for conversion means (a) if the relevant Conversion Date occurs prior to the date that is three (3) months prior to the Maturity Date, the 40 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately succeeding such Conversion Date; and (b) if the relevant Conversion Date occurs on or after the date that is three months prior to the Maturity Date, the 40 consecutive VWAP Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the exchange offer memorandum and consent solicitation statement, dated September 29, 2025, related to the Exchange Offer, as modified or supplemented.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Principal Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate that meets the requirements of this Indenture and is signed by an Officer of the Company and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the Chief Executive Officer, Chief Financial Officer or the Principal Accounting Officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel who is reasonably acceptable to the Trustee, that is delivered to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section 18.05.

“Opt-in Procedures” shall have the meaning specified in Section 14.14(c).

“Optional Redemption” shall have the meaning specified in Section 15.06.

“Optional Redemption Date” shall have the meaning specified in Section 15.06.

“Optional Redemption Notice” shall have the meaning specified in Section 15.06.

“Optional Redemption Notice Date” means the date on which an Optional Redemption Notice is delivered pursuant to Section 15.06.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and

(d) Notes converted or equitized pursuant to Article 14, Article 16 or Article 17 and required to be cancelled pursuant to Section 2.08.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Perfection Certificate” means the Perfection Certificate, dated as of the Issue Date, delivered to the Collateral Agent by the Note Parties in connection with this Indenture and any supplement thereto required under the terms of this Indenture.

“Permitted Business” means the businesses engaged in by the Company and its Subsidiaries on the Issue Date and businesses that are reasonably related, incidental or ancillary thereto or reasonable extensions thereof.

“Permitted Debt” shall have the meaning specified in Section 4.10.

“Permitted Investments” shall have the meaning specified in Section 4.12.

“Permitted Licenses” means (A) licenses of over-the-counter software that is commercially available to the public, (B) non-exclusive licenses for the use of the Intellectual Property of any Note Party or any Subsidiary entered into in the ordinary course of business and (C) licenses that could not result in a legal transfer of the licensed property but that may be exclusive as to territory only as to discrete geographical areas outside of the United States.

“Permitted Liens” shall have the meaning specified in Section 4.11.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, refund, renew, replace, defease or discharge, other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness) (such other Indebtedness, “Refinanced Indebtedness”); provided that:

(a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Refinanced Indebtedness (plus the amount of reasonable fees and expenses, including original issue discount, upfront fees or similar fees incurred in connection therewith including premiums paid, if any, to the holders thereof);

(b) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Refinanced Indebtedness;

(c) (i) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Permitted Refinancing Indebtedness, by its terms, is subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness; (ii) if the Refinanced Indebtedness is unsecured, then the Permitted Refinancing Indebtedness shall be unsecured; and (iii) if the Refinanced Indebtedness is secured, then such Permitted Refinancing Indebtedness shall not be secured by Liens on any additional assets (other than improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof) as compared to the Refinanced Indebtedness and the new Lien securing such Permitted Refinancing Indebtedness shall have no greater priority relative to the Obligations than the Lien securing the Refinanced Indebtedness;

(d) the obligors of such Permitted Refinancing Indebtedness do not include any Person that is not an obligor of the Refinanced Indebtedness; and

(e) (i) if the stated maturity of the Indebtedness being refinanced is earlier than the stated maturity of the Notes, the Permitted Refinancing Indebtedness has a stated maturity no earlier than the stated maturity of the Refinanced Indebtedness or (ii) if the stated maturity of the Refinanced Indebtedness is later than the Maturity Date, the Permitted Refinancing Indebtedness has a stated maturity at least ninety-one (91) days later than the Maturity Date.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, government agency or other entity.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof, or $1.00 and integral multiples thereof after a PIK Payment.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“PIK Interest” means payment of the interest on the Notes through an increase in the principal amount of the outstanding Notes or through the issuance of PIK Notes.

“PIK Notes” shall have the meaning specified in Section 2.02(b).

“PIK Payment” shall have the meaning specified in Section 2.02(b).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar equity interests (however designated) of such Person whether outstanding or issued after the Issue Date.

“Qualified Successor Entity” means, with respect to a Business Combination Event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity will also constitute a Qualified Successor Entity with respect to Business Combination Event if either (a) such Business Combination Event is an Exempted Fundamental Change; or (b) both of the following conditions are satisfied: (i) either (x) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect, Wholly-Owned Subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) the Company has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event will not be treated as an exchange under Section 1001 of the Internal Revenue Code, for holders or beneficial owners of the Notes; and (ii) such Business Combination Event constitutes a Common Stock Change Event whose reference property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate common equity interests of an entity that is (A) treated as a corporation for U.S. federal income tax purposes, (B) organized under the laws of the United States, any State thereof or the District of Columbia, and (C) the direct or indirect parent of the limited liability company, limited partnership or other similar entity.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Company’s Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Redeemable Capital Stock” means any class or series of capital stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed on or prior to the date which is ninety-one (91) days after the Maturity Date or is redeemable at the option of the holder thereof at any time prior to such date, or is convertible into or exchangeable for debt securities at any time prior to such date; provided that any capital stock that would not constitute Redeemable Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such capital stock upon the occurrence of any “asset sale” or “change of control” occurring prior to the Maturity Date will not constitute Redeemable Capital Stock if the “asset sale” or “change of control” provisions applicable to such capital stock are no more favorable to the holders of such capital stock than the provisions described in Section 15.02 and Section 15.04 and such capital stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such notes as are required to be repurchased pursuant to Section 15.02 and Section 15.04.

“Redemption Premium” shall have the meaning specified in Section 6.02.

“Reference Property” shall have the meaning specified in Section 14.08(a).

“Reference Property Unit” shall have the meaning specified in Section 14.08(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the April 15 or October 15 (whether or not such day is a Business Day) immediately preceding the applicable May 1 and November 1 Interest Payment Date, respectively.

“Reporting Event of Default” shall have the meaning specified in Section 6.03.

“Requisite Shareholder Approval” shall have the meaning specified in Section 4.23.

“Requisite Shareholder Approval Date” shall have the meaning specified in Section 4.23.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee or the Collateral Agent, as applicable, any officer within the corporate trust department of the Trustee or the Collateral Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or the Collateral Agent, as applicable, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Payment” means (a) the payment of any dividends (other than dividends payable in capital stock) or the making of any distribution or payment or the redemption, retirement or purchase of any stock, partnership, membership, or other ownership interest or other equity securities (other than, for the avoidance of doubt, cash payments on the Existing Notes in accordance with Section 4.20) or (b) the making of a principal payment, redemption, repurchase, defeasance, discharge or other acquisition or retirement for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, of any Junior Lien Debt, unsecured Indebtedness or Subordinated Indebtedness of the Company or any of its Subsidiaries,

other than (i) Indebtedness permitted to be incurred or issued under clause (j) of Section 4.10 and clause (h) of Section 4.12; and (ii) the redemption, defeasance, purchase, repurchase, discharge or other acquisition of Junior Lien Debt, unsecured Indebtedness or Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one (1) year of the date of redemption, defeasance, purchase, repurchase, discharge or acquisition.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Second Lien Collateral Documents” shall have the meaning specified in the Intercreditor Agreement as in effect on the Issue Date.

“Second Lien Debt” shall have the meaning specified in the Intercreditor Agreement as in effect on the Issue Date.

“Second Lien Debt Documents” shall have the meaning specified in the Intercreditor Agreement as in effect on the Issue Date.

“Second Lien Obligations” shall have the meaning specified in the Intercreditor Agreement as in effect on the Issue Date.

“Second Lien Pari Passu Intercreditor Agreement” means any agreement among each Second Lien Representative (as defined in the Intercreditor Agreement) and each Second Lien Collateral Agent (as defined in the Intercreditor Agreement) allocating rights among the various Series (as defined in the Intercreditor Agreement) of Second Lien Obligations (as defined in the Intercreditor Agreement).

“Secured Parties” means the Trustee, the Collateral Agent, the Holders of the Notes and any other holder of Obligations.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Settlement Amount” shall have the meaning specified in Section 14.02(a)(iii).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Method Election Deadline” shall have the meaning specified in Section 14.02(a)(iii).

“Settlement Notice” shall have the meaning specified in Section 14.02(a)(ii).

“Significant Subsidiary” of any Person means any subsidiary of that Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that Person.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes (or deemed specified pursuant to Section 14.02(a)).

“Spin-Off” shall have the meaning specified in Section 14.05(c).

“Stated Interest” shall have the meaning specified in Section 2.03(a).

“Stock Interest Determination Period” means 20 VWAP Trading Day period beginning on the VWAP Trading Day immediately following the Company’s issuance of a Stock Interest Notice.

“Stock Interest Floor Price” means the greater of (a) $1.25 (which is not subject to any adjustments, including pursuant to Section 14.05) and (b) an initial “floor price” of $0.05 per share of Common Stock provided, that the initial “floor price” will be adjusted by the Company in a manner inversely proportional to, at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 14.05.

“Stock Interest Notice” shall have the meaning specified in Section 2.03(c).

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (a) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (b) of the definition of Fundamental Change, then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (b) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five consecutive Trading Days ending on, and including, the Trading Day immediately before the effective date of such Make-Whole Fundamental Change.

“Subordinated Indebtedness” means (a) with respect to the Company, Indebtedness that is contractually subordinated in right of payment to the Notes and (b) with respect to any Guarantor, Indebtedness that is contractually subordinated in right of payment to the Note Guarantee by such entity.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership interest, membership interest, or other ownership interest or other equity securities having ordinary voting power (other than stock, partnership interest, membership interest or other ownership interest or other equity securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Note Party.

“Successor Guarantor” shall have the meaning specified in Section 13.03.

“Trademarks” means, with respect to any Person, any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of such Person connected with and symbolized by such trademarks.

“Trading Day” means a day on which (a) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if Common Stock (or such other security) is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which Common Stock (or such other security) is then listed or, if Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which Common Stock (or such other security) is then traded, and (b) a Last Reported Sale Price for Common Stock (or such other security) is available on such securities exchange or market. If Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“transfer” shall have the meaning specified in Section 2.05(c).

“Transfer Agent” means Equiniti Trust Company, LLC, and its successors and/or permitted assigns in such capacity.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purpose of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two (2) Business Days prior to such determination.

“Valuation Period” shall have the meaning specified in Section 14.05(c).

“VWAP Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Common Stock generally occurs on The Nasdaq Global Select Market or, if the Common Stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “VWAP Trading Day” means a Business Day.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person 100% of the Equity Interests of which shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made. Unless the context otherwise requires or an Interest Determination Notice or Stock Interest Notice, as applicable, has been delivered with respect to a specific Interest Payment Date, any express mention of interest in any provision hereof shall be construed as referring to PIK Interest.

Section 1.03 Financial Calculations or Limited Condition Transactions. When calculating the availability under any basket under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including the incurrence of, or the prepayment, redemption, purchase, defeasance or satisfaction of, Indebtedness and the use of proceeds thereof, the incurrence or consummation, as applicable, of Liens), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) either (a) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, entry into a binding agreement or similar event) or (b) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer (or equivalent announcement in another jurisdiction) in respect of a target of a Limited Condition Transaction and, in each case, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including the incurrence of Indebtedness and the use of proceeds thereof, the incurrence or consummation, as applicable, of Liens) and any related pro forma adjustments, the Company or any of its Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such basket (and any related requirements and conditions), such basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided, that compliance with such baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including the incurrence of Indebtedness and the use of proceeds thereof, the incurrence of Liens).

For the avoidance of doubt, if the Company shall have made an LCT Election, (i) if any of the baskets for which compliance was determined as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any basket, such baskets shall not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (ii) if any related requirements and conditions (including as to the absence of any continuing default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or Event of Default), such requirements and conditions shall not be deemed to have been failed to be complied with or satisfied (and such default or Event of Default shall be deemed not to have occurred or be continuing); and (iii) in calculating the availability under any basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such basket shall be determined or tested on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof (but without netting the cash proceeds thereof)) had been consummated.

Article 2.

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “Convertible Senior Secured Second Lien PIK Toggle Notes due 2030.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially $208,717,000, subject to Section 2.10 and any PIK Payments permitted by this Indenture that are made pursuant to Section 2.02(b) and Section 2.03 and, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02 Form of Notes. (a) The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. Any PIK Notes that are Physical Notes will be issued with the designation “PIK Note” on the face of such PIK Note. To the extent applicable, the Company, the Guarantors, the Collateral Agent and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted hereby or the payment of PIK Interest as described in Section 2.02(b) below. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Repurchase Price or in connection with an Optional Redemption or Net Proceeds Offer, in each case, pursuant to Article 15, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

(b) If the Company elects to pay PIK Interest in respect of the Notes as set forth in Section 2.03 below, either the outstanding principal amount of the Notes represented by a Global Note shall be increased to reflect such PIK Interest or, for Notes that are Physical Notes, Additional Notes (“PIK Notes”) reflecting such PIK Interest shall be issued under this Indenture having the same terms (except that PIK Notes shall be made in a minimum denomination of $1.00 and integral multiples of $1.00) as the Notes (in each case, a “PIK Payment”), as provided in Section 2.03 and delivered in accordance with Section 2.03(b). Any PIK Notes will be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under this Indenture. In the event that the Company shall determine to pay any amount of interest in the form of cash or Common Stock Interest (as defined below) for any Interest Period, then the Company shall deliver an Interest Determination Notice or Stock Interest Notice, as applicable (each as defined below), to the Trustee as required under Section 2.03(b).

(c) The legend substantially in the following form shall also be included on any Notes issued with OID, as defined below:

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THE NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT BEYOND MEAT, INC. 888 N. DOUGLAS ST., SUITE 100, EL SEGUNDO, CALIFORNIA, 90245, ATTENTION: CHIEF LEGAL OFFICER.

Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof; provided that after the issuance of PIK Notes or an increase in the principal amount of a Global Note in order to evidence PIK Interest, the minimum denominations shall be $1.00 and integral multiples of $1.00 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from and including the Issue Date, or from the most recent date to which interest has been paid or provided for to, but excluding the next scheduled Interest Payment Date, at the rate of 7.00% per annum (the “Stated Interest”). The Company may elect, at its sole option, that interest be paid in cash (“Cash Interest”), or, following the Requisite Shareholder Approval Date and subject to the Liquidity Conditions being met as of the date of the Interest Determination Notice, in Common Stock (“Common Stock Interest”) or, if PIK Interest is paid, at the rate of 9.50% per annum; provided that PIK Interest shall be calculated for the preceding Interest Period and shall accrue for any such Interest Period on the applicable outstanding principal amount of the Notes in respect of which PIK Interest is to be paid. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b) (i) In the event the Company does not intend to pay interest 100% in the form of PIK Interest, the Company shall deliver a notice (an “Interest Determination Notice”) to the Trustee and the Paying Agent (as defined herein) not less than five (5) Business Days prior to the Interest Payment Date of the relevant Interest Period, which notice shall state the outstanding principal amount of Notes with respect to which such interest shall be paid in the form of Cash Interest (and the corresponding amount of such Cash Interest), the outstanding principal amount of Notes with respect to which interest shall be paid in the form of Common Stock Interest (and the corresponding amount of such Common Stock Interest) and the outstanding principal amount of notes with respect to which interest shall be paid in the form of PIK Interest (and the corresponding amount of such PIK Interest) and (ii) in the event the Company intends to pay any interest in the form of Common Stock Interest, the Company shall deliver a notice (a “Stock Interest Notice”) to the Trustee and the Holders no later than the date that is one (1) Trading Day prior to the commencement of the relevant Stock Interest Determination Period, which notice shall state the outstanding principal amount of Notes with respect to which interest shall be paid in the form of Common Stock Interest and the Company’s election as to whether Cash Interest or PIK Interest will be paid (a) in lieu of common stock if the Daily VWAP for any Trading Day during the Stock Interest Determination Period is less than the Stock Interest Floor

Price and (b) in lieu of Common Stock Interest if the Liquidity Conditions are not satisfied as of the date that the Interest Determination Notice is sent. If the Company does not timely provide an Interest Determination Notice, the Company shall be deemed to have elected PIK Interest for the relevant Interest Period. The aggregate number of shares of Common Stock deliverable in payment of Common Stock Interest with respect to any Interest Payment Date will be calculated for the relevant Stock Interest Determination Period as:

(I/RP)*(SE/O),

Where:

I = the amount of interest calculated at the Stated Interest rate that will be payable on the applicable Interest Payment Date with respect to the aggregate principal amount of Notes outstanding;

SE = the aggregate principal amount of Notes outstanding with respect to which the Company has elected to pay Common Stock Interest, as specified in the Stock Interest Notice;

O = the aggregate principal amount of Notes outstanding;

RP = average of the daily VWAPs (counting only those daily VWAPs equal to or above $F) during the Stock Interest Determination Period; and

F = the Stock Interest Floor Price;

provided, however, if the daily VWAP for any VWAP Trading Day during the Stock Interest Determination Period is less than $F, then we shall reduce the dollar amount for which interest is paid in Common Stock Interest by an amount equal to (and pay an additional amount of cash interest or PIK Interest (at the 9.50% PIK Interest rate) for an amount equal to):

(I*(N/20))*(SE/O),

Where,

N = the number of VWAP Trading Days during the Stock Interest Determination Period that the daily VWAP was less than $F.

In lieu of delivering any fractional share of Common Stock otherwise issuable as payment for a portion of the Stated Interest that the Company has duly elected to pay in Common Stock Interest, the Company shall pay cash in lieu of such fractional share based on the applicable Dollar Conversion Price.

For Economic Interest Holders that have elected the Opt-In Procedures in Section 14.14, the Stock Interest Notice shall specify that such Economic Interest Holders may provide notice and a representation to the Company of the number of shares of Common Stock beneficially owned by the Economic Interest Holder together with its Attribution Parties prior to such issuance up to five (5) Business Days prior to the date of settlement of any Common Stock.

(ii) Any PIK Interest on the Notes will be payable to Holders, and (x) with respect to the Notes represented by one or more Global Notes registered in the name of, or held by, the Depositary or its nominee on the relevant Regular Record Date, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest for the applicable Interest Period (rounded to the nearest whole dollar, with amounts of $0.50 or more being rounded up), and the Trustee will, upon receipt of a Company Order from the Company, record such increase in principal amount and (y) with respect to Notes represented by Physical Notes, by issuing PIK Notes in the form of Physical Notes in an aggregate principal amount equal to the amount of PIK Interest for the applicable Interest Period (rounded to the nearest whole dollar, with amounts of $0.50 or more being rounded up), and the Trustee will, upon receipt of a Company Order and PIK Notes from the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in the form of Physical Notes will be distributed to Holders, will be dated as of the applicable Interest Payment Date and will bear interest from and after such date in accordance with the terms of this Indenture. All Notes issued pursuant to a PIK Payment will mature on the Maturity Date and will be governed by, and subject to the terms, provisions and conditions of, this Indenture and shall have the same rights and benefits as the other Notes. Any PIK Notes issued in the form of Physical Notes will be issued with the description “PIK Note” on the face of such PIK Note.

(iii) The payment of accrued and unpaid interest (including interest that would otherwise be PIK Interest when paid) in connection with any acceleration, Optional Redemption or repurchase in connection with a Fundamental Change or Net Proceeds Offer, in each case, pursuant to Article 15, Mandatory Equitization pursuant to Article 17, or at maturity (whether stated or otherwise) of the Notes, shall, in each case, be made in Cash Interest or, to the extent otherwise permitted under this Indenture, as Common Stock Interest.

(c) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The Company shall pay (or cause the Paying Agent to pay) the principal amount of any Note (x) in the case of any Physical Note, at the office or agency of the Company designated by the Company for such purposes in the United States of America, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay (or cause the Paying Agent to pay) Cash Interest (i) on any Physical Notes (a) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (b) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder or, upon application by such a Holder to the Note Registrar (containing the requisite information for the Trustee or Paying Agent to make such wire transfer)

not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States of America if such Holder has provided the Company, the Trustee or the Paying Agent (if other than the Trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(d) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid via Cash Interest by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder at its address as it appears in the Note Register, or by electronic means to the Depositary in the case of Global Notes, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(d). The Trustee shall have no responsibility whatsoever for the calculation of the Defaulted Amounts.

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04 Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile or other electronic signature of any of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder; provided that, as set forth in Section 18.05, the Trustee shall be entitled to receive an Officer’s Certificate and (other than with respect to any PIK Notes) an Opinion of Counsel of the Company with respect to the issuance, authentication and delivery of such Notes.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 18.09), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon delivery for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon delivery of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so delivered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or delivered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Guarantors, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes delivered for exchange or registration of transfer.

None of the Company, the Guarantors, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes delivered for conversion or, if a portion of any Note is delivered for conversion, such portion thereof delivered for conversion or (ii) any Notes, or a portion of any Note, delivered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes delivered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those contained in the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

If the Company determines that any Note is required to bear the legend below, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF BEYOND MEAT, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATEST OF (X) ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO, (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (AS DETERMINED IN GOOD FAITH BY THE COMPANY), AND (Z) THE DATE THE COMPANY RECEIVES NOTICE FROM A HOLDER REQUESTING THAT THE LEGEND BE REMOVED, EXCEPT:

(i) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(ii) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (iii) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note that bears a legend as set forth in this Section 2.05(c) will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note that bears a legend as set forth in this Section 2.05(c) (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon delivery of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so deliver any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so deliver such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of any date on which any Restricted Securities are no longer required to bear a legend under this Section 2.05(c) (each such date a “Resale Restriction Termination Date”) and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act. Any exchange pursuant to the foregoing paragraph shall be in accordance with the applicable procedures of the Depositary.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with applicable procedures of the Depositary and in compliance with this Section 2.05(c).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within ninety (90) days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within ninety (90) days, (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Depositary’s applicable procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note or (iv) the Company in its sole discretion permits the exchange of any beneficial interest in such Global Note at the request of the owner of such beneficial interest, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to or at the direction of the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased upon a Fundamental Change or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased upon a Fundamental Change or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee (including in its capacity as Paying Agent) or any agent of the Company or the Trustee shall have any responsibility or liability for any act or omission of the Depositary or for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to, or upon the order of, the registered Holder(s) (which shall be the Depositary or its nominee in the case of a Global Note).

None of the Company, the Trustee, the Paying Agent or the Note Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(d) If the Company determines that any Common Stock issued upon conversion or equitization of any Note or as Common Stock Interest is required to bear the legend below, any stock certificate representing such Common Stock shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any Transfer Agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF BEYOND MEAT, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE DATE OF ORIGINAL ISSUE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE

144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (AS DETERMINED IN GOOD FAITH BY THE COMPANY), AND (Z) THE DATE THE COMPANY RECEIVES NOTICE FROM A HOLDER REQUESTING THAT THE LEGEND BE REMOVED, EXCEPT:

(i) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(ii) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (iii) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the Transfer Agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

(e) Any Note or Common Stock issued upon the conversion, equitization or exchange of a Note or as Common Stock Interest that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act. The Company may cause any Note that is repurchased or owned by it to be delivered to the Trustee for cancellation in accordance with Section 2.08.

(f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g) Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary, and may assume performance absent written notice to the contrary.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been delivered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without delivery thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07 Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08 Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes delivered for the purpose of payment at maturity, repurchase upon a Fundamental Change, registration of transfer, exchange, conversion or equitization (other than any Notes exchanged pursuant to Section 14.13), if delivered to the Company or any of its agents, Subsidiaries or Affiliates, in each case, that the Company controls, to be delivered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, in accordance with its customary procedures. Except for Notes delivered for registration of transfer or exchange, no Notes shall be authenticated in exchange therefor except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such cancellation to the Company upon the Company’s written request.

Section 2.09 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee and the Company make no representation as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes and this shall be stated on such notices. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10 Additional Notes; Repurchases. The Company may, without the consent of, or notice to, the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (the “Additional Notes”) (other than differences in the issue date, the issue price, interest accrued prior to the issue date of such Additional Notes and, if applicable, restrictions on transfer in respect of such Additional Notes (including pursuant to Section 2.05 hereunder)) in an unlimited aggregate principal amount; provided that, notwithstanding anything to the contrary contained herein, the Company may not issue any Additional Notes unless such issuance is in compliance with Section 4.10 and Section 4.11; provided, further, that if any such Additional Notes (or any Notes that have been resold after they have been repurchased or otherwise acquired by the Company or its Subsidiaries) are not fungible with the Notes initially issued hereunder for U.S. federal securities law or U.S. federal income tax purposes, or, if applicable, the procedures of the Depositary for the Notes, such Additional Notes (or such resold Notes) shall have one or more separate CUSIP numbers or no CUSIP number. Prior to the issuance of any such Additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters required by Section 18.05. In addition, the Company may, to the extent permitted by law and this Indenture, and, without the consent of Holders, directly or indirectly (regardless of whether such Notes are delivered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company may, at its option and to the extent permitted by applicable law, reissue, resell or deliver to the Trustee for cancellation in accordance with Section 2.08 any Notes that the Company may repurchase, in the case of a reissuance or resale, so long as such Notes do not constitute restricted securities upon such reissuance or resale. Any Notes that the Company may (or is required under this Indenture to) repurchase will be considered “outstanding” for all purposes under this Indenture (other than, at any time when such Notes are held by the Company or any of its Affiliates or Subsidiaries, as set forth in Section 8.04) unless and until such time the Company delivers them to the Trustee for cancellation and, upon receipt of a written order from the Company, the Trustee will cancel all Notes so delivered.

Article 3.

SATISFACTION AND DISCHARGE

Section 3.01 Satisfaction and Discharge. (a) This Indenture (including, for the avoidance of doubt, the covenants contained in this Indenture), the Note Guarantees, the Collateral Documents and the Notes shall cease to be of further effect when (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06 and (y) Notes for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04) have been delivered to the Trustee for cancellation or (ii) the

Company shall (A) have irrevocably deposited with the Trustee, for the benefit of the Holders of the Notes, cash or shares of Common Stock (or, if applicable, other Reference Property), as applicable, after the Notes have become due and payable, whether at maturity, at any redemption date, at any Fundamental Change Repurchase Date, upon conversion or otherwise, sufficient to satisfy all amounts or other property due on all of the outstanding Notes, and (B) paid all other sums payable under this Indenture; and (b) the Trustee and the Collateral Agent, as applicable, upon request of the Company contained in an Officer’s Certificate and at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the Notes, when the Company has delivered to the Trustee and the Collateral Agent, as applicable, an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the Notes have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and Collateral Agent under Section 7.06 shall survive.

Article 4.

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02 Maintenance of Office or Agency. The Company will maintain in the United States of America an office or agency where the Notes may be delivered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office in the United States of America as a place where Notes may be presented for payment or for registration of transfer.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or delivered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America so designated by the Trustee as a place for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the United States of America where Notes may be delivered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served; provided that the Corporate Trust Office shall not be a place for service of legal process on the Company.

Section 4.03 Appointments to Fill Vacancies in Trustee’s Office and Collateral Agent’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder. The Company, whenever necessary to avoid or fill a vacancy in the office of Collateral Agent, will appoint, in the manner provided in Section 7.14, a Collateral Agent, so that there shall at all times be a Collateral Agent hereunder.

Section 4.04 Provisions as to Paying Agent, Conversion Agent and Transfer Agent. The Company will require each Paying Agent, Conversion Agent or Transfer Agent that is not the Trustee to agree in writing that such agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent, Conversion Agent or Transfer Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent, Conversion Agent or Transfer Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent, Conversion Agent or Transfer Agent; and (B) references in this Indenture or the Notes to the Paying Agent, Conversion Agent or Transfer Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent, Conversion Agent or Transfer Agent, in each case for payment or delivery to any Holders and the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (h) of Section 6.01 with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 4.05 Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06 Reports.

(a) The Company shall file with the Trustee, within fifteen (15) days after the same are required to be filed with the Commission (giving effect to the maximum grace period provided by Rule 12b-25 (or any successor rule) under the Exchange Act), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding (i) any such information, documents or reports, or portions thereof, subject to, or with respect to which the Company is actively seeking, confidential treatment and any correspondence with the Commission and (ii) reports on Form 8-K). Any such document or report that the Company files with the Commission via the

Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(a) at the time such documents are filed via the EDGAR system (or any successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made. The “grace periods” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether the Company files, or indicates in the related Form 12b-25 (or any successor form thereto) that the Company expects to or will file, such report before the expiration of such maximum period.

(b) Delivery of the reports and documents described in subsection (a) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 4.07 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08 Compliance Certificate. The Company shall deliver to the Trustee within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2025) an Officer’s Certificate stating whether the signer thereof has knowledge of any Default under this Indenture that occurred during such fiscal year and, if so, specifying each such Default and the nature thereof.

Section 4.09 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10 Incurrence of Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, and shall not permit any of its non-Guarantor Subsidiaries to issue any shares of Preferred Stock, other than, in each case (the following items collectively, “Permitted Debt”):

(a) Indebtedness incurred under the Loan Agreement in an aggregate amount at any one time outstanding not to exceed $100.0 million; provided that any Indebtedness incurred to repay, refinance, replace or otherwise discharge the Loan Agreement shall (x) have an All-In

Yield that does not exceed the All-In Yield applicable to the Loan Agreement (as in effect on the Issue Date) and (y) other than Indebtedness for which the lenders under the Loan Agreement (as in effect on the Issue Date) or their respective affiliates act as financing source, (i) have a lender group that includes solely Commercial Lending Institutions and (ii) not require that the Notes be subordinated in right of payment to such Indebtedness;

(b) Second Lien Debt consisting of (x) the principal amount of the Notes and guarantees thereof issued pursuant to the terms of the Exchange Offer as in effect immediately prior to the Issue Date and (y) Additional Second Lien Debt (as defined in the Intercreditor Agreement as in effect on the Issue Date) in an aggregate amount at any time outstanding under this clause (y) not to exceed (i) 10% of the principal amount of the Existing Notes outstanding after the final settlement of the Exchange Offer pursuant to the terms of the Exchange Offer as in effect immediately prior to the Issue Date, plus (ii) an additional amount of Additional Second Lien Debt (as defined in the Intercreditor Agreement as in effect on the Issue Date) at any time outstanding under this clause (b) equal to the principal amount of the Notes that have been converted, equitized, repurchased, redeemed, retired, exchanged or otherwise acquired by the Company or any of its Subsidiaries prior to their maturity;

(c) (x) Indebtedness incurred under the Existing Notes existing on the Issue Date and (y) any other Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b) above);

(d) Junior Lien Debt and unsecured Indebtedness which, in each case, (i) does not provide for the payment of cash interest until after the Maturity Date of the Notes and (ii) has a maturity date after the Maturity Date of the Notes;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of the Company’s business;

(f) Indebtedness in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements, other cash management arrangements and similar arrangements, in each case, in connection with deposit accounts and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that any such Indebtedness is extinguished within thirty (30) days;

(g) unsecured Indebtedness consisting of financing of insurance premiums in the ordinary course of business in an aggregate amount not to exceed $1.0 million at any time outstanding;

(h) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(i) Indebtedness of any Note Party in respect of performance bonds, performance guarantees, completion guarantees, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business or consistent with past practices;

(j) (i) Indebtedness of any Note Party owed to any other Note Party, (ii) Indebtedness of any Subsidiary that is not a Note Party owed to any Note Party or any other Subsidiary that is not a Note Party to the extent constituting a Permitted Investment, provided that, solely with respect to immediately preceding clause (ii), the aggregate of any amounts extended by a Note Party are permitted under clause (h) of Section 4.12 and (iii) Indebtedness of any Note Party owed to a Subsidiary that is not a Note Party, provided that, solely with respect to immediately preceding clause (iii), (x) any repayment of such Indebtedness by a Note Party shall not exceed $6.0 million at any time outstanding and (y) such Indebtedness shall be Subordinated Indebtedness;

(k) Guarantees by (i) any Note Party of Indebtedness or other obligations of any other Note Party, and (ii) any Subsidiary that is not a Note Party of Indebtedness or other obligations of any Note Party or any other Subsidiary that is not a Note Party; provided that (A) the Indebtedness so guaranteed is Permitted Debt and (B) Guarantees permitted under the immediately preceding clause (i) shall be subordinated to the Obligations on the same terms as the Indebtedness so guaranteed is so subordinated to the Obligations;

(l) to the extent constituting Indebtedness, customer deposits and advance payments (including progress payments) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(m) Indebtedness secured by Liens permitted under clause (c) of Section 4.11;

(n) Indebtedness of any Person that becomes a Note Party after the Issue Date; provided that (i) such Indebtedness exists at the time such Person becomes a Note Party and is not created in contemplation of or in connection with such Person becoming a Note Party and (ii) the aggregate principal amount of Indebtedness permitted by this clause (n), together with any Permitted Refinancing Indebtedness incurred with respect thereto, shall not exceed $6.0 million at any time outstanding;

(o) Indebtedness that may be deemed to exist in connection with agreements providing for indemnification or working capital and similar purchase price adjustments and similar obligations in connection with any Investment permitted under Section 4.12 or Transfers permitted under Section 4.16 (other than earn-out or similar deferred payment obligations);

(p) Indebtedness of any Note Party incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including capital lease obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (i) such Indebtedness is incurred prior to or within one hundred eighty (180) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (p) shall not exceed $15.0 million at any time outstanding;

(q) other Indebtedness in an aggregate principal amount not to exceed $9.0 million at any time outstanding;

(r) all customary and reasonable premiums (if any), and customary and reasonable interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (q) above; provided that any determination of what is “customary and reasonable” in this clause (r) shall be as determined by the Company in good faith; and

(s) extensions, renewals, refinancings, modifications, amendments and restatements and replacements of any items of Permitted Debt in immediately preceding clauses (b)(x), (c)(y) and (n) above to the extent constituting Permitted Refinancing Indebtedness.

For purposes of determining compliance with this Section 4.10, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses and (a) through (s) above, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence (or later reclassify such Indebtedness in whole or in part) in any manner that complies with this Section 4.10. In addition, the accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms shall not be treated as an incurrence of Indebtedness for purposes of this Section 4.10.

Notwithstanding the foregoing, (i) the maximum amount of Indebtedness that may be incurred pursuant to this Section 4.10 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies and/or (ii) the accrual of interest and the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for any purpose under this Indenture or any other Note Document.

For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred, or any Indebtedness outstanding pursuant to the clause or clauses of the definition of Permitted Debt under which such Indebtedness is being incurred, is denominated in a different currency, the amount of any such Indebtedness being incurred and such outstanding Indebtedness, if any, shall in each case be the U.S. Dollar Equivalent determined on the date any such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, which U.S. Dollar Equivalent shall be reduced by any repayment on such Indebtedness in proportion to the reduction in principal amount; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Protection Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest, if any, payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Protection Agreement. The principal amount of any Permitted Refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced shall be the U.S. Dollar Equivalent of the Indebtedness refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Protection Agreement, in which case the Permitted Refinancing Indebtedness shall be determined in accordance with the preceding sentence and (ii) if the principal amount of the Permitted Refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, the U.S. Dollar Equivalent of such excess, as appropriate, shall be determined on the date such Permitted Refinancing Indebtedness is incurred.

Section 4.11 Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any property or assets of the Company or such Subsidiaries now owned or hereafter acquired, other than, in each case (the following items collectively, “Permitted Liens”):

(a) Liens existing on the Issue Date (other than Liens described under clause (s) of this paragraph);

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which any Note Party maintains adequate reserves;

(c) purchase money Liens (i) on equipment acquired or held by the Company incurred for financing the acquisition of the equipment securing no more than $15.0 million in the aggregate at any time outstanding, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(d) Liens of carriers, warehousemen, mechanics, materialmen, repairment, suppliers or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens secure obligations that are not overdue by more than thirty (30) days or are being contested in good faith by appropriate proceedings for which adequate reserves have been set aside with respect thereto in accordance with GAAP;

(e) pledges and deposits to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, in the ordinary course of business;

(g) Liens arising under leases, licenses, subleases and sublicenses of property (other than Intellectual Property) and the non-exclusive license or sublicense of Intellectual Property rights, that do not, in the aggregate, materially detract from the value of such property or interfere with the ordinary conduct of the business of any Note Party;

(h) leases or subleases of real property granted in the ordinary course of any Note Party’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of any Note Party’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting to the Collateral Agent a security interest therein;

(i) banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with the Company’s deposit accounts or securities accounts held at such institutions;

(j) Liens consisting of Permitted Licenses;

(k) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default with respect to the Notes;

(l) easements, rights-of-way, restrictions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(m) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(n) Liens arising from the filing of any precautionary financing statement regarding operating leases, subleases, licenses or consignments entered into by any Note Party;

(o) Liens on specific items of Inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such Inventory or other goods in the ordinary course of business;

(p) deposits or Liens arising by virtue of such deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

(q) Liens on any cash earnest money deposits made in connection with any letter of intent or purchase agreement in connection with an Investment permitted hereunder;

(r) customary rights of first refusal, “tag-along” and “drag-along” rights, and put and call arrangements under joint venture agreements for joint ventures permitted hereunder;

(s) Liens securing Indebtedness incurred pursuant to clauses (a), (b), (d), (k), (p), (r) and (s) of Section 4.10 provided, that (i) any Liens securing Indebtedness incurred pursuant to clauses (a), (b) or (d) of Section 4.10 are subject to a customary intercreditor agreement, (ii) any Liens securing Indebtedness incurred pursuant to clause (p) of Section 4.10 shall be confined to the assets subject to the applicable financing and any proceeds thereof and (iii) Indebtedness incurred pursuant to clause (k) or (r) of Section 4.10 may only be secured by a Lien to the extent (and with priority equal to) the obligations giving rise to the applicable Guarantees, premiums, fees, expenses, charges or additional or contingent interest are secured by a Permitted Lien;

(t) any Lien existing on any property or asset prior to the acquisition thereof by any Note Party or existing on any property or asset of any Person that becomes a Note Party after the Issue Date prior to the time such Person becomes a Note Party, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Note Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of such Note Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Note Party, as the case may be, and extensions, renewals, refinancings and replacements permitted under Section 4.10 that do not increase the outstanding principal amount thereof;

(u) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Code in effect in the relevant jurisdiction covering only the items being collected upon; and

(v) other Liens securing Junior Lien Debt outstanding in an aggregate principal amount not to exceed $9.0 million at any time outstanding.

In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with Section 4.11 and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of this definition to which such Permitted Lien has been classified or reclassified.

Section 4.12 Investments. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, acquire or make any Investments, other than, in each case, the following items (collectively, “Permitted Investments”):

(a) Investments (including, without limitation, Equity Interests in Subsidiaries) existing on the Issue Date, and any modification, renewal or extension of any of the foregoing that does not increase the amount of the Investment being modified, renewed or extended (as determined as of such date of modification, renewal or extension) unless the incremental increase in such Investment is otherwise permitted hereunder;

(b) Investments consisting of cash or Cash Equivalents;

(c) Investments in the ordinary course of business consisting of (i) endorsements of negotiable instruments for deposit or collection or similar transactions, (ii) customary trade arrangements with customers and (iii) trade accounts payable incurred by a Note Party on behalf of any Subsidiary;

(d) Investments consisting of deposit accounts;

(e) Investments (including promissory notes and other non-cash consideration) received in connection with Transfers permitted under Section 4.16;

(f) Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transaction permitted by Article 11, which is otherwise a Permitted Investment; provided that, for purposes of this clause (f), such Subsidiary shall not own any Material Property prior the consummation of such merger transaction;

(g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers, directors, partners, managers and members relating to the purchase of equity securities of any Note Party or any Subsidiary pursuant to employee equity purchase plans or similar agreements approved by the board of directors, subject to a maximum of $1.0 million for all Investments made under this clause (g) in the aggregate at any one time outstanding;

(h) (i) Investments by any Note Party in any Subsidiary that is not a Note Party in an aggregate amount not to exceed $5.0 million at any time outstanding, (ii) Investments by any Note Party in any other Note Party and (iii) Investments by any Subsidiary that is not a Note Party in any Note Party or in any other Subsidiary that is not a Note Party;

(i) Investments (including debt obligations and equity interests) received in connection with the bankruptcy or reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise) of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(j) (x) notes payable, or stock or other securities issued to a Note Party pursuant to negotiated agreements with respect to settlement of accounts receivable in the ordinary course of business and (y) settlement, discount, write-off, forgiveness or cancellation of any Indebtedness owing by any present or former consultants, directors, officers or employees of a Note Party or any Subsidiary or any of their successors or assigns;

(k) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this clause (k) shall not apply to Investments in any Subsidiary;

(l) (w) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business (including advances made to distributors), (x) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, (y) Investments consisting of prepayments to suppliers in the ordinary course of business and (z) Investments made in compromise, settlement or resolution of (including upon satisfaction of judgments with respect to) (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of any Note Party or any Subsidiary or (B) litigation, arbitration or other disputes;

(m) (x) non-cash Investments in joint ventures or strategic alliances in the ordinary course of any Note Party’s business and (y) Investments in joint ventures or strategic alliances for the purpose of decreasing sales and/or administrative expenses, provided that the aggregate amount of Investments made pursuant to this clause (m) shall not, together with any Investments made pursuant to clause (q) below, exceed $5.0 million at any time outstanding;

(n) (x) Investments constituting deposits described in clauses (e) and (f) of Section 4.11 and (y) to the extent constituting Investments, transactions expressly permitted (other than by reference to Section 4.11 or Section 4.13 or any clause thereof), under Section 4.15;

(o) Investments of any Person existing at the time such Person becomes a Subsidiary of any Note Party or consolidates or merges with any Note Party or any Subsidiary so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(p) the cancellation of any Indebtedness in connection with an exchange of consideration for the Existing Notes; and

(q) other Investments in an aggregate amount, together with any Investments made pursuant to clause (m) above, not to exceed $5.0 million at any time outstanding.

Any Investment in any Person other than the Company or a Guarantor that is otherwise permitted by this Section 4.12 may be made through substantially concurrent intermediate Investments in Subsidiaries that are not Guarantors and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above. The amount of any Investment made other than in the form of cash or Cash Equivalents shall be the fair market value thereof (as determined by the Company in good faith) valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.

In determining the amount of Investments permitted under this covenant, Investments (excluding loans and advances) shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

For purposes of determining compliance with this covenant, an Investment need not be permitted solely by reference to one category of permitted Investments (or portion thereof) described in the above clauses but may be permitted in part under any combination thereof (but may not thereafter be reclassified).

Notwithstanding anything contained in this Indenture to the contrary, (a) the Company shall not, nor shall it permit any Subsidiary to, sell, transfer or otherwise dispose of any Material Property (whether pursuant to an Investment, a sale, lease, license, transfer, investment, restricted payment, dividend or otherwise or relating to the exclusive rights thereto) to any Subsidiary or Affiliate of the Company that is not a Note Party, other than the grant of a non-exclusive lease or license of property to any Subsidiary of the Company on arms’-length terms, in the ordinary course of business and for a bona fide business purpose; and (b) no Person that is either (x) a Subsidiary that is not a Note Party or (y) an Affiliate of the Company (that is not a Note Party) shall own or hold an exclusive license to any Material Property, other than Material Property owned by non-Note Party Subsidiaries prior to the Issue Date (and not transferred in anticipation thereof).

Section 4.13 Restrictive Agreements. The Company shall not permit any Subsidiary to enter into any agreement, document, instrument or other arrangement (except with or in favor of the Trustee or the Collateral Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Guarantor or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any Guarantor’s or any Subsidiary’s Intellectual Property, except the foregoing shall not apply to:

(a) any restrictions and conditions imposed by any applicable law, the Loan Agreement, this Indenture or the Second Lien Collateral Documents;

(b) restrictions and conditions existing on the Issue Date (but shall apply to any extension or renewal of, or any amendment or modification expending the scope of, any such restriction or condition);

(c) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or property pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or property that is to be sold and such sale is permitted hereunder;

(d) as is otherwise permitted in Section 4.16 and Section 4.11;

(e) restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Indenture;

(f) customary provisions in leases, sub-leases, licenses, sublicenses, contracts and other similar agreements, but not relating to any Indebtedness entered into in the ordinary course of business;

(g) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business and not in contemplation of circumventing the requirements of this Indenture;

(h) any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that does not, individually or in the aggregate, (a) detract from the value of the property or assets of any Note Party in any manner material to any Note Party or (b) materially affect the Company’s ability to make future principal or interest payments hereunder, in each case, as determined by the Company in good faith; and

(i) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture.

so long as such provisions set forth in this paragraph were not made in contemplation of circumventing the requirements of this Indenture.

Section 4.14 Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction with a fair market value greater than $1.0 million with any Affiliate of the Company or any of its Subsidiaries, unless:

(a) such transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that could reasonably have been obtained in a comparable transaction by the Company or such Subsidiary with a non-affiliated Person; and

(b) the Company delivers to the Trustee:

(i) with respect to any such transaction or series of related such transactions involving aggregate consideration in excess of $2.5 million, an Officer’s Certificate certifying that such transaction or series of related transactions complies with this Section 4.14; and

(ii) with respect to any such transaction or series of related such transactions involving aggregate consideration in excess of $5.0 million, a Board Resolution set forth in an Officer’s Certificate certifying that such transaction or series of related transactions complies with this Section 4.14 and, if any members of the Board of Directors of the Company shall be disinterested with respect to such transaction, that such transaction or series of related transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company.

The foregoing restrictions shall not apply to:

(A) transactions that are in the ordinary course of the Company’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to the Company or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person;

(B) transactions between or among the Note Parties (or any entity that becomes a Note Party as a result of such transaction) not involving any other Affiliate;

(C) any transaction between a Note Party and a Wholly-Owned Subsidiary that is not a Note Party that is otherwise expressly permitted by this Indenture;

(D) loans or advances to employees permitted under clause (g) of Section 4.12;

(E) the payment of reasonable fees to directors of the Company or any Subsidiary who are not employees of such Note Party or such Subsidiary, and compensation (including bonuses and other awards) and employee benefit arrangements (including retirement, health, stock option and other benefit plans) paid to, and indemnities provided for the benefit of, directors, officers or employees of the Company or any Subsidiary in the ordinary course of business or as otherwise approved by the Board of Directors, board of managers or other equivalent governing body of the Company or such Subsidiary;

(F) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, stock options (including incentive stock options and non-qualified stock options) and stock ownership plans approved by the Company’s Board of Directors or a committee or delegate thereof;

(G) investor rights and registration rights agreements, and similar arrangements;

(H) transactions in which the Company or any Subsidiary delivers to the Trustee a written opinion from an independent financial advisor of recognized national standing stating that such transaction is fair to such Note Party or such Subsidiary from a financial point of view;

(I) Subordinated Indebtedness or equity investments by any Note Party’s investors in any Note Party;

(J) transactions permitted pursuant to clause (vii) of the definition of Asset Disposition, Section 4.10 (solely with respect to clauses (j) and (k) thereof) and Section 4.15; and

(K) any intercompany transactions constituting Permitted Investments.

Section 4.15 Restricted Payments. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Restricted Payment, except:

(a) such Note Party may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities;

(b) such Note Party may pay dividends (A) with respect to its common stock payable solely in additional shares of its common stock and (B) with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock on a pro rata basis;

(c) such Note Party may repurchase the stock, partnership, membership, or other ownership interest or other equity securities of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of any such repurchase and would not exist after giving effect to any such repurchase, provided that the aggregate amount of all such repurchases does not exceed $1.0 million per fiscal year of the Company;

(d) such Note Party may consummate transactions permitted by Section 4.19 and Section 4.20;

(e) such Note Party may issue stock under and make payments on the Notes;

(f) such Note Party may cause any Subsidiary of the Company that is not a Note Party to pay dividends or make any other distributions to such Note Party; and

(g) so long as no Event of Default exists or would result therefrom and the Company is in compliance with Section 4.17, calculated on a pro forma basis at the time of and after giving effect to such Restricted Payments, the Company may make Restricted Payments as described in clause (ii) of the definition thereof in an aggregate amount not to exceed $1.0 million.

Section 4.16 Asset Dispositions. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(a) the Company or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the Equity Interests or assets subject to such Asset Disposition; and

(b) at least 75.0% of the total consideration from such Asset Disposition is in the form of cash or Cash Equivalents.

If the Company or any Subsidiary engages in an Asset Disposition, the Company or such Subsidiary may, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(i) to the extent such Net Available Proceeds constitute proceeds from the sale of First Lien Collateral, repay Indebtedness under the Loan Agreement;

(ii) repay the Notes;

(iii) repay Second Lien Obligations other than the Notes, provided that if the Company shall so repay any Second Lien Obligations other than the Notes, the Company shall either (a) repay the Notes on a pro rata basis with such Second Lien Obligations by either redeeming the Notes as permitted under Section 15.05 or by purchasing Notes through open-market purchases or in privately negotiated transactions (provided, that such purchases are at or above 100% of the principal amount thereof, plus the amount of accrued and unpaid interest, if any, thereon) or (b) make an offer (in accordance with the procedures set forth in Section 15.04 for a Net Proceeds Offer) to all Holders to purchase their Notes on a ratable basis with such Second Lien Obligations; or

(iv) (a) make any capital expenditure or otherwise invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities and excluding working capital or current assets for the avoidance of doubt) to be used by the Company or any Subsidiary in a Permitted Business, or (b) acquire capital stock of a Person (other than the Company or any of its Subsidiaries) engaged in a Permitted Business that shall become a Subsidiary immediately upon the consummation of such acquisition; provided, in each case, that to the extent the assets subject to the applicable Asset Disposition comprised part of the Collateral, such capital expenditures or acquisitions shall be with respect to assets or capital stock, as applicable, that constitute Collateral.

The amount of Net Available Proceeds not applied or invested as provided in clauses (i) through (iv) of the preceding paragraph shall constitute “Excess Proceeds.”

Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, shall be governed by the provisions of Section 15.02 and/or the provisions of Article 11 and not by the provisions of this Section 4.16.

Section 4.17 Minimum Liquidity. The Company shall not permit Liquidity, calculated as of the last day of the most recently ended fiscal quarter for which a report has been provided pursuant to Section 4.06 to be less than $15.0 million.

Section 4.18 Existing Notes. The Company shall not permit more than $60.0 million in aggregate principal amount of the Existing Notes to remain outstanding as of or following the date that is ninety (90) days prior to the maturity of the Existing Notes.

Section 4.19 Repurchases of the Existing Notes. Following the Issue Date, other than as contemplated by the Exchange Offer pursuant to the terms thereof as in effect immediately prior to the Issue Date, the Company shall not, and shall not permit any of its Subsidiaries to, repurchase, redeem, retire, exchange or otherwise acquire the Existing Notes prior to their maturity, except as follows:

(a) the Company may exchange Indebtedness (which may be Second Lien Debt, Junior Lien Debt or unsecured Indebtedness) for the Existing Notes with the amount of such Indebtedness limited to the greater of (i) $0.25 per $1.00 of the principal amount of the Existing Notes subject to such exchange and (ii) the product of (x) the trading price of the Existing Notes as of the close of business on the Trading Day for the Existing Notes immediately preceding such repurchase, redemption, retirement or exchange, plus a premium equal to (A) 0.1, multiplied by (B) 100, minus the trading price of the Existing Notes (the “Floating Mechanic Premium”) and (y) the principal amount of the Existing Notes subject to such exchange, provided that, with respect to the consideration in such exchange, (I) no more than $0.16 per $1.00 of the principal amount of the Existing Notes subject to such exchange shall be in the form of Second Lien Debt and (II) beginning on June 30, 2026, the amount in clause (i) above shall be $0.50 per $1.00 of the principal amount of the Existing Notes subject to such exchange, which, for the avoidance of doubt, may include up to $0.16 per $1.00 of the principal amount of the Existing Notes subject to such exchange of Second Lien Debt; or

(b) the Company may repurchase, redeem, retire, exchange or otherwise acquire the Existing Notes with cash and/or equity consideration at a price not greater than the trading price of the Existing Notes as of the close of business on the Trading Day for the Existing Notes immediately preceding such repurchase, redemption, retirement or exchange, plus a premium equal to the lesser of (i) $0.05 per $1.00 of the principal amount of the Existing Notes exchanged and (ii) the Floating Mechanic Premium, with any such equity consideration valued at the average of the Daily VWAPs of Common Stock (counting only those Daily VWAPs equal to or above the Stock Interest Floor Price) for the 20 VWAP trading period beginning on the 21st scheduled VWAP Trading Day immediately prior to the date of any such repurchase, redemption, retirement, exchange or other acquisition of the Existing Notes.

The options described in clauses (a) and (b) shall be mutually exclusive and the consideration provided by the Company shall consist entirely of either Indebtedness (as described in clause (a)) or a mixture of cash and equity (as described in clause (b)).

Section 4.20 Cash Repayment of the Existing Notes. The Company shall not, and shall not permit any of its Subsidiaries to, repay or restructure the Existing Notes at maturity thereof with an aggregate amount of cash which exceeds the sum of (a) $60.0 million plus (b) an amount equal to the cash proceeds received by the Company from any issuance of its Equity Interests following the Issue Date.

Section 4.21 Liability Management Transactions. The Company shall not, and shall not permit any of its Subsidiaries, to directly or indirectly, (a) create, incur, assume or otherwise become or remain liable with respect to any Indebtedness or issue any stock (other than with respect to Indebtedness incurred to repay, refinance, replace or otherwise discharge Indebtedness incurred under the Loan Agreement pursuant to clause (a) of Section 4.10), (b) create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom (other than with respect to Indebtedness incurred to repay, refinance, replace or otherwise discharge Indebtedness incurred under the Loan Agreement pursuant to clause (a) of Section 4.10), (c) make or own any Investment in any other Person, (d) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution) or (e) convey, sell, lease or otherwise dispose of all or any part of its property or assets or to otherwise engage in any other activity, in each case, that is undertaken in connection with a Liability Management Exercise.

Section 4.22 Negative Pledge. In the event that the Dutch Entity’s works council does not provide positive or neutral advice (which contains no condition, which if not fulfilled, would result in a breach of any of the Note Documents) in respect of the guarantee by the Dutch Entity of the Guaranteed Obligations pursuant to Schedule 13.08, and the Dutch Entity does not become a Guarantor under the Notes, then (a) the Company shall cause the Dutch Entity to not guarantee any Indebtedness for borrowed money, (b) the Company shall cause the Dutch Entity to not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness for borrowed money on any property or assets of the Dutch Entity and (c) the Company and its Subsidiaries shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness for borrowed money on the shares in the capital of the Dutch Entity, in each case, unless the Dutch Entity equally and ratably secures or guarantees, as applicable, the Notes, other than in respect of Indebtedness incurred under the Loan Agreement as of the Issue Date or any Indebtedness incurred to repay, refinance (whether or not with the same lenders), replace or otherwise discharge Indebtedness incurred under the Loan Agreement pursuant to clause (a) under Section 4.10.

Section 4.23 Stockholder Approval. The Company will use commercially reasonable efforts to seek stockholder approval to approve the issuance of the shares of Common Stock issuable under the Notes pursuant to Rule 5635 of Nasdaq and to increase the number of authorized shares of the Common Stock (such approvals, collectively, the “Requisite Shareholder Approvals” and the first date on which stockholder approval is obtained to both increase the number of authorized shares of Common Stock and for the issuance of the shares of Common Stock under the Notes pursuant to Rule 5635 of Nasdaq, as the “Requisite Shareholder Approval Date”). The Company shall notify Holders of Notes of the Requisite Shareholder Approval Date no later than the first Business Day after the Requisite Shareholder Approval Date. Following the Requisite Shareholder Approval Date and at all times thereafter when any Notes are outstanding, the Company will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock equal to the product of: (a) the aggregate principal amount (expressed in thousands) of all then-outstanding Notes; and (b) the Conversion Rate then in effect (assuming, for these purposes, that the Conversion Rate is increased by the maximum amount the Conversion Rate may be increased pursuant to Section 14.03).

Article 5.

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01 Lists of Holders. If the Trustee is not the Registrar, then the Company will furnish to the Trustee, semi-annually, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 5.02 Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

Article 6.

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable and the default continues for a period of thirty (30) consecutive days;

(b) default in the payment of principal of any Note when due and payable at its stated maturity, upon Optional Redemption pursuant to Section 15.06, upon any required repurchase, upon declaration of acceleration or otherwise;

(c) the Company’s failure to comply with its obligation to convert or equitize the Notes in accordance with this Indenture upon exercise of a Holder’s or the Company’s conversion right or the Company’s right to effect a Mandatory Equitization pursuant to Section 17.01, and such failure continues for five (5) Business Days following the date on which such conversion or equitization was required to be effectuated pursuant to the terms of this Indenture; provided that any delays in delivery of shares of Common Stock to Holders due to the operation of the provisions relating to Opt-In Procedures described in Section 14.14, or any inadvertent failure in the accurate execution of such Opt-In Procedures shall not constitute a default or an Event of Default hereunder;

(d) the Company’s failure to give a Fundamental Change Company Notice as described in Section 15.02 when due or to make a Net Proceeds Offer as described Section 15.04 when required and such failure continues for five (5) Business Days;

(e) the Company’s failure to comply with its obligations under (i) Article 11 or (ii) Section 4.18;

(f) the Company’s failure for thirty (30) days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of the Company’s other agreements contained in the Notes or this Indenture;

(g) default by the Company or any of its Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for borrowed money that has a principal amount in excess of $10.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or will hereafter be created (i) actually resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period, if such default is not cured or waived, or such acceleration is not rescinded, in the case of the foregoing clause (ii), within sixty (60) days after the occurrence of such default;

(h) the Company, any Guarantor or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Guarantor and/or Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Guarantor or Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(i) a court of competent jurisdiction enters an order or decree against the Company, any Guarantor or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Guarantor or Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Guarantor or Significant Subsidiary or any substantial part of its property, and such order or decree shall remain undismissed and unstayed for a period of sixty (60) consecutive days;

(j) a final judgment or judgments for the payment of $10.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its Significant Subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within sixty (60) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(k) any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under the Note Guarantee of such Guarantor (other than by reason of release of such Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee);

(l) unless all of the Collateral has been released from the Liens in accordance with the provisions of this Indenture and the Second Lien Collateral Documents, the Company shall assert, in a pleading in a court of competent jurisdiction, with respect to any material portion of the Collateral, that any security interest therein is invalid or unenforceable and the Company fails to rescind such assertions within sixty (60) days after it has actual knowledge of such assertions; or

(m) the failure by the Company to comply for sixty (60) days after receipt of written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding of such failure with a material provision of the Second Lien Collateral Documents except for a failure that would not be material to the holders of the Notes and would not materially affect the value of the Collateral, taken as a whole.

Section 6.02 Acceleration; Rescission and Annulment. If an Event of Default occurs and is continuing, the Trustee by written notice to us, or the Holders of at least 25% in principal amount of the outstanding Notes by written notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. For the avoidance of doubt, if such Event of Default is not continuing at the time such notice is provided (that is, such Event of Default has been cured or waived as of such time), then such notice shall not be effective to cause such amounts to become due and payable immediately. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, shall be due and payable immediately. In case of the occurrence an Event of Default described in clause (e)(ii), (h) or (i) of Section 6.01, 100% of the principal of and accrued and unpaid interest on the Notes shall automatically become due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price and any cash due upon conversion or equitization, if applicable) of, or accrued and unpaid interest on, any Notes or (ii) a failure to pay or deliver, as the case may be, the consideration due upon conversion or equitization of the Notes.

Without limiting the generality of the foregoing in this Article 6, it is understood and agreed that if the Notes are accelerated as a result of an Event of Default described in Section 6.01 (including an Event of Default pursuant to clause (h) or (i) of such section), by operation of law or otherwise, the notes that become due and payable shall include the make-whole premium described in Section 15.06 (the “Redemption Premium”), which shall become immediately due and payable in cash by the Company and the Guarantors and shall constitute part of the Obligations in respect of the Notes as if the Notes were being optionally redeemed as of such date, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits and actual damages as a result thereof. The Redemption Premium shall also be automatically and immediately due and payable if the Notes are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means. The Redemption Premium payable pursuant to this Indenture shall be presumed to be the liquidated damages sustained by each Holder as the result of the early repayment or prepayment of the Notes (and not unmatured interest or a penalty) and each of the Company and the Guarantors agrees that it is reasonable under the circumstances currently existing. EACH OF THE COMPANY AND THE GUARANTORS EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE REDEMPTION PREMIUM, INCLUDING PAYMENT OF THE PREMIUM AT MATURITY, IN CONNECTION WITH ANY SUCH ACCELERATION. Each of the Company and the Guarantors expressly agree (to the fullest extent they may lawfully do so) that: (A) the Redemption Premium is reasonable and the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Redemption Premium shall be payable notwithstanding the then prevailing market rates at the time payment or redemption is made; (C) there has been a course of conduct between holders, the Company and the Guarantors giving specific consideration in this transaction for such agreement to pay the Redemption Premium; and (D) the Company and the Guarantors shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Company and the Guarantors expressly acknowledge that its agreement to pay or guarantee the payment of the Redemption Premium to the Holders as herein described are individually and collectively a material inducement to Holders to receive the Notes in connection with the Exchange Offer.

For the avoidance of doubt, and without limiting the manner in which any Event of Default or Default can be cured: (a) a failure by the Company to send a notice in accordance with this Indenture other than in connection with the events set forth in Section 6.01(d) shall be subject to Section 6.01(f) (including the 30-day cure period contained therein), and any related Default shall be deemed cured and shall cease to continue upon delivery of such notice to the applicable recipient prior to (i) the expiration of such 30-day period or (ii) if after such 30-day period, the delivery of a notice of acceleration with respect to such Default, in each case whether or not the events or circumstances that are the subject of such notice have already occurred at the time such notice is given; (b) if the Company fails to make any payment of principal or interest when due, such Default shall be deemed cured and shall cease to continue upon the making of such payment, together with any accrued interest thereon, prior to (i) the expiration of any applicable grace period with respect to the Default in the relevant payment set forth in this Article 6 or (ii) if following the expiration of any applicable grace period, the delivery of a notice of acceleration with respect to such Default; and (c) a Default that is (or, after notice, passage of time or both, would be) a Reporting Event of Default shall be deemed cured and shall cease to continue at such time as the Company files with the Trustee the applicable report or reports that gave rise to such Reporting Event of Default (it being understood that any report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be filed with the Trustee at the time such report is so filed via the EDGAR system (or such successor)); provided that (x) the cure of any Event of Default shall not invalidate any acceleration of the Notes on account of such Event of Default that was properly effected prior to such time as such Event of Default was cured and (y) the cure of any Reporting Event of Default shall not affect the Company’s obligation to pay any Additional Interest that accrues prior to the time of such cure. For the avoidance of doubt, nothing in the immediately preceding sentence shall constitute a waiver of or in any way limit any Holder’s right to institute suit for any damages incurred as a result of the Company’s breach of any covenant under this Indenture even if subsequently cured.

In addition, for the avoidance of doubt, if a Default that is not an Event of Default is cured or waived before such Default would have constituted an Event of Default, then no Event of Default will result from such Default.

Section 6.03 Additional Interest. Notwithstanding the foregoing, if the Company so elects, the sole remedy for an Event of Default relating to (a) the Company’s failure to file with the Trustee any documents or reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (b) the Company’s failure to comply with its obligations as set forth in Section 4.06 (a “Reporting Event of Default”), shall, for the first 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest in cash on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for the first 90 days during which such Event of Default is continuing, beginning on, and including, the date on which such an Event of Default first occurs and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day during the next 90-day period during which such Event of Default is continuing. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the Stated Interest payable on the Notes. On the 181st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its reporting obligations as set forth in Section 4.06(a) is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as provided above. The provisions of this Section 6.03 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default In the event the Company does not elect to pay the Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elects to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay the Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with these reporting obligations in accordance with the immediately preceding paragraph, the Company must notify all Holders of Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided above.

Section 6.04 Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and be continuing (including upon failure to pay amounts owed following accelerations of the Obligations) the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the Trustee and the Collateral Agent, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the Stated Interest rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent, their agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee and the Collateral Agent under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Collateral Agent any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee and the Collateral Agent under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, the Trustee and the Collateral Agent shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, the Trustee and the Collateral Agent shall continue as though no such proceeding had been instituted.

Section 6.05 Application of Monies Collected by Trustee. Subject to the Intercreditor Agreement, any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon delivery thereof, if fully paid:

First, to the payment of all amounts due the Trustee (including any predecessor trustee) and Collateral Agent (including any predecessor collateral agent) in all of their capacities, including their agent and counsel, under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion or equitization of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion or equitization, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon conversion or equitization) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion or equitization) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion or equitization) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06 Proceedings by Holders. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion or equitization, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(c) such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(e) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion or equitization of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07 Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08 Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09 Direction of Proceedings and Waiver of Defaults by Majority of Holders. Subject to the Trustee’s right to receive security or indemnity from the relevant Holders as described herein, the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee or the Collateral Agent with respect to the Notes (whether under applicable law, the terms of any of the Note Documents or otherwise); provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Note Documents, and (b) each of the Trustee and the Collateral Agent may take any other action deemed proper by the Trustee or the Collateral Agent, as applicable, that is not inconsistent with such direction. Each of the Trustee and the Collateral Agent may refuse to follow any direction that the Trustee or the Collateral Agent, as applicable, determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee or the

Collateral Agent, as applicable, in personal liability (it being understood that the Trustee and the Collateral Agent shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder). The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) any continuing defaults relating to the nonpayment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion or equitization of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee, the Collateral Agent and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10 Notice of Defaults. If a default occurs, is continuing, and is actually known to the Trustee or the Collateral Agent, the Trustee or the Collateral Agent, as the case may be, must deliver to each Holder notice of the Default within 90 days after it obtains actual knowledge thereof. Except in the case of a Default in the payment of principal of or interest on any Note or a Default in the payment or delivery of the consideration due upon conversion or equitization, the Trustee or the Collateral Agent may withhold notice if and so long as a responsible officer of the Trustee or the Collateral Agent, as applicable, in good faith determines that withholding notice is in the interests of the Holders. In addition, if the Company shall become aware that any Default or Event of Default has occurred and is continuing, the Company shall deliver to the Trustee, promptly after the occurrence thereof, written notice specifying such event (including status and any action the Company is taking or proposes to take in respect thereof); provided, however, the Company shall not be required to provide such notification at any time after such Default or Event of Default is cured or waived.

Section 6.11 Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee and the Collateral Agent for any action taken or omitted by it as Trustee and Collateral Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

Article 7.

CONCERNING THE TRUSTEE AND COLLATERAL AGENT

Section 7.01 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has written notice or actual knowledge and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered (and, if requested, provided) to the Trustee indemnity or security satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder (provided, however, that the Trustee shall not have an affirmative duty to determine whether any such direction in unduly prejudicial to the rights of any other Holder) or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee and the Collateral Agent shall be entitled to indemnification satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct (as finally adjudicated by a court of competent jurisdiction), except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company. The Note Parties acknowledge that the Trustee is not providing investment supervision, recommendations, or advice regarding any investments. The Trustee shall have no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, insuring of, ownership or transferability of the Collateral, written instructions, or any other documents in connection therewith, and will not be regarded as making nor be required to make, any representations thereto;

(h) in the event that the Trustee is also acting as Collateral Agent, Custodian, Note Registrar, Paying Agent, or Conversion Agent hereunder, all of the rights, benefits, immunities, indemnities, privileges and protections afforded to the Trustee pursuant to this Indenture shall also be afforded to such Collateral Agent, Custodian, Note Registrar, Paying Agent or Conversion Agent; provided, however, that only the Trustee, and not any Collateral Agent, Custodian, Note Registrar, Paying Agent or Conversion Agent or any other Person employed to act hereunder, shall be held to a prudent person standard upon the occurrence of and during an Event of Default; and

(i) under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any written or verbal advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel. Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel;

(d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(h) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(i) the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default (except in the case of a Default or Event of Default in payment of scheduled principal of, premium, if any, or interest on, any Note) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default (and stating the occurrence of a Default or Event of Default) is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(j) the Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers;

(k) the Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture;

(l) neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness;

(m) in no event shall the Trustee be liable for any consequential, punitive, special or indirect loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(n) neither the Trustee nor the Collateral Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary or any Conversion Agent or Transfer Agent;

(o) neither the Trustee nor the Collateral Agent shall be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Indenture, whether or not an original or a copy of such agreement has been provided to the Trustee or Collateral Agent;

(p) neither the Trustee nor the Collateral Agent shall have any duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or document other than this Indenture;

(q) in the event that any Collateral shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Collateral, the Trustee and Collateral Agent are hereby expressly authorized, in their sole discretion, to respond as they deem appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Trustee or Collateral Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated;

(r) if any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or the Trustee or Collateral Agent is in doubt as to the action to be taken hereunder, the Trustee and Collateral Agent may, at their option, after sending written notice of the same to Company, refuse to act until such time as it (a) receives a final non-appealable order of a court of competent jurisdiction directing delivery of the Collateral or (b) receives a written instruction, executed by each of the parties involved in such disagreement or dispute, in a form reasonably acceptable to the Trustee and Collateral Agent, directing delivery of the Collateral. The Trustee and Collateral Agent will be entitled to act on any such written instruction or final, non-appealable order of a court of competent jurisdiction without further question, inquiry or consent. The Trustee and Collateral Agent may file an interpleader action in a state or federal court, and upon the filing thereof, the Trustee and Collateral Agent will be relieved of all liability as to the Collateral and will be entitled to recover reasonable and documented out-of-pocket attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action; and

(s) subject to Section 7.01, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value, insuring or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Collateral Documents, for the obtaining or maintaining insurance on any Collateral, for the creation, perfection, priority, sufficiency or protection of any first priority lien, or any defect or deficiency as to any such matters.

Section 7.03 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity, sufficiency or enforceability of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture or any money paid to the Company or upon the Company’s direction under any provision of this Indenture. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in any disclosure material prepared or distributed with respect to the issuance of the Notes. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s, any Holder’s or any other Person’s, other than the Trustee’s, compliance with or breach, performance or observation of, any representation, warranty, covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 7.04 Trustee, Collateral Agent, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, the Collateral Agent, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Collateral Agent, Paying Agent, Conversion Agent or Note Registrar.

Section 7.05 Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds or property except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06 Compensation and Expenses of Trustee and Collateral Agent. The Company covenants and agrees to pay to the Trustee and the Collateral Agent, each in any capacity under this Indenture or any other Note Document, from time to time, and the Trustee and the Collateral Agent shall receive such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee or the Collateral Agent, as applicable, and the Company, and the Company will pay or reimburse the Trustee and the Collateral Agent upon their respective request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee or the Collateral Agent as applicable, in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused directly by its gross negligence or willful misconduct as determined by a final, non-appealable decision of a court of competent jurisdiction. The Company and each Person that becomes a Guarantor by execution of a supplemental indenture to this Indenture in accordance with Section 13.07, jointly and severally, covenants to indemnify the Trustee and the Collateral Agent, each in any capacity under this Indenture, any other Note Document and any other document or transaction entered into in connection herewith and its officers, directors, attorneys, employees and agents and any authenticating agent for, and to hold them harmless against, any loss, claim (whether asserted by the Company, a Holder or any other Person), damage, liability or expense (including attorneys’ fees) incurred without gross negligence or willful misconduct on the part of the Trustee, the Collateral Agent, their respective officers, directors, attorneys, agents or employees, or such agent or authenticating agent, as the case may be, as determined by a final, non-appealable decision of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or any other Note Document or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises or the enforcement of this Section 7.06. The obligations of the

Company and the Guarantors under this Section 7.06 to compensate or indemnify the Trustee and the Collateral Agent and to pay or reimburse the Trustee and the Collateral Agent for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on the Collateral and all other money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes, and, for the avoidance of doubt, such lien shall not be extended in a manner that would conflict with the Company’s obligations to its other creditors. The Trustee’s and the Collateral Agent’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the other Note Documents and the earlier resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee and the Collateral Agent.

Without prejudice to any other rights available to the Trustee or the Collateral Agent under applicable law, when the Trustee and the Collateral Agent and their respective agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i), occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

“Trustee” and “Collateral Agent” for purposes of this Section shall include any predecessor Trustee or predecessor Collateral Agent; provided, however, that the negligence, willful misconduct or bad faith of any Trustee or Collateral Agent hereunder shall not affect the rights of any other Trustee or Collateral Agent hereunder.

Section 7.07 Officer’s Certificate and Opinion of Counsel as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate and Opinion of Counsel delivered to the Trustee, and such Officer’s Certificate and Opinion of Counsel, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08 Eligibility of Trustee and Collateral Agent. There will at all times be a Trustee and a Collateral Agent under this Indenture that is a Person organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee and collateral agent power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Section 7.09 Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within forty five (45) days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders and at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six (6) months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six (6) months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction at the expense of the Company for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11 Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after notice that the Company has been deemed to have been given pursuant to Section 18.03, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13 Collateral Agent; Collateral Documents.

(a) Wilmington Trust, National Association, is hereby designated and appointed as the Collateral Agent under this Indenture and the other Collateral Documents and Wilmington Trust, National Association, hereby accepts such designation and appointment.

(b) By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver any Collateral Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed after the date of this Indenture. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to the Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose; provided that nothing in this sentence shall be construed to relieve the Trustee or the Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, as determined by a final, non-appealable decision of a court of competent jurisdiction. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any Collateral Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements). The Collateral Agent shall have all rights, privileges and immunities as are granted to the Trustee under this Indenture.

Section 7.14 Replacement of Collateral Agent. The Collateral Agent may resign, be removed and be replaced in accordance with Section 7.09 as though references to the Trustee therein were references to the Collateral Agent. Any successor collateral agent appointed as provided in this section shall execute, acknowledge and deliver to the Company and to its predecessor collateral agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor collateral agent shall become effective and such successor collateral agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Collateral Agent herein; but, nevertheless, on the written request of the Company or of the successor collateral agent, the collateral agent ceasing to act shall, at the expense of the Company and subject to payment of any amounts then due pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor collateral agent all the rights and powers of the trustee so ceasing to act. Upon request of any such collateral agent, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor collateral agent all such rights and powers. Any collateral agent ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such collateral agent as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06. No successor collateral agent shall accept appointment unless at the time of such acceptance, such successor collateral agent shall be eligible. Upon acceptance of appointment by a successor collateral agent, each of the Company and the successor collateral agent, at the written direction and at the expense of the Company, shall give or cause to be given notice of the succession of such collateral agent hereunder to the Holders in accordance with Section 18.03. If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor collateral agent, the successor collateral agent shall cause such notice to be given at the expense of the Company.

Article 8.

CONCERNING THE HOLDERS

Section 8.01 Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 8.02 Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03 Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes under this Indenture; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any owner of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04 Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Affiliate or Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or an Affiliate or Subsidiary thereof. In the case of a dispute as to such right, any decision or indecision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such

Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9.

HOLDERS’ MEETINGS

Section 9.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or the Collateral Agent or to give any directions to the Trustee or the Collateral Agent permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee or the Collateral Agent and nominate a successor trustee or collateral agent pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution or the Holders of at least 10% of the aggregate principal amount of Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04 Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1.00 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06 Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07 No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes. Nothing contained in this Article 9 shall be deemed or construed to limit any Holder’s actions pursuant to the applicable procedures of the Depositary so long as the Notes are Global Notes.

Article 10.

SUPPLEMENTAL INDENTURES

Section 10.01 Supplemental Indentures Without Consent of Holders. Without the consent of any Holder of the Notes, the Company, the Guarantors, the Trustee and the Collateral Agent, as applicable, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto or amend or supplement any of the other Note Documents for one or more of the following purposes:

(a) cure any ambiguity, omission, mistake, defect or inconsistency;

(b) provide for the assumption by a successor corporation of the Company’s obligations under this Indenture or a Successor Guarantor of a Guarantor’s obligations hereunder;

(c) add guarantees with respect to the Notes or release a Guarantor from its obligations under its Note Guarantee or this Indenture, in each case, in accordance with the applicable provisions of this Indenture;

(d) add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company;

(e) make any change that does not adversely affect the rights of any Holder in a material respect, as determined by the Company in good faith;

(f) increase the Conversion Rate as provided in this Indenture;

(g) (i) provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under this Indenture by more than one trustee or (ii) provide for the acceptance of an appointment under this Indenture of a successor Collateral Agent; provided that, in each case, such successor is otherwise qualified and eligible to act as such under the terms of this Indenture;

(h) irrevocably elect a Settlement Method or a Specified Dollar Amount, or eliminate the Company’s right to elect one or more particular Settlement Methods (including, for the avoidance of doubt, eliminating Combination Settlement with a particular Specified Dollar Amount or range of Specified Dollar Amounts) as permitted by this Indenture; provided, however, that (i) no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described in Section 14.02;

(i) in connection with any Common Stock Change Event described in Section 14.08, provided that the Notes are convertible in the manner described therein, make certain related changes to the terms of the Notes to the extent expressly required by this Indenture;

(j) comply with the rules of DTC or any other applicable depositary, so long as such amendment does not materially and adversely affect the rights of any Holder of Notes;

(k) conform the provisions of this Indenture, the Notes and the Note Guarantees to the Offering Memorandum;

(l) add additional assets as Collateral to secure the Notes and the Note Guarantees;

(m) release Collateral from any Liens securing the Notes and the Note Guarantees, in each case when permitted, required or automatically effected by this Indenture, the Collateral Documents or the Intercreditor Agreement;

(n) modify this Indenture, the Collateral Documents and/or the Intercreditor Agreement to secure additional extensions of credit and add additional secured creditors holding Obligations permitted pursuant to the Intercreditor Agreement;

(o) subordinate the Liens securing creditors of other Obligations to the Liens on the Collateral securing the Notes and the Note Guarantees;

(p) provide for the succession of any parties to any of the Second Lien Collateral Documents (and other amendments that are administrative or ministerial in nature) and the intercreditor agreement in connection with an amendment, renewal, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Loan Agreement or any other agreement that is not prohibited by this Indenture;

(q) amend the Intercreditor Agreement in accordance with its terms or the terms of the Collateral Documents; or

(r) enter into any intercreditor agreement having substantially similar terms with respect to the holders set forth in the Collateral Documents, taken as a whole, or any joinder thereto.

Upon the written request of the Company, the Trustee and the Collateral Agent are hereby authorized to, and shall join with the Company in the execution of any such supplemental indenture, amendment or supplement, and to make any further appropriate agreements and stipulations that may be therein contained, except that the Trustee and Collateral Agent shall not be obligated to, but may in their respective discretion, enter into any such supplemental indenture, amendment or supplement that affects the Trustee or Collateral Agent’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Any supplemental indenture, amendment or supplement authorized by the provisions of this Section 10.01 may be executed by the Company, the Guarantors, the Collateral Agent and the Trustee, as applicable, without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02 Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, the Notes), the Company, the Guarantors, the Trustee and the Collateral Agent, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto or amend or supplement any of the other Note Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes, any supplemental indenture or any of the other Note Documents or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture or amendment or supplement to any of the other Note Documents shall:

(a) reduce the amount of Notes whose Holders must consent to an amendment, including the waiver of an Event of Default;

(b) reduce the rate of or change or have the effect of changing the stated time for payment of interest on any Note;

(c) reduce the principal of or extend or have the effect of extending the stated maturity of any Note;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Optional Redemption price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in money, or at a place of payment, other than that stated in the Note;

(g) modify or change any provision that has the effect of permitting (to the extent not otherwise permitted by the terms of this Indenture) the incurrence of additional Indebtedness in the form of Additional Notes for the purpose of influencing voting thresholds;

(h) subordinate or have the direct or indirect effect of subordinating any obligations in respect of the Notes in right of payment to any Indebtedness for borrowed money; provided this clause (h) shall not apply to any debtor-in-possession or similar financing;

(i) subordinate or have the direct or indirect effect of subordinating any Liens securing the Obligations in respect of the Notes to any Liens on the Collateral securing any Indebtedness for borrowed money (except, in each case, Indebtedness that (x) is expressly permitted to be senior, or pari passu with, as applicable to the obligations in respect of the Notes as of the Issue Date or (y) incurred pursuant any debtor-in-possession or similar financing);

(j) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(k) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions.

In addition, without the consent of Holders of at least 75% in aggregate principal amount of the Notes then outstanding, no amendment, supplement or waiver may:

(i) permit, or have the effect of permitting the concept of “unrestricted subsidiaries” (which shall, for the avoidance of doubt, include any Subsidiaries that are exempt from covenants or representations and warranties in the Second Lien Debt Documents, whether or not labelled as “unrestricted subsidiaries”);

(ii) make any change to the definition of “Material Property” in Section 1.01 or any language in other provisions in connection therewith;

(iii) make any change to the definition of “Liability Management Exercise” in Section 1.01 or any language in other provisions in connection therewith;

(iv) permit the incurrence of Indebtedness that is pari passu with the Notes in right of payment and Lien priority;

(v) amend the definition of “Excluded Subsidiary” in Section 1.01;

(vi) release, or have the effect of releasing, all or substantially all of the Collateral from the Liens securing the notes and the Note Guarantees, or subordinate or have the direct or indirect effect of subordinating any Liens securing the Obligations in respect of the Notes to any Liens on the Collateral securing any Indebtedness for borrowed money (except, in each case, Indebtedness that is expressly permitted to be senior, or pari passu with, as applicable to the obligations in respect of the Notes as of the Issue Date); or

(vii) amend, waive or modify, or have the effect of amending, waiving or modifying (including through amending, modifying or waiving any definition therein), the provision described in Section 4.21.

provided (i) through (vii) shall not apply to any transaction where each Holder of Notes has been (or will be) offered a bona fide right to fund, provide, acquire or otherwise participate the same Senior Financing, on a pro rata basis, on not less than five (5) Business Days’ notice prior to the deadline established to elect to participate in such Senior Financing on the same economic terms received by the Holders of Notes (or their Affiliates) participating in such Senior Financing provided that such economic terms shall not include bona fide backstop and similar fees (including fees paid to holders of Notes as compensation for backstopping debt or equity rights offering) incurred, and the reimbursement of counsel fees and other expenses incurred, in connection with such Senior Financing or the negotiation of the transactions in connection with which the Senior Financing is to be (or was) incurred.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of the requisite Holders as aforesaid and subject to Section 10.05, the Trustee and Collateral Agent shall join with the Company in the execution of such supplemental indenture, amendment, supplement or waiver unless such supplemental indenture, amendment, supplement or waiver affects the Collateral Agent or Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Collateral Agent or the Trustee, as applicable, may in its discretion, but shall not be obligated to, enter into such supplemental indenture, amendment, supplement or waiver.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture, amendment, supplement or waiver. It shall be sufficient if such Holders approve the substance thereof. After any supplemental indenture, amendment, supplement or waiver becomes effective pursuant to Section 10.01 or this Section 10.02, the Company shall deliver to the Holders (with a copy to the Trustee) a notice briefly describing such supplemental indenture, amendment, supplement or waiver. However, the failure to give such notice to all the Holders (with a copy to the Trustee), or any defect in the notice, will not impair or affect the validity of the supplemental indenture, amendment, supplement or waiver.

Section 10.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture, amendment, supplement or waiver pursuant to the provisions of this Article 10, this Indenture or the applicable other Note Document shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Collateral Agent, the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture, amendment, supplement or waiver shall be and be deemed to be part of the terms and conditions of this Indenture or the applicable other Note Document for any and all purposes.

Section 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture, amendment, supplement or waiver pursuant to the provisions of this Article 10 may, at the Company’s request and expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture, amendment, supplement or waiver. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture or the applicable other Note Document contained in any such supplemental indenture, amendment, supplement or waiver may, at the Company’s expense, be prepared and executed by the Company, authenticated, upon receipt of a Company Order, by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 18.09) and delivered in exchange for the Notes then outstanding, upon delivery of such Notes then outstanding.

Section 10.05 Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee and Collateral Agent. In addition to the documents required by Section 18.05, the Trustee and the Collateral Agent shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture, amendment, supplement or waiver executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and the other Note Documents and that the supplemental indenture, amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

Article 11.

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 11.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than to one or more of its Wholly-Owned Subsidiaries) (a “Business Combination Event”), unless:

(a) the resulting, surviving or transferee person (if not the Company) is a Qualified Successor Entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Qualified Successor Entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and this Indenture;

(b) immediately after giving effect to such Business Combination Event, no Default or Event of Default has occurred and is continuing under this Indenture;

(c) the Qualified Successor Entity executes supplements or joinders to the applicable Second Lien Collateral Documents and pledges its assets as Collateral (to the extent required by the applicable Second Lien Collateral Documents); and

(d) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that (x) such Business Combination Event (and, if applicable, the related supplemental indenture) complies with this Indenture and (y) all conditions precedent to such Business Combination Event provided in this Indenture have been complied with.

Section 11.02 Qualified Successor Entity to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Qualified Successor Entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion or equitization of the Notes and the due and punctual performance of all of the obligations under this Indenture, the Collateral Documents and the other Note Documents to be performed by the Company, such Qualified Successor Entity (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and may thereafter exercise every right and power of the Company under this Indenture. Such Qualified Successor Entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Qualified Successor Entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Qualified Successor Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11), except in the case of a lease, and except as otherwise required by this Indenture, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Article 12.

IMMUNITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

Section 12.01 No Personal Liability of Directors, Officers, Employees or Shareholders. None of the Company’s past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of the Company’s obligations under the Notes or this Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release is part of the consideration for the issue of the Notes. However, the waiver and release may not be effective to waive liabilities under U.S. federal securities laws.

Article 13.

GUARANTEE

Section 13.01 Guarantee.

(a) Subject to this Article 13, each Person that becomes a Guarantor by execution of a supplemental indenture to this Indenture in accordance with Section 13.07, hereby jointly and severally, irrevocable and unconditionally , as a primary obligor and not merely as a surety, guarantees to each Holder, the Trustee, the Collateral Agent and each other Secured Party and their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the other Note Documents or the Obligations of the Company hereunder or thereunder, the performance and punctual payment or delivery, as applicable, when due, whether at maturity, by acceleration or otherwise, of all Obligations, the Notes and the other Note Documents, including principal (including the Fundamental Change Repurchase Price, if applicable), premium, if any, interest (including interest on overdue amounts), consideration due upon conversion or equitization of the Notes and all other Obligations (including for reimbursement of expenses, indemnity or otherwise) of the Company or any Guarantor, all in accordance with the terms hereof and thereof (all of the foregoing, collectively, the “Guaranteed Obligations”). In furtherance of the foregoing and not in limitation of any other right which any Holder of the Notes or the Trustee or the Collateral Agent has at law or in equity against any Guarantor by virtue of this Article 13, failing payment or, if applicable, delivery when due (at maturity, by acceleration or otherwise) of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay and, if applicable, perform and deliver the Guaranteed Obligations immediately. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each shall remain bound under this Article 13 notwithstanding any extension or renewal of any Guaranteed Obligation. Each agrees that this is a guarantee of payment and performance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder of the Notes or the Trustee or Collateral Agent to any security held for payment of the Guaranteed Obligations. The Note Guarantees shall not be convertible and shall automatically terminate with respect to a given Note when such Note is converted.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional and absolute, irrespective of (i) the validity, regularity or enforceability of the Notes, this Indenture or any other Note Document, (ii) the absence of any action to enforce the same or to exercise any right or remedy against any Guarantor, (iii) any extension or renewal of this Indenture, the Notes or any other Note Document, (iv) any rescission, settlement, compromise, waiver, modification, amendment, consent or release in respect of this Indenture, the Notes or any other Note Document or any of the Guaranteed Obligations, (v) any change in the corporate existence, structure or ownership of the Company, any Guarantor or any of their respective Subsidiaries, (vi) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, any Guarantor, any of their respective Subsidiaries or any of their respective assets or any resulting release or discharge of any obligation of the Company, any Guarantor or any of their respective Subsidiaries contained in this Indenture, the Notes or any other Note Document, (vii) the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Company, the Trustee, the Collateral Agent or any other Person, whether in connection with this Indenture, the Notes, any other Note Document or any unrelated transactions (provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim), (viii) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture, the Notes or any of the other Note Documents, (ix) any provision of applicable law or regulation purporting to prohibit the payment by the Company or any of the Guarantors of the principal of or interest on the Notes or any other amount payable and/or deliverable by the Company under this Indenture, the Notes or any other Note Document, (x) the recovery of any judgment against the Company or any Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor, or (xi) any other act or omission to act or delay of any kind by the Company, the Trustee, the Collateral Agent or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder. Each Guarantor hereby waives diligence, presentment, demand of payment and protest to the Company, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. Each Guarantor hereby waives any right to which it may be entitled to have its Guarantee hereunder divided among the Guarantors, such that such Guarantor’s Guarantee would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s obligations under this Indenture, the Notes and the other Note Documents and such Guarantor’s Guarantee hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

(c) Except as expressly set forth in Section 13.02, the Notes Guarantee of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Notes Guarantee of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee or Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(d) Except as expressly set forth in Section 13.06, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment, performance and delivery in full of all the Guaranteed Obligations of such Guarantor. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder of the Notes or the Trustee upon the bankruptcy or reorganization of Company or any Guarantor or otherwise.

(e) If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment, performance and delivery in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Notes Guarantee.

Section 13.02 Limitation on Guarantor Liability. Each Guarantor, the Trustee and the Collateral Agent, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Notes Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and each of the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments and, if applicable, deliveries made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 13, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 13.03 Guarantors May Consolidate, etc., on Certain Terms. Except for a transaction made in compliance with Section 11.01, no Guarantor may consolidate with or merge into any other Person other than the Company or another Guarantor, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, other than to the Company or another Guarantor, unless, in each case:

(a) either (i) in the case of a consolidation or merger, the Guarantor is the surviving entity, or (ii) the Person formed by or surviving such consolidation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (such Person, the “Successor Guarantor”) shall expressly assume by supplemental indenture, or other amendment or supplement, all of the obligations of the Guarantor under the Note Documents;

(b) the Successor Guarantor, if any, is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; and

(c) immediately after giving effect to such transactions, no Default or Event of Default shall have occurred and be continuing;

(d) the Guarantor has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with this Article and that all conditions precedent provided for in this Indenture and the other Note Documents relating to such transaction have been complied with.

(e) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the Successor Guarantor, by supplemental indenture or other amendment or supplement, as applicable, executed and delivered to the Trustee and the Collateral Agent, of the Notes Guarantee and the due and punctual performance of all of the obligations under this Indenture, the Collateral Documents and the other Note Documents to be performed by the Guarantor, such Successor Guarantor shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such Successor Guarantor thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued on the date of the execution hereof.

Section 13.04 Stay of Acceleration. If acceleration of the time for payment of any amount payable or, if applicable, deliverable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable or, if applicable, deliverable by the Guarantors hereunder forthwith on demand by the Trustee, the Collateral Agent or the Holders.

Section 13.05 Execution and Delivery of Guarantee. The execution by each future Guarantor of a supplemental indenture evidences the Notes Guarantee of such Guarantor, whether or not the person signing as an officer of such Guarantor still holds that office at the time of authentication of any Note. The delivery of Notes by the Trustee after authentication constitutes due delivery of the Notes Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 13.06 Release of Guarantees.

(a) A Guarantor’s Guarantee with respect to the Notes will be released automatically and immediately (without the necessity of any action by the Trustee or the Collateral Agent):

(i) upon the conveyance, sale, transfer, assignment or other disposition of all of the Equity Interests of such Guarantor to a Person that is a non-affiliated third party of the Company or any of its Subsidiaries in a transaction permitted (or not prohibited) by the terms of this Indenture with a legitimate business purpose and not for the primary purpose of releasing such Note Guarantee or for the incurrence of Indebtedness or liability management;

(ii) at any time that any Guarantor is (or substantially concurrently with the release of the Note Guarantee of such Guarantor or, if as a result of the release of the Notes Guarantee of such Guarantor, will be) released from all of its obligations or the guarantee that resulted in the obligation of such Guarantor to guarantee the Notes if such Guarantor would not then otherwise be required to guarantee the Notes pursuant to this Indenture;

(iii) concurrently with any such Guarantor becoming an Excluded Subsidiary, provided, however, that a Note Guarantee by such Guarantor will not be released upon such Guarantor becoming a non-Wholly-Owned Subsidiary unless (A) it became a non-Wholly-Owned Subsidiary pursuant to a transaction with a non-affiliated third party of any Note Party for a legitimate business purpose and not for the primary purpose of releasing the guarantee or for the incurrence of Indebtedness or liability management and (B) the Company is deemed to have made an Investment in such resulting non-Guarantor Subsidiary, and such Investment is a Permitted Investment, and in each case not in connection with a Liability Management Exercise;

(iv) upon satisfaction and discharge of this Indenture.

(b) Upon delivery by the Company to the Trustee and the Collateral Agent of an Officer’s Certificate to the effect that the action or event giving rise to a release has occurred as specified above, the Trustee or the Collateral Agent, as applicable, shall, upon receipt by it of the documents described in Section 18.05, execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Guarantee.

(c) Any Guarantor not released from its obligations under its Guarantee as provided in this Section 13.06 will remain liable for the full amount of principal of and interest on the Notes and for the other Obligations of the Company and any Guarantor under this Indenture as provided in this Article 13.

Section 13.07 Future Guarantors. The Company shall cause each of its direct or indirect Subsidiaries (other than Excluded Subsidiaries) (which is not dissolved within thirty (30) days after its formation or acquisition if formed or acquired after the Issue Date), within thirty (30) days after the formation or acquisition of such Subsidiary, or the date such Subsidiary becomes a Subsidiary of the Company or ceases to be an Excluded Subsidiary, to (i) execute and deliver to the Trustee and Collateral Agent a supplemental indenture substantially in the form attached hereto as Exhibit B, subject to, with respect to the Dutch Entity, any modifications required pursuant to Dutch law, including the Dutch Works Councils Act, pursuant to which such Subsidiary shall unconditionally guarantee all of the Guaranteed Obligations on the terms set forth in this Article 13, (ii) execute and deliver to the Trustee and Collateral Agent joinders or supplements, as applicable, to the Collateral Documents and the Intercreditor Agreement (and, if applicable, any Second Lien Pari Passu Intercreditor Agreement), together with any other filings and agreements (subject to customary extension periods) required by the Collateral Documents to create or perfect the security interests of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes in the Collateral of such Subsidiary and (iii) deliver to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel that such supplemental indenture and joinders or supplements to the Collateral Documents and Intercreditor Agreement (and, if applicable, any Second Lien Pari Passu Intercreditor Agreement) have been duly authorized, executed and delivered by such Subsidiary and constitute legal, valid, binding and enforceable obligations of such Subsidiary. Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture, the Collateral Documents and the Intercreditor Agreement (and, if applicable, any Second Lien Pari Passu Intercreditor Agreement).

Section 13.08 Post-Closing. The Company shall, and shall cause each relevant Subsidiary to, comply with the requirements set forth in Schedule 13.08 within the applicable time periods set forth therein (or such later date as the Collateral Agent may agree at the direction of the Holders).

Article 14.

CONVERSION OF NOTES

Section 14.01 Conversion Right. Subject to, and upon compliance with, the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple of $1.00 in excess thereof) of such Note, on any Business Day that is after the Initial Conversion Date and before the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at the applicable Conversion Rate (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).

Section 14.02 Conversion Procedure; Settlement upon Conversion.

(a) Subject to this Section 14.02, Section 14.03, Section 14.04, Section 14.08(a), and Section 14.14, upon conversion of any Note, the Company shall satisfy its Conversion Obligation by paying or delivering, as the case may be, to the converting Holder, in respect of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02; provided, however, that upon conversion of a Note prior to the Requisite Shareholder Approval Date, the Company shall satisfy its Conversion Obligation only through Cash Settlement. Following the Requisite Shareholder Approval Date, the Company will satisfy its Conversion Obligation with any Settlement Method the Company is otherwise permitted to elect.

(i) The Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates. All conversions for which the relevant Conversion Date occurs on or after the date of the Company’s issuance of an Optional Redemption Notice with respect to any Notes and prior to the related Optional Redemption Date will be settled using the same Settlement Method.

(ii) If, in respect of any Conversion Date, the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company shall deliver such Settlement Notice to converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the close of business on the Scheduled Trading Day immediately following the relevant Conversion Date

(in each case, the “Settlement Method Election Deadline”). If the Company does not timely elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall be deemed to have elected Physical Settlement in respect of its Conversion Obligation (provided the Company may change such default settlement method to any permitted Settlement Method by notice to Holders, the Trustee and the Conversion Agent). Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Company timely delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.

By notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee), the Company may, at its option, irrevocably elect to satisfy its Conversion Obligation with respect to the Notes through any Settlement Method it is then permitted to elect. The irrevocable election will apply to all Note conversions on Conversion Dates occurring subsequent to delivery of such notice; provided, however, that no such election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any Note. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 10.01(h). However, the Company may nonetheless choose to execute such an amendment at its option.

(iii) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) subject to Section 14.14, if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive VWAP Trading Days during the related Observation Period; and

(C) subject to Section 14.14, if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive VWAP Trading Days during the related Observation Period.

(iv) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the applicable procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (A) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile, PDF or other electronic transmission thereof) (a notice pursuant to the applicable procedures of the Depositary or a notice as set forth in the Form of Notice of Conversion, a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (B) deliver such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, furnish appropriate endorsements and transfer documents and (D) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (and, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notes may be delivered for conversion by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.02.

If more than one Note shall be delivered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so delivered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 14.02(b). Except as set forth Section 14.08(b), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second VWAP Trading Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the second VWAP Trading Day immediately following the last VWAP Trading Day of the relevant Observation Period, in the case of any other Settlement Method; provided, however, that the Company will settle on the

Maturity Date (or, if the Maturity Date is not a Business Day, the immediately following Business Day) any conversions to which Physical Settlement applies and whose Conversion Date occurs on or after the date that is three months prior to the Maturity Date. If any shares of Common Stock are due to a converting Holder, the Company shall issue or cause to be issued, and deliver to the Transfer Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any Note shall be delivered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so delivered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the delivered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes delivered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay such tax. The Conversion Agent or Transfer Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 14.05, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment or PIK Payment for accrued and unpaid interest, if any, except as set forth in Section 14.03. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date and prior to the open of business on the corresponding

Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes delivered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of Cash Interest payable on the Notes so converted; provided that no such payment shall be required (i) for conversions following the Regular Record Date immediately preceding the Maturity Date; (ii) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately succeeding the corresponding Interest Payment Date; or (iii) to the extent of any Additional Interest or Defaulted Amounts, if any Additional Interest or Defaulted Amounts exist at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date or any Fundamental Change Repurchase Date, in each case, as described above, shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date via Cash Interest regardless of whether their Notes have been converted and/or repurchased, as applicable, following such Regular Record Date.

(i) The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last VWAP Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes delivered for conversion.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note delivered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 14.03 Interest Make-Whole Conversion Rate Adjustment upon Certain Conversions. Subject to the provisions in Section 14.04 for conversions in connection with a Make-Whole Fundamental Change, which, for the avoidance of doubt, will operate independently from this Section 14.03, if a Holder delivers its Notes for conversion at any time prior to the close of business on the Business Day immediately preceding October 15, 2028, the Conversion Rate then in effect per $1,000 principal amount of Notes to be converted will be increased, solely for purposes of such conversion, by a number of additional shares of Common Stock, if any, equal to the sum of the remaining scheduled payments of Cash Interest that would have been made on such Notes to be converted at the Stated Interest rate had such Notes remained outstanding from the Conversion Date to, and including October 15, 2028, divided by the Dollar Conversion Price as of the applicable Conversion Date; provided, however, that in connection with any conversion at the option of a Holder pursuant to Section 14.01 or a Mandatory Conversion pursuant to Section 16.01 or an Optional Redemption pursuant to Section 15.04 (and, for the avoidance of doubt, not in connection with a Mandatory Equitization pursuant to Section 17.01), the Conversion Rate applicable to such a conversion will in no event be increased to greater than 1,029.2716 shares of Common Stock per $1,000 principal amount of Notes (which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted as a result of the operation of Section 14.05). For the avoidance of doubt, any increase to the Conversion Rate in connection with a conversion pursuant to this Section 14.03 will only be applicable for purposes of the conversion of such Notes and will not be applicable for any other calculation or purposes.

Section 14.04 Increased Conversion Rate Applicable to Certain Notes Delivered in Connection with Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, the Conversion Rate applicable to such conversion will equal the greater of (i) the As-Adjusted Coupon Make-Whole Conversion Rate, and (ii) the “As-Adjusted Table Make-Whole Conversion Rate” (as described below); provided, however, for the avoidance of doubt, in no event will the Conversion Rate applicable to any conversion be increased to an amount that exceeds 1,029.2716 shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted as a result of the operation of the provisions in Section 14.05.

(b) Subject to the provisions below, the “As-Adjusted Table Make-Whole Conversion Rate” will be calculated by multiplying the base Conversion Rate (which, for the avoidance of doubt, will be the Conversion Rate without adjustment, if any, pursuant to Section 14.03) by the percentage set forth in the table below corresponding (after interpolation as described below) to the effective date of such Make-Whole Fundamental Change and the Stock Price of such Make-Whole Fundamental Change:

	Stock Price
Effective Date	$Y	$X	$(Yx1.2)	$(Yx1.6)	$(Yx2)	$(Yx2.4)	$(Yx3.2)	$(Yx4)
October 15, 2025	110.0%	108.7%	107.7%	104.9%	103.3%	102.4%	101.3%	100.7%
October 15, 2026	110.0%	108.7%	107.7%	104.9%	103.3%	102.4%	101.3%	100.7%
October 15, 2027	110.0%	108.7%	107.6%	104.7%	103.2%	102.2%	101.2%	100.7%
October 15, 2028	110.0%	108.6%	107.3%	104.3%	102.8%	102.0%	101.1%	100.6%
October 15, 2029	110.0%	108.0%	106.3%	103.1%	101.9%	101.3%	100.7%	100.4%
October 15, 2030	110.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Where,

X = (1,000 ÷ Initial Base Conversion Rate); and

Y = (X ÷ 1.1).

If such effective date or Stock Price is not set forth in the table above, then:

(i) if such Stock Price is between two Stock Prices in the table above or the effective date is between two dates in the table above, then the applicable percentage will be determined by straight-line interpolation between the percentage set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

(ii) if the Stock Price is greater than $(Y x 4) (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted), or less than $Y (subject to adjustment in the same manner), per share, then such percentage will be deemed to be 100% (which, for the avoidance of doubt, means there will be no increase to the base Conversion Rate).

Notwithstanding anything to the contrary, in no event will the Conversion Rate be increased to an amount that exceeds 1,029.2716 shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 14.05.

(c) Adjustment of Stock Prices. The Stock Prices in the first row (i.e., the column headers) of the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of the provisions described in Section 14.05.

(d) Notice of Make-Whole Fundamental Change. The Company will notify Holders of each Make-Whole Fundamental Change no later than the Business Day immediately following the effective date of such Make-Whole Fundamental Change.

Section 14.05 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if each Holder of the Notes participates (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.05, without having to convert its Notes, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable (before giving effect to any such dividend, distribution, share split or share combination); and

OS’	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.05(a), is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.05(b), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith.

(c) If the Company distributes shares of its capital stock, evidences of its indebtedness, other assets or property of the Company, or rights, options or warrants to acquire its capital stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment is effected (or would be effected, disregarding the 1% Provision) pursuant to Section 14.05(a) or Section 14.05(b), (ii) rights issued under a stockholder rights plan (except as provided in Section 14.12), (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.05(d) shall apply, (iv) distributions of Reference Property in a Common Stock Change Event, and (v) Spin-Offs as to which the provisions set forth below in this Section 14.05(c) shall apply (any of such shares of capital stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire capital stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company in good faith) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.05(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 14.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately before the close of business on the last Trading Day of the Valuation Period for such Spin-Off;

CR’	=	the Conversion Rate in effect at the close of business on the last Trading Day of such Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such capital stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of such Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over such Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any VWAP Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including the Ex-Dividend Date of such Spin-Off to, and including, such VWAP Trading Day in determining the Conversion Rate applicable to such conversion as of such VWAP Trading Day.

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 14.05(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the

Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 14.05(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided, however, that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including the Trading Day next succeeding the date that such tender or exchange offer expires to, and including, the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any VWAP Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, such VWAP Trading Day in determining the Conversion Rate as of such VWAP Trading Day.

(f) Notwithstanding this Section 14.05 or any other provision of this Indenture or the Notes, if (i) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date as described in this Section 14.05; (ii) a Note is to be converted for which Physical Settlement or Combination Settlement applies; (iii) the Conversion Date for such conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related Record Date; (iv) the consideration due upon such conversion (in the case of Physical Settlement) or due with respect to such VWAP Trading Day (in the case of Combination Settlement) includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and (v) the Holder would be entitled to participate in such dividend or distribution on account of such shares, then, notwithstanding anything to the contrary, (x) in the case of Physical Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such conversion, and, instead, the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate shall be entitled to participate in such dividend or distribution; and (y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date shall be made for such conversion in respect of such VWAP Trading Day, but the shares of Common Stock issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate shall not be entitled to participate in such dividend or distribution.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.05, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to each Holder a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock at a price below the Conversion Price or otherwise (other than in connection with a stock dividend or stock split or pursuant to the provisions described in Section 14.05(b) or Section 14.05(c));

(ii) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iv) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the date of this Indenture (other than any rights plan existing as of the date of this Indenture as provided in Section 14.12);

(v) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 14.05(e);

(vi) solely for a change in the par value of the Common Stock; or

(vii) for accrued and unpaid interest, if any, other than as provided for in Section 14.03.

(j) All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall, as soon as reasonably practicable, file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth (i) the adjusted Conversion Rate, (ii) the subsection of this Section 14.05 pursuant to which such adjustment has been made, showing in reasonable detail and setting forth a brief statement of the facts requiring such adjustment and (iii) the date as of which such adjustment is effective (which certificates shall be conclusive evidence of the accuracy of such adjustment absent manifest error). Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) If an adjustment to the Conversion Rate otherwise required pursuant to this Section 14.05 would result in a change of less than 1% to the Conversion Rate, then notwithstanding the foregoing, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in an aggregate change of at least 1% to the Conversion Rate; (ii) the Conversion Date of, or any VWAP Trading Day of an Observation Period for, any Note; (iii) the date a Fundamental Change or Make-Whole Fundamental Change occurs; (iv) if the Company calls any Notes for redemption; or (v) the date that is three months prior to the Maturity Date. The provision described in the immediately preceding sentence of this Section 14.05(l) are referred to herein as the “1% Provision.”

(m) For purposes of this Section 14.05, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.06 Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period and the period, if any, for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Company shall make appropriate adjustments (without duplication in respect of any adjustment made pursuant to the provisions described under Section 14.04) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 14.07 Shares to Be Fully Paid. Following the Requisite Shareholder Approval Date, the Company shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of additional shares pursuant to Section 14.04 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement is applicable).

Section 14.08 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes in par value or changes resulting from a subdivision or combination),

(ii) any consolidation, merger, combination or similar transaction involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Common Stock Change Event,” and such stock, other securities, other property, assets or cash, the “Reference Property” and the amount and kind of Reference Property that a Holder of one (1) Share of the Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property) a “Reference Property Unit”), then, at and after the effective time of the Common Stock Change Event, the Company or the any successor company, as the case may be, will execute with the Trustee a supplemental indenture, without the consent of Holders, providing that (x) the consideration due upon conversion of any Note, and the conditions to any such conversion, shall be determined in the same manner as if each reference to any number of shares of Common Stock in the provisions set forth in this Article 14 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (y) for purposes of the provisions set forth in Article 15, each reference to any number of shares of Common Stock (or in any related definitions) shall instead be deemed to be a reference to the same number of Reference Property Units; and (z) for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” the terms “Common Stock” and “common equity” shall be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property.

For these purposes, the Daily VWAP or Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities shall be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof). If the Common Stock Change Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the composition of the Reference Property Unit shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock. If the holders of the Common Stock receive only cash in such Common Stock Change Event, then for all conversions with a Conversion Date that occurs on or after the effective date of such Common Stock Change Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to Section 14.04), multiplied by the price paid per share of Common Stock in such Common Stock Change Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the second (2nd) Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such weighted average as soon as reasonably practicable after such determination is made.

The supplemental indenture described in the second immediately preceding paragraph shall, if applicable, provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments provided for in this Article 14. If the Reference Property in respect of any Common Stock Change Event includes shares of stock, securities or other property or assets of a Person other than the Company or any successor company, as the case may be, in such Common Stock Change Event, such supplemental indenture shall also be executed by such other Person. In addition, each such supplemental indenture shall contain such additional provisions to protect the interests of the Holders as the Company reasonably considers necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.08, the Company shall, within twenty (20) days after execution thereof, deliver notice to all Holders briefly describing the same and the related change to the conversion right. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Common Stock Change Event unless its terms are consistent with this Section 14.08. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Common Stock Change Event.

(d) The above provisions of this Section shall similarly apply to successive Common Stock Change Events.

Section 14.09 Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes (subject to any taxes to be paid by a Holder pursuant to Section 14.02(e)), liens and charges with respect to the issue thereof.

(b) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes

Section 14.10 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the delivery of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.08 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.08 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Except as otherwise expressly provided herein, neither the Trustee nor any other agent acting under this Indenture (other than the Company, if acting in such capacity) shall have any obligation to make any calculation or to determine whether the Notes may be delivered for conversion pursuant to this Indenture, or to notify the Company or the Depositary or any of the Holders if the Notes have become convertible pursuant to the terms of this Indenture.

Section 14.11 [Reserved].

Section 14.12 Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the applicable number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.13 Exchange In Lieu Of Conversion. (a) When a Holder delivers its Notes for conversion, the Company may, at its election (an “Exchange Election”), cause such Notes to be delivered, at or prior to 11:00 a.m. (New York City time) on the first Business Day immediately following the relevant Conversion Date, to a financial institution designated by the Company (the “Designated Institution”) for exchange in lieu of conversion. In order to accept any Notes delivered for conversion for exchange in lieu of conversion, the Designated Institution must agree to timely pay or deliver, as the case may be, in exchange for such Notes, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, that would otherwise be due upon conversion as described in Section 14.02 above (the “Conversion Consideration”). If the Company makes the election described above, the Company shall, at or prior to 11:00 a.m. (New York City time) on the first Business Day following the relevant Conversion Date, notify, in writing, the Holder delivering Notes for conversion, the Trustee and the Conversion Agent (if other than the Trustee), that it has made such Exchange Election, and the Company shall notify the Designated Institution of the relevant deadline for delivery of the Conversion Consideration and the type of Conversion Consideration to be paid and/or delivered (unless the form of Conversion Consideration has been otherwise agreed by the Holder and the Designated Institution as set forth in this Section 14.13). The Company, the Holder delivering Notes for conversion, the Designated Institution and the Conversion Agent shall cooperate to cause such Notes to be delivered to the Designated Institution and the Conversion Agent shall be entitled to conclusively rely upon the Company’s instruction in connection with effecting any Exchange Election and shall have no liability for such Exchange Election outside of its control. Any Notes delivered by any Designated Institution will remain outstanding, subject to applicable procedures of the Depositary. Notwithstanding anything to the contrary in this Indenture or the Notes, any conversion settled in accordance to this Section 14.13 need not be settled with newly issued shares of Common Stock and any reference in this Indenture or the Notes to a requirement that the Company issue shares of Common Stock in connection with such conversion will be deemed to be satisfied with the delivery of shares of Common Stock by the applicable Designated Institution in accordance with this Section 14.13.

(b) If any Designated Institution agrees to accept any Notes for exchange but does not timely pay and/or deliver, as the case may be, the related Conversion Consideration to the Conversion Agent and/or Transfer Agent, or if such Designated Institution does not accept such Notes for exchange, the Company shall, within the time period specified in Section 14.02, notify the Conversion Agent and the Holders delivering their Notes and shall pay or deliver, as the case may be, the Conversion Consideration in accordance with the provisions of Section 14.02 as if the Company had not made the Exchange Election.

(c) For the avoidance of doubt, in no event will the Company’s designation of a Designated Institution pursuant to this Section 14.13 require such Designated Institution to accept any Notes for exchange. The Company may, but will not be obligated to, enter into a separate agreement with any Designated Institution that would compensate it for any such transaction.

Section 14.14 Beneficial Ownership Limitation.

(a) Notwithstanding anything to the contrary in this Indenture or the Notes, for so long as shares of Common Stock are registered under the Exchange Act, no Note will be optionally convertible by the Economic Interest Holder thereof and the Company will not effect any conversion of a Note to the extent that after giving effect to such conversion the Economic

Interest Holder together with the Economic Interest Holder’s Attribution Parties collectively would beneficially own in excess of 9.9% of the shares of Common Stock outstanding immediately after giving effect to such conversion (the restrictions set forth in this sentence, the “Beneficial Ownership Limitation”) and the Company shall not issue to such Economic Interest Holder any shares of Common Stock in connection with any conversion, settlement or interest payment that would result in the Beneficial Ownership Limitation being exceeded, subject in the case of Section 2.03, Section 15.06, Section 16.01 or 17.01, to an Economic Interest Holder’s compliance with the procedures set forth in Section 14.14(c). Subject to the procedures set forth in set forth in Section 14.14(c), if the issuance of shares of Common Stock to an Economic Interest Holder upon any conversion, or upon any issuance of Common Stock pursuant to Section 2.03 (interest payment by Company), Section 15.06 (Optional Redemption by Company), Section 16.01 (Mandatory Conversion by Company) or 17.01 (Mandatory Equitization by Company) would result in that Economic Interest Holder together with its Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation, the number of shares so issued by which the relevant Economic Interest Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Economic Interest Holder of Notes and its Attribution Parties shall not have power to vote or transfer the Excess Shares; provided, the foregoing shall not prevent or otherwise affect the cancellation and retirement of the corresponding Notes which shall nonetheless cease to be outstanding following such conversion or equitization; provided further, that in the case of an optional conversion by an Economic Interest Holder pursuant to which Excess Shares are issued to such Economic Interest Holder, both the conversion into Excess Shares and issuance of Excess Shares will be deemed null and void and the corresponding notes will remain outstanding. For purposes of clarity, any shares of Common Stock issuable pursuant to the terms of this Indenture or the Notes in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Economic Interest Holder or any of its Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act or Rule 16a-1(a)(1) under the Exchange Act. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 14.14 to correct this section (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(b) For purposes of calculations regarding the above Beneficial Ownership Limitation, the number of shares of Common Stock beneficially owned by the relevant Economic Interest Holder of the Notes and its Attribution Parties shall include the number of shares of Common Stock that may be issued upon conversion or settlement of the Notes or payment of interest on the Notes with respect to which such determination is being made, but will exclude the number of shares of Common Stock that may be issued upon (i) conversion of the remaining, unconverted outstanding balance of the Notes beneficially owned by the Economic Interest Holder of the Notes or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation described in this Section 14.14 beneficially owned by the relevant Economic Interest Holder of the Notes or any of its Attribution Parties. Other than as set forth in the previous sentence, for purposes of this Section 14.14, beneficial ownership calculations shall be made in accordance with Section 13(d)

of the Exchange Act and the applicable regulations promulgated thereunder. For purposes of this Section 14.14, in determining the number of outstanding shares of Common Stock, an Economic Interest Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon any written or oral request of any Economic Interest Holder, the Company shall within three (3) Business Days confirm orally and in writing or by electronic mail to such Economic Interest Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Notes, by the Economic Interest Holder or any of its Attribution Parties since the as of date as to which such number of outstanding shares of Common Stock was reported.

(c) Notwithstanding the foregoing, for Economic Interest Holders of Notes that have elected to be subject to the procedures described in this Section 14.14(c) (the “Opt-in Procedures”), including, as applicable, having transferred their interest in the Notes they hold into a different CUSIP number that is designated for such purposes to the extent the Company has made available a separate CUSIP for such purposes, the applicable Mandatory Conversion Notice, Mandatory Equitization Notice, Stock Interest Notice or Optional Redemption Notice will provide Economic Interest Holder of the Notes held in such CUSIP number the opportunity to provide notice and a representation to the Company of the number of shares of Common Stock beneficially owned by the Economic Interest Holder together with its Attribution Parties prior to such issuance up to five (5) Business Days prior to the date of settlement of any Common Stock upon any Mandatory Conversion pursuant to Section 16.01, Optional Redemption pursuant to Section 15.06, Mandatory Equitization pursuant to Section 17.01 of such Economic Interest Holder’s Notes or payment of Common Stock Interest pursuant to Section 2.03 (“Equity Issuances”). If any Excess Shares would be issued upon settlement of any Equity Issuance, we shall initially issue the amount of any such Excess Shares that would otherwise be issuable to such Economic Interest Holder upon such Equity Issuance instead to a single account designated for all such Excess Shares in the aggregate and held on the books and records of the Company’s Transfer Agent and, although such Economic Interest Holder’s Notes that are converted or equitized in connection with such issuance will still be retired and will no longer be outstanding as otherwise set forth in this Indenture, the shares of Common Stock will not be delivered to such Economic Interest Holder until the Company receives appropriate instructions and representations as described in this Section 14.14 and the relevant notice. Thereafter, upon notification by any such Economic Interest Holder (or beneficial owner of Notes held by such Economic Interest Holder) and verification by the Company (based solely on a representation by the Economic Interest Holder regarding the current beneficial ownership of Common Stock by the Economic Interest Holder together with its Attribution Parties) that such Economic Interest Holder may receive such shares of Common Stock that it would otherwise be entitled to receive without (together with any Attribution Parties) exceeding the Beneficial Ownership Limitation, the Company shall cause its Transfer Agent to deliver such additional shares of Common Stock to such Economic Interest Holder or its broker through the facilities of DTC promptly thereafter.

(d) Upon delivery of a written notice to the Company, any Economic Interest Holder may increase or decrease the Beneficial Ownership Limitation to such percentage as the Economic Interest Holder shall determine, in its sole discretion; provided that (i) any such increase or decrease of the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease of the Beneficial Ownership Limitation will apply only to such Economic Interest Holder and not to any other Economic Interest Holder. No prior inability to convert such Notes pursuant to this Section 14.14 shall have any effect on the applicability of the provisions of this Section 14.14 with respect to any subsequent determination of convertibility; provided further that such Beneficial Ownership Limitation shall not be increased above 19.9% unless the Company has first obtained shareholder approval for the acquisition by such Economic Interest Holder together with its Attribution Parties of 20% or more of the Company’s outstanding shares of Common Stock or voting power pursuant to Rule 5635(b) of Nasdaq. The limitation contained in this Section 14.14 may not be waived and shall apply to a successor Economic Interest Holder of such Notes.

Article 15.

REDEMPTIONS AND REPURCHASES OF NOTES

Section 15.01 Repurchase at Option of Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof properly delivered and not validly withdrawn pursuant to Section 15.03, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) calendar days or more than thirty-five (35) calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid cash interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid Cash Interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.

Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for delivering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Physical Notes to be repurchased shall state:

(i) the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

If the Notes are Global Notes, to exercise the Fundamental Change repurchase right, Holders must deliver their Notes in accordance with applicable Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

On or before the twentieth (20th) Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders and the Trustee, the Conversion Agent (in the case of a Conversion Agent other than the Trustee) and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the Conversion Rate and, if applicable, any adjustments to the Conversion Rate as a result of such Fundamental Change (or related Make-Whole Fundamental Change);

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.

At the Company’s request, given at least five (5) calendar days prior to the date the Fundamental Change Company Notice is to be sent (or such lesser amount of time as agreed to by the Trustee in its sole discretion), the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

Simultaneously with providing such notice, the Company shall publish the information on its website or through such other public medium as it may use at that time.

Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the applicable procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Notwithstanding anything to the contrary in this Article 15, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 and such third party purchases all Notes properly delivered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth above.

(b) Notwithstanding anything to the contrary, the Company will not be required to send a Fundamental Change Company Notice, or offer to repurchase or repurchase any Notes, as described in this Section 15.01, in connection with a Common Stock Change Event that constitutes a Fundamental Change pursuant to clause (b)(i) or (ii) of the definition thereof (regardless of whether such Common Stock Change Event also constitutes a Fundamental Change pursuant to any other clause of such definition), if: (i) the Reference Property for such Common Stock Change Event consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 principal amount of Notes (calculated assuming that the same includes accrued interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change); and (iii) within 20 Business Days of such Fundamental Change, the Company sends notice that such Fundamental Change is an Exempted Fundamental Change. Any Fundamental Change with respect to which, in accordance with the provisions described above, the Company does not offer to repurchase any Notes is referred to as an “Exempted Fundamental Change.”

Section 15.02 Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) in respect of Physical Notes by means of a written notice of withdrawal received by the Paying Agent in accordance with this Section 15.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(b) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(c) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice;

If the Notes are Global Notes, Holders may withdraw their Notes subject to repurchase at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date in accordance with the applicable procedures of the Depositary.

Section 15.03 Deposit of Fundamental Change Repurchase Price.

(a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Company), payment for Notes delivered for repurchase (and not validly withdrawn prior to the close of business on the

Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (x) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.01) and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to pay the Fundamental Change Repurchase Price to be paid on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly delivered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture, (a) such Notes will cease to be outstanding, (b) interest will cease to accrue on such Notes on the Fundamental Change Repurchase Date (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (c) all other rights of the Holders with respect to such Notes will terminate on the Fundamental Change Repurchase Date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder of record on such Regular Record Date to receive the full amount of accrued and unpaid interest to, but excluding, such Interest Payment Date).

(c) Upon delivery of a Note that is to be repurchased in part pursuant to Section 15.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note delivered.

Section 15.04 Net Proceeds Offer.

(a) On the 366th day after an Asset Disposition (or, at the Company’s option, an earlier date), if the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, the Company shall be required to make an offer to purchase or redeem (a “Net Proceeds Offer”) from all Holders the maximum principal amount of Notes to which the Net Proceeds Offer applies that may be purchased or redeemed out of the Excess Proceeds, at an offer price in cash in an amount equal to 100.0% of the principal amount of the Notes plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase, in accordance with the procedures set forth in this Indenture in minimum denominations of $1,000 or integral multiples of $1,000 in excess thereof, or $1.00 or integral multiples of $1.00 in excess thereof after a PIK Payment.

(b) The Net Proceeds Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Net Proceeds Offer Period”). No later than five (5) Business Days after the termination of the Net Proceeds Offer Period (the “Net Proceeds Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this Section 4.16 (the “Net Proceeds Offer Amount”) or, if less than the Net Proceeds Offer Amount has been so validly tendered, all Notes validly tendered in response to the Net Proceeds Offer.

(c) If the Net Proceeds Purchase Date is on or after an Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Additional Interest shall be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

(d) On or before the Net Proceeds Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Net Proceeds Offer Amount of Notes or portions of Notes so validly tendered and not properly withdrawn pursuant to the Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been validly tendered and not properly withdrawn, all Notes so validly tendered and not properly withdrawn. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five (5) Business Days after termination of the Net Proceeds Offer Period) mail or deliver to each tendering holder an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such holder and accepted by the Company for purchase, and, in connection with Physical Notes, the Company shall promptly issue a new Note, and the Trustee, upon delivery of an Officer’s Certificate, shall authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

Section 15.05 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer upon a Fundamental Change or Net Proceeds Offer pursuant to this Article 15, the Company will, if required:

(i) comply with the tender offer rules under the Exchange Act that may then be applicable;

(ii) file a Schedule TO or any other required schedule under the Exchange Act; and

(iii) otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article 15 relating to the Company’s obligations to repurchase the Notes upon a Fundamental Change or in connection with a Net Proceeds Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Article 15 by virtue of such conflict.

Section 15.06 Optional Redemption.

(a) The Company may redeem for cash all or part of the Notes, subject to the limitations in this Section 15.06, at its option (an “Optional Redemption”), if the Last Reported Sale Price of Common Stock has been at least 150% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive), during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides a notice of redemption (the “Optional Redemption Notice Date” and, the date of such Optional Redemption, the “Optional Redemption Date”).

(b) If less than $60.0 million aggregate principal amount of the Existing Notes are outstanding as of the time the Company sends the related notice of redemption, the Company may also redeem for cash, at its option, up to an aggregate amount of Notes, together with any amount converted pursuant to clause (b)(ii) under Section 16.01, equal to 75% of principal amount of Notes issued and outstanding immediately following the final settlement date of the Exchange Offer pursuant to the terms thereof in effect immediately prior to the Issue Date (whether or not such principal amount remains outstanding at the time of such Optional Redemption), if the Last Reported Sale Price of Common Stock has been at least 100% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive), during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such redemption notice date. The Trustee shall have no duty to confirm or verify the Company’s determination that the Notes are callable for redemption or to calculate or verify the redemption price owed on the Notes.

(c) The Optional Redemption Date shall be a Business Day of the Company’s choosing that is not less than 45 nor more than 60 Scheduled Trading Days after the date the Company sends the related Optional Redemption Notice. However, if the Company elects, or is deemed to have elected, to settle all conversions with a Conversion Date that occurs on or after the date the Company sends such Optional Redemption Notice and before the related Optional Redemption Date by Physical Settlement, then the Company may instead elect to choose an Optional Redemption Date that is a Business Day not less than fifteen (15) nor more than sixty (60) calendar days after the date the Company sends such Optional Redemption Notice.

(d) All or any portion of a Holder’s Notes that have been selected for Optional Redemption may instead be delivered for conversion at any time prior to the date that is two Business Days prior to the Optional Redemption Date.

(e) The Optional Redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Optional Redemption Date (unless the redemption date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company will pay, on or, at its election, before such Interest Payment Date, the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such Regular Record Date), and the Optional Redemption price will be equal to 100% of the principal amount of the Notes to be redeemed plus a “make-whole” premium payable as the number of additional shares of Common Stock by which the shares issuable upon conversion of the Notes in connection with a Mandatory Conversion on such date would have been increased as a result of the adjustment described in

Section 14.03 if such Optional Redemption had instead been in the form of a Mandatory Conversion. Any such make-whole amount shall be cash settled in the amount calculated in Section 14.03 prior to applying the Dollar Conversion Price as set forth therein and in the manner set forth under Section 14.02 to the extent the Liquidity Conditions are not met as of the Optional Redemption Notice Date. The Optional Redemption Date must be a Business Day.

(f) To call any Notes for Optional Redemption, the Company must send to each Holder of such Notes, the Trustee and the Paying Agent a written notice of such Optional Redemption (an “Optional Redemption Notice”).

Such Optional Redemption Notice must state:

(i) that such Notes have been called for Optional Redemption, briefly describing the Company’s Optional Redemption right under this Indenture;

(ii) the Optional Redemption Date for such Optional Redemption;

(iii) the Optional Redemption price per $1,000 principal amount of Notes for such Redemption (and, if the Optional Redemption Date is after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to Section 15.06(e));

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Notes called for Optional Redemption may be converted at any time before the close of business on the second (2nd) Scheduled Trading Day immediately before the Optional Redemption Date (or, if the Company fails to pay the Optional Redemption price due on such Optional Redemption Date in full, at any time until such time as the Company pays such Optional Redemption price in full);

(vi) the Conversion Rate in effect on the Optional Redemption Notice Date for such Optional Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Optional Redemption;

(vii) the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after such Optional Redemption Notice Date and on or before the second (2nd) Scheduled Trading Day before such Optional Redemption Date; and

(viii) the CUSIP and ISIN numbers, if any, of the Notes.

On or before the Optional Redemption Notice Date, the Company will send a copy of such Optional Redemption Notice to the Trustee and the Paying Agent. At the Company’s request, the Trustee will give the Optional Redemption Notice in the Company’s name and at its expense, provided that the Company delivers to the Trustee, at least five (5) Business Days in the case of Physical Notes and three (3) Business Days in the case of Global Notes prior to the Optional Redemption Notice Date (unless the Trustee agrees to a shorter period), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 15.06(f).

(g) Subject to the applicable rules and procedures of the Depositary, if fewer than all of the outstanding Notes are to be redeemed, the Company shall select the Notes or portions thereof to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot; provided that, for Notes not held through the facilities of the Depositary, the Company may also redeem such Notes on a pro rata basis at its option. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 15.07 Restrictions on Optional Redemption.

(a) The Company may not call the notes for Optional Redemption if the Optional Redemption Date would fall after the Maturity Date.

(b) The Company may not exercise an Optional Redemption of the Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Mandatory Conversion Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the redemption price with respect to such Notes).

Article 16.

MANDATORY CONVERSION

Section 16.01 Mandatory Conversion. On or after the Requisite Shareholder Approval Date, the Company may exercise a mandatory conversion (the “Mandatory Conversion”), if (a) the Company has not exercised either (i) a Mandatory Equitization pursuant to Section 17.01 or (ii) a Mandatory Conversion pursuant to this Section 16.01 on any date in the preceding 90-day period, and (b) either: (i) the Last Reported Sale Price of the Common Stock has been at least 150% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the Mandatory Conversion Notice Date, during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Mandatory Conversion Notice Date; or (ii) if less than $60.0 million aggregate principal amount of the Existing Notes are outstanding as of the Mandatory Conversion Notice Date, the Last Reported Sale Price of the Common Stock has been at least 100% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the Mandatory Conversion Notice Date, during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Mandatory Conversion Notice Date; provided that, for any Mandatory Conversion, the aggregate principal amount of Notes converted pursuant to such Mandatory Conversion shall not cause the number of shares of Common Stock issued in such Mandatory Conversion to exceed the greater of (A) the product of (I) 4.0 and (II) the average daily trading volume for the 20 Trading Days preceding the Mandatory Conversion Notice Date and (B) 15% of the number of shares of Common Stock issuable upon conversion of all of the Notes issued as of the final settlement date of the Exchange Offer pursuant to the terms thereof in effect immediately prior to the Issue Date. The Conversion Rate will be increased for

Mandatory Conversions occurring prior to October 15, 2028, as described under Section 14.03. The aggregate amount of all Notes redeemed or converted after the Issue Date pursuant to clause (b)(i) hereof and the third sentence under Section 15.06(b) will not exceed the amount of Notes equal to 75% of principal amount of Notes issued and outstanding immediately following the final settlement date of the Exchange Offer pursuant to the terms thereof in effect immediately prior to the Issue Date (whether or not such principal amount remains outstanding at the time of such Mandatory Conversion).

Section 16.02 Notice of Mandatory Conversion.

(a) Subject to the Liquidity Conditions being met as of the date of such notice, the Company may exercise its Mandatory Conversion right to force the conversion of all Notes pursuant to Section 16.01 by delivering or causing to be delivered a notice of such Mandatory Conversion (a “Mandatory Conversion Notice,” and the date that such Mandatory Conversion Notice is sent, the “Mandatory Conversion Notice Date”) that fixes a date for the conversion (the “Mandatory Conversion Date”) to Holders, the Trustee, the Conversion Agent and the Collateral Agent. The Mandatory Conversion Date shall function as a Conversion Date and will have the same effect as a duly complied with Conversion Date pursuant to Section 14.02(c) and Article 14. The Mandatory Conversion Notice shall specify a Mandatory Conversion Date that is not less than 45 nor more than 60 Trading Days after such Mandatory Conversion Notice Date; provided, however, that if, after the Requisite Shareholder Approval Date, the Company has elected to settle the Mandatory Conversion by Physical Settlement, then the Company may instead elect to choose a Mandatory Conversion Date that is a Business Day no more than 30, nor less than 5, calendar days after the Mandatory Conversion Notice Date.

(b) The Mandatory Conversion Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

(c) The Mandatory Conversion Notice shall specify:

(i) the Mandatory Conversion Date;

(ii) that on the Mandatory Conversion Date, a Conversion Date pursuant to Section 14.02(c) shall be deemed to occur;

(iii) the Settlement Method that will apply to the Mandatory Conversion (and the Specified Dollar Amount, if applicable);

(iv) the Conversion Rate per $1,000 principal amount of Notes;

(v) the date the Conversion Obligation is expected to be settled in accordance with Section 14.02(c);

(vi) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

For Economic Interest Holders that have elected the Opt-In Procedures in Section 14.14, the Mandatory Conversion Notice shall specify that such Economic Interest Holders may provide notice and a representation to the Company of the number of shares of common stock beneficially owned by the Economic Interest Holder together with its Attribution Parties prior to such issuance up to five (5) Business Days prior to the date of settlement of any Common Stock.

The Mandatory Conversion Notice shall be irrevocable.

Section 16.03 Restrictions on Mandatory Conversion. (a) The Company may not exercise a Mandatory Conversion of the Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Mandatory Conversion Date.

(b) Settlement of the Mandatory Conversion will be subject to Section 14.14.

(c) The Company may only exercise a Mandatory Conversion if the Mandatory Conversion Date will occur (i) if Cash Settlement or Combination Settlement applies to such Mandatory Conversion, prior to the 41st Scheduled Trading Day immediately preceding the Maturity Date, and (ii) if Physical Settlement applies to such Mandatory Conversion, prior to the 3rd Scheduled Trading Day immediately preceding the Maturity Date.

Article 17.

MANDATORY EQUITIZATION

Section 17.01 Mandatory Equitization.

(a) The Notes shall not be eligible for Mandatory Equitization (as defined below) prior to April 15, 2026. On or after April 15, 2026, and from time to time prior to the Business Day before the Maturity Date, and subject to the Liquidity Conditions being met as of the date of such notice, if (i) less than $115.0 million aggregate principal amount of Existing Notes are outstanding, and (ii) the Company has not sent a Mandatory Equitization Notice pursuant to this Section 17.01 or Mandatory Conversion Notice pursuant to Section 16.01 in the previous ninety (90) calendar days, then the Company may, at its option, send a notice (a “Mandatory Equitization Notice”) announcing its intent to equitize up to (together with the amount of any Notes equitized pursuant to a Mandatory Equitization in the ninety (90) days preceding the proposed settlement date for such equitization) an amount of Notes equal to 20% of the principal amount of Notes issued and outstanding immediately following final settlement date of the Exchange Offer pursuant to the terms thereof in effect immediately prior to the Issue Date plus the aggregate amount of any PIK Interest issued up to the date of such Mandatory Equitization (in each case, whether or not such principal amount remains outstanding at the time of such Mandatory Equitization) (each such equitization, a “Mandatory Equitization”).

(b) The Company may exercise its Mandatory Equitization right with respect to up to the amount of Notes, in the aggregate with all other Mandatory Equitizations, equal to (i) 37.5% of the principal amount of Notes issued and outstanding immediately following final settlement date of the Exchange Offer pursuant to the terms thereof in effect immediately prior to the Issue Date (whether or not such principal amount remains outstanding at the time of such Mandatory Equitization) if greater than $80.0 million aggregate principal amount of Existing Notes are outstanding or (ii) 75% of the principal amount of Notes issued and outstanding immediately following final settlement date of the Exchange Offer pursuant to the terms thereof in effect immediately prior to the Issue Date if $80.0 million or less in aggregate principal amount of Existing Notes are outstanding.

The number of shares of Common Stock deliverable per $1,000 principal amount of Notes to be equitized in connection with a Mandatory Equitization will equal:

(1000 / RP) + X,

Where:

RP = average of the Daily VWAPs (counting only those Daily VWAPs equal to or above $F) during the 20 VWAP Trading Day period beginning on the VWAP Trading Day immediately following the Company’s issuance of a Mandatory Equitization Notice (the “Mandatory Equitization Determination Period”);

F = the greater of (i) $1.25 (which is not subject to anti-dilution adjustments, including pursuant to Section 14.05, but is subject to upwards increase from time to time, or decrease from time to time not below $1.25, at the sole discretion of the Company) and (ii) $0.05, which will be adjusted in a manner inversely proportional to, at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 14.05; and

X = a number of shares of Common Stock, if any, that the Conversion Rate would have been increased by pursuant to Section 14.03 without applying the cap of 1,029.2716 in the proviso thereto;

provided, however, that if the Daily VWAP for any VWAP Trading Day during the Mandatory Equitization Determination Period is less than $F, then the principal amount of Notes for which shares of Common Stock will be delivered in such Mandatory Equitization (“Y”) shall instead be:

ME - ME*(N/20),

Where,

ME = the principal amount of Notes subject to a Mandatory Equitization as specified in the Mandatory Equitization Notice; and

N = the number of VWAP Trading Days during the Mandatory Equitization Determination Period that the Daily VWAP was less than $F;

and

the Company may either (i) pay ME – Y in cash at an amount equal the principal amount of ME – Y or (ii) reduce the principal amount of Notes subject to such Mandatory Equitization by an amount equal to the principal amount of ME – Y (such options, the “Floor Remedy Options”).

(c) All or any portion of a Holder’s Notes that have been selected for Mandatory Equitization may instead be delivered for conversion at any time until the date that is two Business Days prior to the date of settlement of the Mandatory Equitization, at the applicable Conversion Rate in accordance with Article 14.

(d) The Company will settle any Mandatory Equitization no later than two Trading Days following the last VWAP Trading Day in the definition of RP above.

Section 17.02 Mandatory Equitization Notice. A Mandatory Equitization Notice shall be delivered on a Business Day to Holders, the Trustee, the Conversion Agent and the Collateral Agent. A Mandatory Equitization Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

(a) A Mandatory Equitization Notice shall specify:

(i) The principal amount of Notes subject to the Mandatory Equitization;

(ii) “F” for purposes of the above calculations;

(iii) The Company’s election of which Floor Remedy Option will apply;

(iv) The maximum number of shares of Common Stock issuable in connection with such Mandatory Equitization;

(v) The then-current number of shares of Common Stock outstanding;

(vi) The date on which the Company expects to settle the Mandatory Equitization; and

(vii) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

(b) For Economic Interest Holders that have elected the Opt-In Procedures in Section 14.14, the Mandatory Equitization Notice shall specify that such Economic Interest Holders may provide notice and a representation to the Company of the number of shares of Common Stock beneficially owned by the Economic Interest Holder together with its Attribution Parties prior to such issuance up to five (5) Business Days prior to the date of settlement of any Common Stock.

Section 17.03 Restrictions on Mandatory Equitization.

(a) The Company may not issue Mandatory Equitization Notice with respect to Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded.

(b) Settlement of the Mandatory Equitization will be subject to Section 14.14.

(c) The Company may only exercise a Mandatory Equitization if the settlement of such Mandatory Equitization will occur on or prior to prior to the Business Day immediately preceding the Maturity Date.

Article 18.

MISCELLANEOUS PROVISIONS

Section 18.01 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 18.02 Official Acts by Qualified Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 18.03 Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee, the Collateral Agent or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Beyond Meat, Inc., 888 N. Douglas St., Suite 100, El Segundo, CA 90245, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee and the Collateral Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format and actually received by the Trustee or the Collateral Agent, as applicable.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any Fundamental Change Company Notice) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with the Depositary’s applicable procedures.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Each of the Trustee and the Collateral Agent shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee or the Collateral Agent, as applicable, to be authorized to give instructions and directions on behalf of the Company. Neither the Trustee nor the Collateral Agent shall have any duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and neither the Trustee nor the Collateral Agent shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee or the Collateral Agent, as applicable, including without limitation the risk of the Trustee or the Collateral Agent, as applicable, acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee or the Collateral Agent pursuant to this Indenture and the other Note Documents are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee or the Collateral Agent, as applicable, for the purposes of this Indenture and the other Note Documents

Section 18.04 Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States, in each case, located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States, in each case, located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 18.05 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee or the Collateral Agent to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee or the Collateral Agent, as the case may be, an Officer’s Certificate and, if requested, an Opinion of Counsel stating that such action is permitted by the terms of this Indenture and that all conditions precedent including any covenants compliance with such which constitutes a condition precedent to such action have been complied with; provided that no Opinion of Counsel shall be required to be delivered in connection with (x) the original issuance of Notes on the Issue Date, (y) the issuance of PIK Notes and (z) the removal of the restricted CUSIP of the Restricted Securities to an unrestricted CUSIP pursuant to the applicable procedures of the Depositary following any Resale Restriction Termination Date, unless a new Note is to be issued; provided further that no Opinion of Counsel shall be required to be delivered in connection with a request by the Company that the Trustee deliver a notice to Holders under this Indenture where the Trustee receives an Officer’s Certificate with respect to such notice. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

(a) Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee or the Collateral Agent, as the case may be, with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (i) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (iv) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent thereto have been complied with.

Section 18.06 Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Mandatory Conversion Date, Optional Redemption Date, Mandatory Equitization Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay; provided that, solely for purposes of this Section 18.06, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a Business Day.

Section 18.07 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 18.08 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 18.09 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.03 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such Qualified Successor Entity or other entity is otherwise eligible under this Section 18.09, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such Qualified Successor Entity or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 18.09 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 18.09, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

               ,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Section 18.10 Execution in Counterparts. This Indenture and any other Note Document may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture or any other Note Document and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture or any other Note Document for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture or any other Note Document as to the other parties hereto shall be deemed to be their original signatures for all purposes.

All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or other electronic signature provider that the Company plans to use or such other digital signature provider as specified in writing to Trustee by the authorized representative)), in English. Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 18.11 Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 18.12 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS (BY THEIR ACCEPTANCE OF THE NOTES), THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18.13 Force Majeure. In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, labor disputes, accidents, epidemics, pandemics, acts of war or terrorism, civil or military disturbances or government actions, riots, sabotage, nuclear or natural catastrophes or acts of God, earthquakes, fires, floods, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that each of the Trustee and the Collateral Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 18.14 Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices of the Common Stock, the trading prices of the Notes (for purposes of 14.01(b)(i)) the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Section 18.15 U.S.A. PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 18.16 Withholding Taxes. Each Holder of a Note, by its acceptance of a Note, agrees, and each beneficial owner of an interest in a Global Note, by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder or beneficial owner to the applicable Governmental Authority as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate that is treated as a deemed taxable dividend under applicable law, then the Company or such withholding agent, as applicable, may, at its option, withhold such payments from or set off such payments against payments of interest and payments upon conversion, repurchase, redemption or maturity of the Notes (or, in some circumstances from any payments of Common Stock) or sales proceeds subsequently credited to or received by the Holder or beneficial owner or from other funds or assets of the Holder or beneficial owner.

Article 19.

SECURITY AND COLLATERAL

Section 19.01 Grant of Security Interest. To secure the payment and performance in full of all of the Obligations, each of the Company and each Domestic Subsidiary (other than any Excluded Subsidiary) hereby unconditionally grants, assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, a continuing second-priority lien on and security interest in and to the Collateral (subject to the Intercreditor Agreement and Permitted Liens), wherever located and whether now owned or hereafter acquired or arising from time to time, and all proceeds and products thereof; provided that, solely with respect to the Company’s Equity

Interests in any Subsidiary which is an Excluded Subsidiary under clause (g) of the definition of “Excluded Subsidiary”, the Collateral does not include such Equity Interests for so long as such Subsidiary continues to be an Excluded Subsidiary under clause (g) of the definition of “Excluded Subsidiary”. Notwithstanding this Section 19.01, the creation and perfection of a right of pledge over shares in the Dutch Entity requires the execution of a notarial deed executed before a Dutch civil law notary in accordance with Dutch law.

Section 19.02 Financing Statements; Authorization to File Financing Statements.

(a) Neither the Trustee nor the Collateral Agent shall have any obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted to the Collateral Agent pursuant to this Indenture and the Collateral Documents or (ii) enable the Collateral Agent to exercise and enforce its rights under this Indenture and the Collateral Documents with respect to such pledge and security interest. In addition, neither the Trustee nor the Collateral Agent shall have any responsibility or liability (i) in connection with the acts or omissions of the Company in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest. Each of the Company and each Domestic Subsidiary hereby authorizes, but does not obligate, the Collateral Agent (or its designee) at any time and from time to time to file financing statements, continuation statements and amendments without notice to the Company or such Domestic Subsidiary, respectively, with all jurisdictions deemed necessary or appropriate by the Collateral Agent and the other Secured Parties to perfect or protect the Collateral Agent’s and the other Secured Parties’ interest or rights hereunder. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect and contain any other information required by Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Company or the relevant Domestic Subsidiary is an organization, the type of organization and any organization identification number issued to the Company and such Domestic Subsidiary.

(b) Each of the Company and each Domestic Subsidiary hereby authorizes the Collateral Agent (or its designee), at any time and from time to time after the applicable time period set forth in Section 13.08, to file and record Intellectual Property security agreements with the United States Patent and Trademark Office and the United States Copyright Offices, as the case may be (for the avoidance of doubt, none of the Company, any other Note Party or any Subsidiary of the Company or any Note Party shall be obligated to perfect any foreign Intellectual Property, except any Intellectual Property of the Dutch Entity in The Netherlands).

Section 19.03 Perfection Other than by Filing, Etc. Subject to the Intercreditor Agreement, at any time and from time to time (but not prior to the applicable time periods set forth in Section 13.08), each of the Company and each Domestic Subsidiary shall take such steps as the Collateral Agent may reasonably request for the Collateral Agent to (a) obtain control of negotiable instruments (with a value in excess of $1,000,000), any Equity Interests in any Subsidiaries (solely to the extent such Equity Interests are certificated in physical form, are owned by the Company or a Domestic Subsidiary and are not Excluded Assets), any other investment property (with a value in excess of $1,000,000), any deposit accounts (other than any

Excluded Accounts), any letter-of-credit rights (with a value in excess of $1,000,000) and any electronic chattel paper (with a value in excess of $1,000,000) pledged by the Company and such Subsidiary as set forth in Article 9 of the Code, and, where control is established by written agreement, such agreement shall be in form and substance reasonably satisfactory to the Collateral Agent, (b) immediately discharge all Liens other than Permitted Liens and (c) otherwise ensure the continued perfection and priority of the Collateral Agent’s security interest in any of the Collateral and of the preservation of its rights therein. All charges, expenses and fees that the Collateral Agent may incur in performing any of the foregoing, and any local taxes relating thereto (for the avoidance of doubt, not including any income taxes of the Collateral Agent), shall be added to the Obligations, and shall be paid to the Collateral Agent immediately upon demand.

Section 19.04 Termination and Automatic Release of Liens. If this Indenture ceases to be of further effect, the Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations or reimbursement obligations or other obligations which, by their terms, survive the termination of this Indenture) are repaid in full. Upon payment in full of the Obligations (other than inchoate indemnity obligations or reimbursement obligations or other obligations which, by their terms, survive the termination of this Indenture), any Liens in favor of the Collateral Agent and/or each Secured Party shall be automatically released and discharged and all rights in the Collateral shall revert to the Company or the relevant Subsidiary, as appropriate.

Section 19.05 Collateral. Each Note Party represents and warrants to the Holders as follows:

(a) The security interest granted herein is and shall at all times continue to be a second priority perfected security interest in the Collateral (subject to Permitted Liens). Each Note Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except for Permitted Liens.

(b) On the Issue Date, the Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate.

(c) All Inventory is in all material respects of good and marketable quality in all substantial respects, free from material defects (ordinary wear and tear (including expiration) excepted) except for Inventory for which adequate reserves have been made.

(d) Each Note Party owns, or possesses the right to use to the extent necessary in its business, all Intellectual Property, licenses and other intangible assets that are used in the conduct of its business as now operated, except to the extent that such failure to own or possess the right to use such asset would not reasonably be expected to have a Material Adverse Change, and the use of such asset by each Note Party and each Subsidiary, to the best knowledge of the Note Parties, does not conflict with the valid Intellectual Property, license, or intangible asset of any other Person to the extent that such conflict could reasonably be expected to have a Material Adverse Change. As used in this clause (d), “Material Adverse Change” means a material adverse effect on (a) the perfection or priority of the Collateral Agent’s Lien in the Collateral; (b) the business, assets, operations, or financial condition of the Note Parties, taken as a whole; or (c) the ability of the Company to repay the Obligations or of any other Note Party to perform its payment obligations under the Loan Documents.

(e) All information set forth on the Perfection Certificate pertaining to each Note Party is true and correct in all material respects as of the Issue Date.

Section 19.06 Further Assurances; Limitations. Each Note Party shall execute any further instruments and take such further action as the Collateral Agent reasonably requests to perfect, protect, ensure the priority of or continue the Collateral Agent’s Lien on the Collateral or to effect the purposes of this Indenture. Notwithstanding anything to the contrary herein, and in all cases subject to the terms of the Intercreditor Agreement, (i) no landlord, mortgagee or bailee waivers shall be required, (ii) unless required by applicable local law in connection with any Collateral Document, no notice shall be required to be sent to account debtors or other contractual third parties prior to the occurrence and continuance of an Event of Default, (iii) Liens required to be granted from time to time pursuant to, or any other requirements of, this Indenture and the Collateral Documents shall be subject to the exceptions and limitations set forth herein and in the Intercreditor Agreement and, to the extent appropriate in the applicable jurisdiction, as otherwise agreed between the Collateral Agent and the Company, (iv) to the extent any mortgaged real property is located in a jurisdiction with mortgage recording or similar tax, the amount secured by the applicable Initial Second Lien Collateral Document with respect to such mortgaged real property may be limited to the fair market value of such mortgaged real property as determined in good faith by the Company (subject to any applicable laws in the relevant jurisdiction or such lesser amount agreed to by the Collateral Agent), (v) to the extent any Collateral resides in a jurisdiction that is outside of the United States, the security required to be provided under the Collateral Documents will be given in accordance with any agreed security principles, and (vi) the Collateral Agent and the Company may make such modifications to the Collateral Documents, and execute and/or consent to such easements, covenants, rights of way or similar instruments, as the Collateral Agent may agree to subordinate the lien of any mortgage to any such easement, covenant, right of way or similar instrument or record or may agree to recognize any tenant pursuant to an agreement in form and substance reasonably acceptable to the Collateral Agent, as are reasonable or necessary in connection with any project or transactions otherwise permitted under this Indenture; provided that the Company shall have delivered to the Collateral Agent an Officer’s Certificate and an Opinion of Counsel stating that such modification, easement, covenant, right of way or similar instrument is authorized or permitted under this Indenture and the other Collateral Documents and that all conditions precedent thereto have been complied with.

Section 19.07 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Indenture and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of October 15, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Unprocessed Foods, LLC, as first lien representative (in such capacity, the “First Lien Representative”) and first lien collateral agent (in such capacity, the “First Lien Collateral Agent”), Wilmington Trust, National Association, as initial second lien representative and initial second lien collateral agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Applicable Intercreditor Agreement and this Indenture, the terms of the Applicable Intercreditor Agreement shall govern and control.

Section 19.08 Collateral Documents. The Trustee, the Collateral Agent, the Guarantors and the Company hereby acknowledge and agree that the Collateral Agent’s security interest in the Collateral is for the benefit of the Secured Parties and pursuant to the terms of this Indenture and the other Collateral Documents. Each Holder, by accepting a Note, consents and agrees to the terms of this Indenture and the other Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and irrevocably authorizes and directs the Collateral Agent to (i) enter into this Indenture and the other Collateral Documents, binding the Holders to the terms thereof, (ii) execute each document in connection with this Indenture and any Collateral Document expressed to be executed by Collateral Agent on its behalf and (iii) perform the duties and exercise the rights, powers, and discretions that are specifically given to it under the Collateral Documents or other documents to which the Collateral Agent is a party, together with any other incidental rights, power and discretions. Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value, insuring or protection of any Collateral, for the legality, enforceability, effectiveness, or sufficiency of this Indenture or the Collateral Documents, for the creation, perfection, priority, sufficiency or protection of any lien, including not being responsible for payment of any taxes, insurance premiums, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens, this Indenture or the Collateral Documents or any delay in doing so. The Company shall deliver to the Collateral Agent and the Trustee copies of all documents required to be filed pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 19.08, to assure and confirm to the Collateral Agent for the benefit of the Holders the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company and the Guarantors shall take any and all actions and make all filings (including the filing of UCC-1 financing statements, continuation statements and amendments thereto) required to cause this Indenture and the other Collateral Documents to create and maintain, as security for its obligations in favor of the Collateral Agent for the benefit of the Secured Parties, a valid and enforceable perfected lien and security interest in and on all of the Collateral, subject to the terms of the Collateral Documents. Neither the Trustee nor the Collateral Agent shall have any responsibility or liability in connection with such actions and filings; provided that nothing in this sentence shall be construed to relieve the Trustee or the Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, as determined by a final non-appealable decision of a court of competent jurisdiction.

Section 19.09 Release of Collateral.

(a) Subject to clauses (b) and (c) below, the second priority liens on the Collateral will be automatically released with respect to the Notes, the Guarantees and the other Obligations, and the Trustee and/or the Collateral Agent (subject to its receipt of an Officer’s Certificate and Opinion of Counsel as provided below) shall execute documents evidencing such release reasonably requested by the Company, at the Company’s sole cost and expense, under one or more of the following circumstances:

(i) in whole upon:

(A) payment in full of the principal of, together with accrued and unpaid interest on, and all other obligations on the Notes and all other Obligations that are outstanding, due and payable hereunder and the other Note Documents (other than inchoate indemnity obligations or reimbursement obligations or other obligations which, by their terms, survive the termination of the Notes and the other Note Documents or which survive any discharge); or

(B) the satisfaction and discharge of this Indenture, in each case, as set forth under Article 3 hereof;

(ii) in whole, with respect to any Collateral that is sold, conveyed, transferred, assigned or otherwise disposed of to a Person which is not an Affiliate of any Note Party and assigns in a transaction permitted (or not prohibited) under this Indenture (including pursuant to a valid waiver or consent);

(iii) in whole, with respect to and upon any Collateral of a Note Party ceasing to be a Note Party or becoming an Excluded Subsidiary;

(iv) in whole, with respect to any property leased to a Note Party under a lease which has expired or been terminated in a transaction permitted under this Indenture;

(v) in whole or in part, with the consent of the Holders of the requisite percentage of the Notes;

(vi) in part, as to property that becomes Excluded Assets;

(vii) in accordance with the Applicable Intercreditor Agreement and the Second Lien Collateral Documents;

(viii) in whole, upon satisfaction and discharge of this Indenture or upon a covenant defeasance under this Indenture; and

(ix) as ordered pursuant to applicable law under a final and non-appealable order or judgment of a court of competent jurisdiction.

(b) With respect to any release of Collateral, upon receipt of an Officer’s Certificate and an Opinion of Counsel each stating that such release is permitted under this Indenture and the other Collateral Documents and that all conditions precedent under this Indenture and the other Collateral Documents, if any, to such release have been complied with, the Trustee or the

Collateral Agent, as applicable, shall execute, deliver or acknowledge (at the Company’s expense) such instruments or releases reasonably requested and prepared by the Company or the Company’s Subsidiaries to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Collateral Documents or the Applicable Intercreditor Agreement, without recourse, representation or warranty by the Trustee or the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate and Opinion of Counsel, and notwithstanding any term hereof or in any Collateral Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

(c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of this Indenture or the Collateral Documents shall be effective as against the Holders, except as otherwise provided in the Collateral Documents.

Section 19.10 Suits to Protect the Collateral.

(a) Subject to the provisions of Article 7 hereof and the Collateral Documents, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it determines in order to:

(i) enforce any of the terms of the Collateral Documents; and

(ii) collect and receive any and all amounts payable in respect of the obligations under the Notes.

(b) Subject to the provisions of the Collateral Documents, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Collateral Agent may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 19.10 shall be considered to impose any such duty or obligation to act on the part of the Collateral Agent and neither the Trustee nor the Collateral Agent shall be liable for any such impairment.

Section 19.11 Collateral Agent; Authorization of Action to be Taken.

(a) The Collateral Agent agrees that it will hold the security interests in the Collateral created under this Indenture and the other Collateral Documents to which it is a party as contemplated by this Indenture, and any and all proceeds thereof, for the benefit of, the Secured Parties, without limiting the Collateral Agent’s rights, including under this Section 19.11, to act in preservation of the security interest in the Collateral. The Collateral Agent is authorized and empowered to appoint one or more co-collateral agents as it deems necessary or appropriate; provided, however, that no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder.

(b) The Collateral Agent shall not have any duties or obligations except those expressly set forth in this Indenture and the other Collateral Documents to which it is a party, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (1) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing and, without limiting the generality of the foregoing, the use of the term “agent” herein and in the Collateral Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (2) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers; and, further, the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to this Indenture, the Collateral Documents or applicable laws, and (3) except as expressly set forth in the documents to which it is a party, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any Guarantor that is communicated to or obtained by the Person serving as Collateral Agent in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of Holders of a majority of aggregate principal amount of the Notes (or such other number or percentage of the Holders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances) or in the absence of its own gross negligence or willful misconduct as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of default” and describing such Default or Event of Default) is given to a Responsible Officer of the Collateral Agent by the Company or any Holder. Except as directed by Holders of not less than 25.0% of the outstanding principal amount of the Notes, and only if indemnified to its satisfaction, the Collateral Agent will not be obligated:

(i) to act upon directions purported to be delivered to it by any Person;

(ii) to foreclose upon or otherwise enforce any lien created under this Indenture or the Collateral Documents; or

(iii) except as expressly provided in Section 19.09, to take any other action whatsoever with regard to any or all of this Indenture, the Collateral Documents or Collateral.

(c) In acting as Collateral Agent hereunder and under the Collateral Documents, the Collateral Agent shall be entitled to conclusively rely upon and enforce each and all of the rights, privileges, immunities, indemnities and benefits of the Trustee under Article 7; provided that any references in such Article 7 to “Trustee” shall be deemed references to “Collateral Agent” for this purpose.

(d) The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in this Indenture or the Collateral Documents for being the signatory, sender or authenticator thereof). The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person (whether or not such Person in fact meets the requirements set forth in this Indenture and the other Collateral Documents for being the maker thereof), and may act upon any such statement prior to receipt of written confirmation thereof and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Holder of a Note consents and agrees to the terms of this Indenture, the Applicable Intercreditor Agreement and each Collateral Document, as originally in effect and as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into this Indenture, the Applicable Intercreditor Agreement and the other Collateral Documents to which it is a party, authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in this Indenture, the Applicable Intercreditor Agreement and the other Collateral Documents to which it is party and to perform its obligations and exercise its rights and powers thereunder. Any request, demand, authorization, direction, notice, consent, waiver, approval, exercise of judgment or discretion, designation or other action provided or permitted by this Indenture, the Applicable Intercreditor Agreement or any Collateral Document to be given, taken or exercised by the Collateral Agent, shall be given, taken or exercised by the Collateral Agent at the direction of the Holders of a majority of aggregate principal amount of the Notes unless such action is otherwise permitted pursuant to this Indenture, the Applicable Intercreditor Agreement or the Collateral Documents (including, upon reliance of an Officer’s Certificate and/or Opinion of Counsel).

Section 19.12 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents. The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents and distribute the same to the Trustee who may make further distributions of such funds to the Holders according to the provisions of this Indenture.

Article 20.

DEFEASANCE

Section 20.01 Covenant Defeasance. If:

(1) the Company has caused there to be irrevocably deposited, with the Trustee or the Paying Agent for the benefit of the Holders, cash in an aggregate amount equal to the sum of: (i) the remaining scheduled interest payments on each Note outstanding as of the time of such deposit (assuming, for these purposes, that Additional Interest would accrue on such Note at their respective maximum rates per annum); and (ii) 100% of the principal amount of each Note outstanding as of the time of such deposit (excluding, in the case of each of clause (i) and (ii) above, any Notes referred to in clause (2) as to which the deposit referred to in clause (2) below);

(2) with respect to each Note, if any, for which a Conversion Date has occurred, but the conversion consideration due in respect of such Note has not been fully paid or delivered, as of the time of the deposit referred to in clause (1) above, the Company has caused there to be irrevocably deposited, with the Trustee or the conversion agent for the benefit of the Holders, the maximum kind and amount of conversion consideration due in respect of such Note (together, if applicable, with cash in the amount of any interest due on such Note pursuant to Article 14);

(3) the Company has instructed the Trustee, the Paying Agent or the conversion agent, as applicable, to pay or deliver cash or other property due on the Notes from the cash or other property deposited pursuant to the provisions described in clauses (1) and (2) above as the same becomes due;

(4) as of the time of the deposits referred to in clauses (1) and (2) above, no default in the payment or delivery of any amount or property (including conversion consideration) on any note has occurred and is continuing;

(5) pursuant to the provision described in the last two paragraphs under Section 14.02 or the provision described in clause (h) of Section 10.01, the Company has irrevocably elected physical settlement when permitted to do so, or combination settlement with a Specified Dollar Amount not exceeding $1,000 per $1,000 principal amount of Notes, to apply to all subsequent conversions of Notes;

(6) the Company has delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize any income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance described in this Section 19.01 and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times, as would have been the case if such covenant defeasance had not occurred;

(7) such covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which we are bound;

(8) the Company has delivered to the Trustee an Officer’s Certificate stating that the deposits referred to in clauses (1) and (2) above were not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(9) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to such covenant defeasance have been complied with,

then, notwithstanding anything to the contrary, the covenants described in Section 4.10, Section 4.11, Section 4.12, Section 4.13, Section 4.14 and Section 4.15 shall thereafter cease to be of any force or effect, and, for the avoidance of doubt, any omission to comply with any of such covenants shall not in itself constitute a default or event of default under the Notes.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

BEYOND MEAT, INC., as the Company

By:	/s/ Lubi Kutua
Name: Lubi Kutua
Title: Chief Financial Officer and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Karen Ferry
Name: Karen Ferry
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Karen Ferry
Name: Karen Ferry
Title: Vice President

SCHEDULE 13.08

POST-CLOSING

(a)

Within ten (10) Business Days after the Issue Date (it being agreed that any efforts taken by the Company prior to the Issue Date shall be deemed to have been taken within such period), the Company shall take commercially reasonable efforts to seek advice and consultation procedures with the Dutch Entity’s works council by submitting a request for advice to the Dutch Entity’s works council regarding the entering into of a supplemental indenture or other documentation to be joined as a Guarantor under the Notes, all in accordance with the Dutch Works Councils Act, to (x) cause the Dutch Entity to guarantee the Notes, (y) cause the Dutch Entity to grant a second-priority security interest in its Collateral (subject to Permitted Liens, the Applicable Intercreditor Agreement and any other exceptions set forth in the Note Documents) and (z) grant a second-priority security interest in the Company’s equity interest in the Dutch Entity (subject to Permitted Liens, the Applicable Intercreditor Agreement and any other exceptions set forth in the Note Documents).

(b)

Within the later of (x) ninety (90) days after the Issue Date, (y) forty-five (45) days after clause (c) in this Schedule 13.08 is complied with and (z) such later date as the Collateral Agent may agree, (i) the Company shall take commercially reasonable efforts to deliver, or cause to be delivered, to the Collateral Agent a certified copy of the Dutch notarial deed of pledge of the Equity Interests of the Dutch Entity and (ii) the Company shall take commercially reasonable efforts to cause the Dutch Entity to deliver, or cause to be delivered, (x) a Dutch law governed pledge of all other Collateral with respect to the Dutch Entity and (y) a customary director’s certificate, together with customary attachments (e.g. managing board resolutions, shareholder resolutions, specimen signatures, required confirmations and positive/neutral works council advice, as applicable) to such certificate and customary legal opinions covering the capacity of the Dutch Entity and the enforceability of the agreements set forth in immediately preceding clauses (i) and (ii)(x), each addressed to the Collateral Agent;

(c)

Within the later of (x) ninety (90) days after the Issue Date, (y) forty-five (45) days after clause (a) in this Schedule 13.08 is complied with and (z) such later date as the Collateral Agent may agree, the Company shall take commercially reasonable efforts to deliver a copy of the request for advice from the works council and a copy of (A) if received by the Company or the Dutch Entity, the positive or neutral advice from the works council which contains no condition, which if not fulfilled, would result in a breach of any of the Note Documents or (B) if such confirmation would be true and correct, a board resolution which confirms that a works council has been installed but does not have jurisdiction in respect of the transactions contemplated by the Note Documents;

(d)

Within the later of (x) ninety (90) days after the Issue Date, (y) forty-five (45) days after clause (c) in this Schedule 13.08 is complied with and (z) such later date as the Collateral Agent may agree, the Company shall take commercially reasonable efforts to cause the Dutch Entity to deliver, or cause to be delivered, to the Collateral Agent a fully executed and compiled supplement to the Perfection Certificate and a fully executed supplemental indenture;

(e)

Within seventy-five (75) days after the Issue Date (or such later date as the Collateral Agent may agree), the Company shall deliver, or cause to be delivered, to the Collateral Agent, deposit account control agreements, in form and substance reasonably satisfactory to the Collateral Agent, which provide for the Collateral Agent, on behalf of the Holders, to have “control” as defined in the Code over the Deposit Accounts (as defined in Article 9 of the Code) (other than Excluded Accounts) specified in the Perfection Certificate as of the Issue Date and maintained by any Note Party on the Issue Date, in each case, among the Collateral Agent, the applicable Note Party and the applicable financial institution or securities intermediary at which such Deposit Account (as defined in Article 9 of the Code) is maintained;

(f)

Within seventy-five (75) days after the Issue Date (or such later date as the Collateral Agent may agree), the Company shall deliver, or cause to be delivered, to the Collateral Agent, fully executed and notarized mortgages for any fee-owned real property specified in the Perfection Certificate as of the Issue Date and owned by the Company in the United States, in each case, having a fair market value of greater than $1,000,000 (as determined in good faith by the Company), along with ALTA mortgage title insurance policies issued by a title insurance company reasonably acceptable to the Collateral Agent, assuring the Collateral Agent that the mortgage covering such real property creates a valid and enforceable second priority mortgage lien on such real property (subject to the Intercreditor Agreement and Permitted Liens), free and clear of all defects and encumbrances, except Permitted Liens, which title insurance policies shall (i) otherwise be in form and substance reasonably satisfactory to the Collateral Agent and (ii) include such endorsements as requested by the Collateral Agent;

(g)

Within forty-five (45) days after the Issue Date (or such later date as the Collateral Agent may agree), the Company shall execute such Intellectual Property security agreements as the Collateral Agent may reasonably request to perfect the Collateral Agent’s security interest in Intellectual Property owned by the Company and specified in the Perfection Certificate as of the Effective Date, for recording with the United States Copyright Office and the United States Patent and Trademark Office, as the case may be (for the avoidance of doubt, the Company shall not be obligated to perfect any foreign Intellectual Property); and

(h)

No later than thirty (30) days after the Issue Date (or such later date as the Collateral Agent may agree), the Company shall deliver, or cause to be delivered to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, a global intercompany note and the related allonge with respect to Intercompany Debt in which the Company has granted a security interest to the Collateral Agent under Section 19.01; provided that, notwithstanding the foregoing, to the extent that any Lien on any Collateral is perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the

Designated First Lien Representative (as defined in the Intercreditor Agreement), the Designated Second Lien Representative (as defined in the Intercreditor Agreement) or agents or bailees of the Designated First Lien Representative (as defined in the Intercreditor Agreement) or Designated Second Lien Representative (as defined in the Intercreditor Agreement), respectively, in each case, in accordance with the Intercreditor Agreement, the perfection actions and related deliverables described in this Schedule 13.08 shall not be required.

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF BEYOND MEAT, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATEST OF (X) ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO, (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (AS DETERMINED IN GOOD FAITH BY THE COMPANY), AND (Z) THE DATE THE COMPANY RECEIVES NOTICE FROM A HOLDER REQUESTING THAT THE LEGEND BE REMOVED, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(C) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[INCLUDE FOLLOWING OID LEGEND IF APPLICABLE]

[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THE NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT BEYOND MEAT, INC., 888 N. DOUGLAS ST., SUITE 100, EL SEGUNDO, CALIFORNIA, 90245, ATTENTION: CHIEF LEGAL OFFICER.]

Beyond Meat, Inc.

Convertible Senior Secured Second Lien PIK Toggle Notes due 2030

No. [_______]	[Initially][1] $[________]

[CUSIP No. [ • ]]2 3

Beyond Meat, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]4 [________]5, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]6 [of $[______]]7, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $208,717,000 in aggregate at any time (exclusive of any PIK Notes)[, in accordance with the rules and procedures of the Depositary,]8 on October 15, 2030, and interest thereon as set forth below.

Subject to the Indenture and the following paragraph, this Note shall bear interest at the rate of either (i) 7.00% per year, if Cash Interest or Common Stock Interest is paid, or (ii) 9.50% per year, if PIK Interest is paid, in each case from October 15, 2025, or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until October 15, 2030. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. Interest is payable in Common Stock in the case of Stock Interest or in cash in the case of Cash Interest, or PIK Notes are issuable in the case of PIK Interest, in each case semi-annually in arrears on each May 1 and November 1, commencing on May 1, 2026, to Holders of record at the close of business on the preceding April 15 and October 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

[1]	Include if a global note.
[2]

This Note will be deemed to be identified by CUSIP No. [ • ] from and after such time when the Company delivers, pursuant to Section 2.05(c) of the within-mentioned Indenture, written notice to the Trustee of the occurrence of the Resale Restriction Termination Date and the removal of the restrictive legend affixed to this Note in accordance with the applicable procedures of the Depositary.

[3]	Include if a global note.
[4]	Include if a global note.
[5]	Include if a physical note.
[6]	Include if a global note.
[7]	Include if a physical note.
[8]	Include if a global note.

In the absence of a Default or Event of Default and (i) in the event the Company does not intend to pay interest 100% in the form of PIK Interest, the Company shall deliver an Interest Determination Notice to the Trustee and the Paying Agent not less than five (5) Business Days prior to the Interest Payment Date of the relevant Interest Period in accordance with Section 2.03 of the Indenture and (ii) in the event the Company intends to pay any interest in the form of Common Stock Interest, the Company shall deliver a Stock Interest Notice to the Trustee and the Holders no later than the date that is one (1) Trading Day prior to the commencement of the relevant Stock Interest Determination Period in accordance with Section 2.03 of the Indenture. Any PIK Interest on the Global Notes will increase the principal amount of the Global Notes by an amount equal to the amount of PIK Interest for the applicable period (rounded to the nearest whole dollar, with amounts of $0.50 or more being rounded up). Any references to the principal amount of any Global Note herein shall mean the then current principal amount as increased by any PIK Interest, and references to accrued but unpaid interest shall not include any interest provided for as PIK Interest. Following an increase in the principal amount of the outstanding Global Notes as a result of PIK Interest, the Global Notes will bear interest on such increased principal amount from and after the date of such increase.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(d) of the Indenture.

The Company shall pay the principal of and Cash Interest on this Note, if and so long as such Note is a Global Note, in immediately available funds in lawful money of the United States at the time to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its Corporate Trust Office located in the United States of America, as a place where Notes may be presented for payment or for registration of transfer and exchange.

The Company’s obligations under this Note are fully and unconditionally guaranteed, jointly and severally, by the Guarantors from time to time party to the Indenture, if any.

This Note will be secured by the Collateral. Reference is made to the Indenture and the Collateral Documents for terms relating to such security, including the release, termination and discharge thereof. The Company shall not be required to make any notation on this Note to reflect any grant of such security or any such release, termination or discharge.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving each of the Holder of this Note and the Company the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

BEYOND MEAT, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Beyond Meat, Inc.

Convertible Senior Secured Second Lien PIK Toggle Notes due 2030

This Note is one of a duly authorized issue of Notes of the Company, designated as its Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 (the “Notes”), initially limited to the aggregate principal amount of $208,717,000 (exclusive of any PIK Notes) all issued or to be issued under and pursuant to an Indenture dated as of October 15, 2025 (the “Indenture”), among the Company, the Guarantors and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Collateral Agent, the Company, the Guarantors and the Holders of the Notes. Additional Notes and PIK Notes may be issued, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, all payments and deliveries in respect of any Optional Redemption, Mandatory Conversion, Mandatory Equitization or Net Proceeds Offer on the relevant Optional Redemption Date, Conversion Date, equitization date or Net Proceeds Purchase Date, as applicable, and the principal amount on the Maturity Date, as the case may be, to the Holder who delivers a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority (or 75%, as applicable) in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion or equitization of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof (or denominations of $1.00 and any integral multiple of $1.00 in excess thereof after a PIK Payment). At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes delivered for such exchange.

Under certain circumstances, the Company may force a Mandatory Conversion or Mandatory Equitization of the Notes in accordance with the terms and subject to the conditions specified in the Indenture. No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price. Under certain circumstances, the Company be required to make a Net Proceeds Offer in accordance with the terms and subject to the conditions specified in the Indenture.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A9

SCHEDULE OF EXCHANGES OF NOTES

Beyond Meat, Inc.

Convertible Senior Secured Second Lien PIK Toggle Notes due 2030

The initial principal amount of this Global Note is _________ MILLION DOLLARS ($[_______]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[9]	Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Beyond Meat, Inc.

To: Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: Beyond Meat Administrator

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount (or if a PIK Payment has been made, $1.00 principal amount) or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Further, the undersigned represents and warrants that compliance by the Company with this notice will not be deemed to result in a of the Beneficial Ownership Limitation included in Section 14.14 of the Indenture being exceeded. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Current aggregate beneficial ownership of Common Stock of Economic Interest Holder and its Attribution Parties (at time of this Notice of Conversion): ____________________shares of Common Stock.

Dated:

Signature(s)

Signature Guarantee

1

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $______.00

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Beyond Meat, Inc.

To: Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: Beyond Meat Administrator

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Beyond Meat, Inc. (the “Company”), as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.01 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount (or if a PIK Payment has been made, $1.00 principal amount) or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the Business Day immediately succeeding corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repurchased (if less than all): $______.00

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

To: Beyond Meat, Inc.

To: Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: Beyond Meat Administrator

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to any Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐ To Beyond Meat, Inc., or a subsidiary thereof; or

☐ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

1

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

2

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY GUARANTORS10

[________] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 20__, among BEYOND MEAT, INC., a Delaware corporation, as issuer (the “Company,”), WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee,”) and as collateral agent (in such capacity, the “Collateral Agent”) and__________________ (the “Guarantor”), a subsidiary of the Company.

W I T N E S S E T H:

WHEREAS, the Company has heretofore executed and delivered to Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”) under the Indenture referred to below an indenture (the “Indenture”), dated as of October 15, 2025 providing for the issuance of Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 10.01 of the Indenture, the Guarantor, the Trustee and the Collateral Agent are authorized to enter into this Supplemental Indenture without the consent of the Holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantee. The Guarantor hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 13 thereof.

4. Governing Law; Jurisdiction. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMNTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[10]	Note: The form of Supplemental Indenture may be modified with respect to the Dutch Entity to the extent required pursuant to Dutch law, including the Dutch Works Councils Act.

B-1

The Guarantor irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Supplemental Indenture may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Guarantee have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

5. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the other parties hereto shall be deemed to be their original signatures for all purposes.

All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or other electronic signature provider that the Guarantor plans to use or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. Guarantor agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

6. Effect of Headings. The Section headings herein are for convenience or reference only and are not intended to be considered a part hereof and shall not affect the construction hereof.

7. The Trustee and Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which recitals are made solely by the Guarantor.

B-2

IN WITNESS WHEREOF, the [party][parties] hereto [has][have] caused this Supplemental Indenture to be duly executed, all as of the date first above written.

BEYOND MEAT, INC.,

By:
Name:
Title:

[GUARANTOR],

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee and as Collateral Agent

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee and as Collateral Agent

By:
Name:
Title:

B-3